                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                            Touch Tone America, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                               TOUCH TONE AMERICA, INC.

                     1771 E. FLAMINGO ROAD, BUILDING B, SUITE 200
                               LAS VEGAS, NEVADA 89119

                                      NOTICE OF
                           SPECIAL MEETING OF STOCKHOLDERS

                              TO BE HELD MARCH 30, 1998

TO THE STOCKHOLDERS OF
TOUCH TONE AMERICA, INC.

     Notice is hereby given that a Special Meeting of Shareholders of TOUCH TONE AMERICA, INC. (the "Company") will be held at 1771 E. Flamingo Road, Building B, Suite 200, Las Vegas, Nevada 89119, on Monday, the 30th day of March, 1998 at nine o'clock in the morning (9:00 a.m.) for the following purposes:

     1. to consider and, if deemed advisable, to pass a resolution approving the Agreement and Plan of Reorganization, as amended, entered into by the Company and Orix Global Communications, Inc., and authorizing the Company to acquire all the issued and outstanding shares of Orix Global Communications, Inc., a Nevada corporation, in consideration for the issuance of 33,732,980 shares of the Company's Common Stock to the stockholders of Orix. Immediately after the acquisition there were approximately 38,301,225 shares of the Company's Common Stock issued and outstanding.

     2. if the Acquisition submitted for approval under Proposal 1 is adopted, to consider and if deemed advisable, to elect five directors to hold office until their successors are duly elected and qualified;

     3. if the Acquisition submitted for approval under Proposal 1 is adopted, to consider and, if deemed advisable, to pass a resolution authorizing the Company to change its state of incorporation from the State of California to the State of Delaware, by means of a merger of the Company with and into a wholly owned Delaware corporation formed solely for the purpose of completing the merger;

     4. to approve the appointment by the Board of Directors of Hein + Associates LLP as independent auditors for the fiscal year ending May 31, 1998 on the terms set forth in the accompanying Proxy Statement; and

     5. to transact such other business as may properly be brought before the meeting or any adjournments thereof.

     The text of the Agreement and Plan of Reorganization, as amended, and the text of the Agreement and Plan of Merger are set out in Exhibit A, and B respectively to the Proxy Statement which accompanies this notice.

     The Board of Directors has fixed the close of business on March 2, 1998 as the record date for the determination of stockholders entitled to notice of and to vote at the Special Meeting. A list of such shareholders will be available for examination at the offices of the Company at 1771 E. Flamingo Road, Building B, Suite 200, Las Vegas, Nevada 89119, at least ten days prior to the Special Meeting.

     Under Chapter 13 of the California General Corporation Law, holders of record of Common Stock who vote against the Acquisition and the reincorporation, may, under certain circumstances, require the Company to purchase their shares for cash at the "fair market value". See "Rights of Dissenting Shareholders in the accompanying Proxy Statement.

IF YOU ARE UNABLE TO ATTEND THE SPECIAL MEETING IN PERSON, KINDLY READ THE NOTES ON THE REVERSE SIDE OF THE PROXY, THEN COMPLETE AND RETURN THE PROXY WITHIN THE TIME SET OUT IN THE NOTES. THE PROXY IS SOLICITED BY MANAGEMENT, BUT YOU MAY AMEND IT BY

STRIKING OUT THE NAMES LISTED AND INSERTING THE NAME OF THE PERSON YOU WISH TO REPRESENT YOU AT THE MEETING.

     Your attention is directed to the Proxy Statement accompanying this notice for a more complete statement regarding matters to be acted upon at the Special Meeting.


                              By Order of the Board of Directors



                              Kerry Rogers,
                              President and Chief Executive Officer



Las Vegas, Nevada
March 2, 1998

                                  TABLE OF CONTENTS

TO THE STOCKHOLDERS OF TOUCH TONE AMERICA, INC.. . . . . . . . . . . . . . .   5
GENERAL INFORMATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
     Solicitation of Proxies . . . . . . . . . . . . . . . . . . . . . . . .   5
     Appointment and Revocation of Proxies . . . . . . . . . . . . . . . . .   5
     Exercise of Discretion by Proxies . . . . . . . . . . . . . . . . . . .   6
     Voting of Shares. . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
THE ACQUISITION OF ORIX GLOBAL COMMUNICATIONS. . . . . . . . . . . . . . . .   7
     Background for the Acquisition. . . . . . . . . . . . . . . . . . . . .   7
     Ratification by Shareholders. . . . . . . . . . . . . . . . . . . . . .  10
     Management of the Company After the Acquisition . . . . . . . . . . . .  10
     Prior Business Relationship Between the Parties . . . . . . . . . . . .  10
     Overview of Operations and Business of Orix . . . . . . . . . . . . . .  10
     Other Products and Services . . . . . . . . . . . . . . . . . . . . . .  14
     Description of Orix Capital Stock . . . . . . . . . . . . . . . . . . .  15
     Financial Statements. . . . . . . . . . . . . . . . . . . . . . . . . .  15
     Institutional Private Placement . . . . . . . . . . . . . . . . . . . .  15
     Vote Required; Board Recommendation . . . . . . . . . . . . . . . . . .  18
     The Board of Directors Unanimously Recommends a Vote "For" the
     Acquisition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
ELECTION OF DIRECTORS. . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
     Background of Nominees. . . . . . . . . . . . . . . . . . . . . . . . .  19
     Vote Required; Board Recommendation . . . . . . . . . . . . . . . . . .  20
REINCORPORATION OF THE COMPANY IN DELAWARE . . . . . . . . . . . . . . . . .  20
     Introduction. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
     General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
     Principal Reasons for the Delaware Reincorporation. . . . . . . . . . .  23
     Possible Disadvantages. . . . . . . . . . . . . . . . . . . . . . . . .  24
     Changes in Capital Structure Caused by the Reincorporation. . . . . . .  25
     Significant Changes Caused by Reincorporation . . . . . . . . . . . . .  25
     Indemnification and Limitation of Liability . . . . . . . . . . . . . .  28
     Cumulative Voting for Directors . . . . . . . . . . . . . . . . . . . .  30
     Other Matters Relating to Directors . . . . . . . . . . . . . . . . . .  31
     Shareholder Power to Call Special Shareholders' Meeting . . . . . . . .  32
     Advance Notice Requirement for Shareholder Proposals and Director
     Nominations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
     Anti-takeover Measures. . . . . . . . . . . . . . . . . . . . . . . . .  32
     Loans to Officers, Directors, and Employees . . . . . . . . . . . . . .  34
     Class Vote for Certain Reorganizations. . . . . . . . . . . . . . . . .  34
     Inspection of Shareholder Lists . . . . . . . . . . . . . . . . . . . .  34
     Appraisal Rights. . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
     Voting and Appraisal Rights in Certain Transactions . . . . . . . . . .  35
     Dividends . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
     Application of California Law after Reincorporation . . . . . . . . . .  35
     Ratification of Material Changes in Constating Documents Affecting
     Stockholders' Rights. . . . . . . . . . . . . . . . . . . . . . . . . .  36
     Tax Consequences. . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
     Board Recommendation and Vote Required. . . . . . . . . . . . . . . . .  38
SELECTION OF INDEPENDENT AUDITORS. . . . . . . . . . . . . . . . . . . . . .  38
RIGHTS OF DISSENTING SHAREHOLDERS. . . . . . . . . . . . . . . . . . . . . .  39
INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON . . . . . . . . . .  40
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT . . . . . . .  41
STATEMENT OF EXECUTIVE COMPENSATION. . . . . . . . . . . . . . . . . . . . .  42
     Compensation of Directors . . . . . . . . . . . . . . . . . . . . . . .  42
     Compensation Committee Interlocks and Insider Participation . . . . . .  42
     Options Granted . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
     Compensation of Directors . . . . . . . . . . . . . . . . . . . . . . .  44

     Employment Contracts and Termination of Employment and
     Change-in-Control Arrangements. . . . . . . . . . . . . . . . . . . . .  44
MARKET PRICES AND DIVIDENDS. . . . . . . . . . . . . . . . . . . . . . . . .  44
DESCRIPTION OF THE COMPANY'S CAPITAL STOCK . . . . . . . . . . . . . . . . .  44
PRO FORMA CONSOLIDATED FINANCIAL INFORMATION WITH RESPECT TO THE
ACQUISITION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
STOCKHOLDER PROPOSALS. . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
OTHER MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45


                                    EXHIBITS

Agreement and Plan of Reorganization . . . . . . . . . . . . . . . . . Exhibit A
Agreement and Plan of Merger . . . . . . . . . . . . . . . . . . . . . Exhibit B
Articles of Incorporation of TTA Delaware, Inc.. . . . . . . . . . . . Exhibit C
By Laws of TTA Delaware, Inc.. . . . . . . . . . . . . . . . . . . . . Exhibit D
Audited Financial Statements of Orix at May 31, 1997 and unaudited financial statements for the three months ended on
August 31, 1996 and 1997 . . . . . . . . . . . . . . . . . . . . . . . Exhibit E
Pro Forma Financial Information of Touch Tone America, Inc. at
May 31, 1997 and October 31, 1997 after giving effect to the
Acquisition of Orix Global Communications, Inc.. . . . . . . . . . . . Exhibit F
California General Corporation Law - Dissenters Rights . . . . . . . . Exhibit G

                               TOUCH TONE AMERICA, INC.

                     1771 E. FLAMINGO ROAD, BUILDING B, SUITE 200
                               LAS VEGAS, NEVADA 89119

                           SPECIAL MEETING OF SHAREHOLDERS

                              TO BE HELD MARCH 30, 1998
                                ______________________

                                   PROXY STATEMENT
                                ______________________

     This Proxy Statement is furnished to the shareholders of Touch Tone America, Inc., a California corporation, (the "Company") in connection with the solicitation by the management of the Company of proxies to be used at the special meeting of stockholders of the Company to be held at the time and place and for the purposes set forth in the accompanying Notice of Special Meeting. The Special Meeting is being held for the purpose of voting upon the proposals for (i) the acquisition of all the issued and outstanding shares in the capital stock of Orix Global Communications, Inc. ("Orix"); (ii) the election of five directors; (iii) the change of state of incorporation of the Company from California to Delaware; (iv) the appointment of Hein + Associates LLP as independent auditors; and (v) such other business as may be brought before the Special Meeting. The Board of Directors of the Company has approved all the actions and transactions submitted to the shareholders for consideration and approval, and unanimously recommends the shareholders vote FOR the approval of all such actions and transactions.

     The principal executive offices of the Company are located at 1771 E. Flamingo Road, Building B, Suite 200, Las Vegas, Nevada 89119.

                                 GENERAL INFORMATION

SOLICITATION OF PROXIES

     The solicitation of proxies is made on behalf of the Company and all the expenses of soliciting proxies from stockholders will be borne by the Company. In addition to the solicitation of proxies by use of the mails, officers and regular employees may communicate with stockholders personally or by mail, telephone, telegram or otherwise for the purpose of soliciting such proxies, but in such event no additional compensation will be paid to any such persons for such solicitation. The Company will reimburse banks, brokers and other nominees for their reasonable out-of-pocket expenses in forwarding soliciting material to beneficial owners of shares held of record by such persons. The approximate date on which this Proxy Statement and the enclosed form of proxy are being first sent or given to stockholders is March 2, 1998.

APPOINTMENT AND REVOCATION OF PROXIES

     The persons named in the enclosed proxy are directors or officers of the Company. A stockholder desiring to appoint some other person to represent him at the meeting may do so by striking out the printed names and inserting such person's name in the blank space provided in the form of proxy and depositing the completed proxy with American Securities Transfer, 1825 Lawrence Street, #444, Denver, Colorado, 80202, not less than 48 hours, excluding Saturdays and holidays, preceding the meeting or an adjournment of the meeting. The other person need not be a stockholder of the Company.

     A stockholder who has given a proxy may revoke it either (a) by signing a proxy bearing a later date and depositing as aforesaid, or (b) by attending the meeting in person and registering with the scrutineers as a stockholder personally present, or (c) by an instrument in writing signed by the intermediary or shareholder or his attorney authorized in writing, and, in the case of a corporation, executed under its corporate seal or signed by a duly authorized officer or attorney for the corporation and either delivered to the registered office of the Company at 1771 E. Flamingo Road, Building B, Suite 200, Las Vegas, Nevada 89119 at any time up to and including the last business day preceding the day of the Meeting, or any adjournment thereof, or deposited with the Chairman of the Meeting on the day of the Meeting, prior to the hour of commencement, or (d) in any other manner provided by law.

EXERCISE OF DISCRETION BY PROXIES

     The persons named in the enclosed form of proxy will vote the shares on any poll in accordance with the direction of the stockholder appointing them. IN THE ABSENCE OF ANY DIRECTION, IT IS INTENDED THE SHARES WILL BE VOTED FOR ALL PROPOSALS SET OUT IN THE PROXY.

     The enclosed form of proxy confers discretionary authority upon the persons named therein with respect to amendments or variations to matters itemized in the accompanying Notice of Special Meeting or on any other matter that may properly come before the Meeting. At the time of printing of this Proxy Statement, the management of the Company knew of no other matters that may properly come before the Meeting other than those referred to in the accompanying Notice of Special Meeting.

VOTING OF SHARES

     On the date of the accompanying Notice of Special Meeting the Company was authorized to issue 100,000,000 common shares and had outstanding 38,301,225 such shares, each carrying the right to one vote, so that the aggregate number of votes attaching to all the outstanding shares is 38,301,225. The former stockholders of Orix will be excluded from voting on Proposal 1 regarding the ratification of the Acquisition of Orix. The aggregate number of votes attaching to the outstanding number of shares entitled to vote on Proposal 1 is 4,568,245. In addition, the Company is authorized to issue 10,000,000 Preferred Shares, none of which are outstanding. March 2, 1998, has been fixed in advance by the directors as the record date for the purpose of determining members entitled to notice of the meeting and to vote thereat. This proxy statement has been mailed on or about March 2, 1998, to all stockholders of record at the close of business on March 2, 1998 and to intermediaries.

     In order to approve a motion proposed at the Meeting in accordance with California law, a majority of greater than 50% of the votes cast either in person or by proxy is required (an "ordinary resolution").

     Abstentions and broker non-votes are included in the determination of the number of shares present and entitled to vote for purposes of determining a quorum. Abstentions and broker non-votes, however, do not constitute a vote "for" or "against" against any special resolution and thus will be disregarded in the calculation of a plurality or of "votes cast." Accordingly, abstentions and broker non-votes will have the same effect as a vote against the motions.

     The persons named in the accompanying Proxy as proxyholders are directors or senior officers of the Company. A SHAREHOLDER OR AN INTERMEDIARY HOLDING SHARES AND ACTING ON BEHALF OF AN UNREGISTERED SHAREHOLDER HAS THE RIGHT TO APPOINT A PERSON (WHO NEED NOT BE A SHAREHOLDER) TO ATTEND AND ACT ON HIS BEHALF AT THE MEETING OTHER THAN THE PERSONS NAMED IN THE PROXY AS PROXYHOLDERS. TO EXERCISE THIS RIGHT, THE SHAREHOLDER OR INTERMEDIARY MUST STRIKE OUT THE NAMES OF THE PERSONS NAMED IN THE PROXY AS PROXYHOLDERS AND INSERT THE NAME OF HIS NOMINEE IN THE SPACE PROVIDED.

     A shareholder or intermediary acting on behalf of a shareholder may indicate the manner in which the persons named in the enclosed Proxy are to vote with respect to any matter by checking the appropriate space. On any poll required by virtue of 5% or more of the outstanding shares of the Company being represented by proxies at the Meeting that are to be voted against a matter or by a shareholder or proxyholder requesting a poll, those persons will vote or withhold from voting the shares in respect of which they are appointed in accordance with the directions, if any, given in the Proxy provided such directions are certain.

     If the shareholder or intermediary acting on behalf of a shareholder wishes to confer a discretionary authority with respect to any matter, then the space should be left blank. IN SUCH INSTANCE, THE PROXYHOLDER, IF ONE PROPOSED BY MANAGEMENT, INTENDS TO VOTE THE SHARES REPRESENTED BY THE PROXY IN FAVOR OF THE MOTION. The enclosed Proxy, when properly signed, also confers discretionary authority with respect to amendments or variations to the matters identified in the Notice of Meeting and with respect to other matters which may be properly brought before the Meeting. At the time of printing this Proxy Statement, the management of the Company is not aware that any such amendments, variations or other matters are to be presented for action at the Meeting. If, however, other matters which are not now known to the management should properly come before the Meeting, the Proxies hereby solicited will be exercised on such matters in accordance with the best judgment of the nominees.

     The Proxy must be dated and signed by the shareholder or by his attorney authorized in writing or by the intermediary acting on behalf of a shareholder. In the case of a corporation, the Proxy must be executed under its corporate seal or signed by a duly authorized officer or attorney for the corporation.

     COMPLETED PROXIES TOGETHER WITH THE POWER OF ATTORNEY OR OTHER AUTHORITY, IF ANY, UNDER WHICH IT WAS SIGNED OR A NOTARIALLY CERTIFIED COPY THEREOF MUST BE DEPOSITED WITH THE COMPANY'S TRANSFER AGENT, AMERICAN SECURITIES TRANSFER, 1825 LAWRENCE STREET, #444, DENVER, COLORADO 80202, AT LEAST 48 HOURS (EXCLUDING SATURDAYS AND HOLIDAYS) BEFORE THE TIME OF THE MEETING OR ADJOURNMENT THEREOF. UNREGISTERED SHAREHOLDERS WHO RECEIVED THE PROXY THROUGH AN INTERMEDIARY MUST DELIVER THE PROXY IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN BY SUCH INTERMEDIARY.

     The person duly appointed under any instrument of proxy will only be entitled to vote the shares represented thereby if the instrument of proxy together with any instrument which may be required as set out in the instrument of proxy is deposited with American Securities Transfer ("AST") at the address aforesaid not less than 48 hours, excluding Saturdays and holidays, preceding the meeting or an adjournment of the meeting.

                 THE ACQUISITION OF ORIX GLOBAL COMMUNICATIONS, INC.
                                     (PROPOSAL 1)

     The shareholders of the Company, at the exclusion of the former shareholders of Orix, are invited to consider and, if deemed advisable, to pass a resolution approving the Agreement and Plan of Reorganization, as amended, entered into by the Company and Orix, and authorizing the Company to acquire all the issued and outstanding shares of Orix.

BACKGROUND FOR THE ACQUISITION

     On May 15, 1997 the Company's Board of Directors engaged Cornwell Consulting Services ("CCS") of Dover, Florida, on the recommendation of the officers and directors, various investors and Barron Chase Securities, Inc., the underwriter of the Company's 1996 initial public offering. CCS is a consultant in mergers and acquisitions, the sale of corporate assets, and turn-around specialists for telecommunications companies in financial difficulty. At the time of the recommendation, the price of the Company's Common Stock listed on the NASDAQ had declined from a high of $7.00 per share to $0.625 per share.
The Company was in bad financial condition, in turmoil and disarray, due to the impact of the aborted merger attempt with Arcada Communications, Inc., the AT&T claims which could have resulted in a substantial financial liability, and declining long distance revenues. The Company suffered continual additional losses from operations and as a result its capital base was eroded.

     CCS recommended the Company search for a merger candidate to take over the Company's operations and management, and to sell GetNet International, Inc, the
Company's wholly-owned subsidiary, to raise needed operating capital.   A GetNet
offering package was developed and distributed to potential buyers. Two bids were received.

     An alternative plan was developed on May 22, 1997 with ORIX Global Communications ("Orix"), one of the GetNet bidders. Orix was approached as a reverse merger candidate, similar to the transaction contemplated with Arcada

Communications, Inc. It was felt that this would create an infusion of technology, management, customers, and revenues to utilize the existing GetNet communications infrastructure. Specifically, Orix had current and planned traffic requirements on routes for which GetNet had significant excess capacity under "take or pay" contracts. Orix had requirements for both voice and IP network interconnections in locations where GetNet already had negotiated space and peering agreements. Orix had developed and was implementing an ATM (Asynchronous Transfer Mode) based architecture, which could reduce GetNet's operating costs by allowing the deployment of Cisco IP routers behind the ATM switches, allowing more efficient utilization of overall bandwidth and inserting a new level of network management. Finally, the combined usage of GetNet and Orix, if directed to the same underlying carrier, such as Wiltel/Worldcom, could result in better discount schedules for both companies.

     A letter of intent was signed with Orix on June 20, 1997; GetNet was removed from a sale status and existing bidders were so informed. The definitive agreement (Agreement and Plan of Reorganization) was signed with Orix on August 14, 1997 and Kerry Rogers, the President of Orix, was engaged as a Consultant to the Board of Directors on a month to month basis until shareholder approval of the definitive Agreement. Under the helm of Orix, the Company was successful in arresting operation losses. The CCS consulting agreement terminated September 15, 1997.

     Board members Matt Barletta and Michael J. Canney, resigned on April 16, and May 14, 1997, respectively. To facilitate the attempted turnaround and provide CCS with the necessary power to take action, Robert C. Vaughan, Larry C. Cornwell and Dr. Edward D. Wirth, Jr. were appointed as Directors. Mr. Vaughan resigned on June 6, 1997, leaving Messrs. Cornwell, Wirth and Walko as the Company's remaining Directors. Mr. Cornwell served as the interim President until September 15, 1997 and David J. Smith remained as Secretary and Chief Financial Officer, but terminated with the Company on September 12, 1997. Dr. Wirth served as the acting President of the Company and GetNet until December 31, 1997. Kerry Rogers is currently President of TTA and Werner Baumann is currently President of GetNet.

     On August 11, 1997, the Company entered into an Agreement and Plan of Reorganization (the "Agreement") pursuant to which the shareholders of Orix would sell all the issued and outstanding common stock of Orix (the "Shares"). On November 7, 1997, the parties amended the Agreement in order to substitute the consideration given by the Company for the Shares, as well as condition the closing of the transaction upon certain terms. The Company agreed to acquire all the Shares in exchange for such number of Common Shares of the Company's Common Stock to represent after issuance 65% of all such issued and outstanding shares after giving effect to all options, warrants or other rights calling for issuances of Common Shares of the Company's Common Stock. One of the conditions precedent to the Agreement was the Company remaining in compliance with the NASD Marketplace Rules and maintaining the listing of its Common Stock on the NASDAQ Small/Cap Market. Orix had discretion not to consummate the Acquisition if any of the conditions precedent under the Agreement were not satisfied.

     On October 16, 1997 the NASDAQ notified the Company that as a result of its failure to produce its annual report on a timely basis and to satisfy the requirements for continued listing on the NASDAQ Small/Cap Market, the Company's Common Stock would be delisted. The Company had failed to meet the criteria since approximately May 31, 1997. The NASDAQ further indicated that it had been apprised that the Company entered into an Agreement and Plan of Reorganization with Orix and that the combination of the two companies would satisfy the NASDAQ capital and surplus requirements, and that the Company anticipated that its stockholders would vote overwhelmingly in favor of the acquisition of Orix. Nonetheless, the NASDAQ informed the Company that it would not afford it an extension in time in which to evidence compliance with the capital and surplus requirements for continuum listing, and that the shares would be delisted on October 23, 1997.

     The NASDAQ informed the Company, in a letter dated November 5, 1997, that the delisting action referred in the October 16, 1997 letter was stayed. The NASDAQ informed the Company that a formal request for a temporary exemption to the total assets requirements of the NASDAQ Marketplace Rules would be considered at an oral hearing scheduled for Thursday, December 4, 1997. On December 16, 1997, the Company announced that the NASDAQ notified the Company that as a result of its failure to satisfy the listing requirements for continued listing on the NASDAQ Small/Cap Market the Company's Common Stock was delisted. This determination was made by the Listing Qualification Panel following a verbal hearing before the Panel on December 4, 1997 in connection with the Company's request for the continued inclusion on the NASDAQ Small/Cap Market notwithstanding its failure to meet the total assets and capital surplus requirements that are set forth in the NASDAQ Marketplace Rules. Based on the contemplated acquisition of Orix and an envisaged private placement, the Panel was of the opinion that the proposed transactions would result in a change of control, financial structure and business, and that the NASDAQ Marketplace Rules for initial inclusion requirements are applicable.

     As a result of the delisting of the Company's Common Stock from the NASDAQ Small/Cap Market, on December 18, 1997 Orix agreed to close the Acquisition on the basis of new terms and conditions which included the issuance of 33,732,980 shares as consideration for all the issued and outstanding shares of Orix, representing approximately 80% of all issued and outstanding shares of the Common Stock of the Company after giving effect to all options, warrants and other rights calling for issuance of Common Shares of the Company's Common Stock. Orix also agreed to close the Acquisition if the institutional private placement described below was consummated concurrently with the closing of the Acquisition.

     The basis upon which shares of Orix's Common Stock were exchanged for the shares of Common Stock of the Company was established through arm's length negotiations between the Company and Orix. There was no relationship between Orix or its stockholders, on the one hand, and the Company, on the other hand, prior to entering into the Agreement, except for the consulting agreement entered into in August 1997 with Kerry Rogers, the President of Orix, to serve as a consultant to the Board of Directors of the Company on a month to month basis until shareholder approval of the Acquisition.

     On December 31, 1997, the Company acquired all the issued and outstanding shares of Orix Global Communications, Inc., a Nevada corporation ("Orix") in accordance with the terms of an Agreement and Plan of Reorganization among the Company, Orix and the stockholders of Orix (the "Acquisition"). Subject to the ratification by the shareholders of the Company, the Acquisition was consummated by the issuance of 33,732,980 shares of the Company's Common Stock to the stockholders of Orix. Immediately after the acquisition there were approximately 38,301,225 shares of the Company's Common Stock issued and outstanding. As a result of the transaction, the former shareholders of Orix acquired control of the Company, and Orix became a wholly-owned subsidiary of the Company.

     All of Orix's outstanding common stock had been held of record and beneficially by seven shareholders. The Company has been advised that none of the former Orix stockholders is acting as a group with respect to the Orix common stock, nor do any of the former Orix stockholders share any dispositive or voting powers with respect to their shares of Orix.

     Orix operates as a reseller of communications network equipment and circuits, and provides voice, Internet, data, video and wireless services in the U.S. and international markets. See "Overview of Operations and Plan of Business of Orix."

     Proforma financial information of the Company at May 31, 1997 and October 31, 1997 after giving effect to the Acquisition is attached to this Proxy Statement as Exhibit F.

REASONS FOR THE ACQUISITION

     The Board of Directors of the Company considered a number of factors when approving the Acquisition including, but not limited to, the following:

(i) information concerning the financial condition and results of operation of the Company on both historic and a prospective basis;
(ii) the historic market price and recent trading patterns of the Common Stock of the Company and the value of the Company as a going concern
(iii) alternatives to an acquisition that might be available to the Company and its shareholders;
(iv) the ability of Orix Global Communications to contribute to the future growth, viability and success of the Company;
(v) the need to afford the Company's shareholders with a return on their investment and liquidity;

(vi)      the opportunity of bringing on Orix management to manage the Company;
(vii)     the need to maintain the Company's listing on the NASDAQ; and
(viii) the terms, conditions, price and other aspects of other transactions similar to the contemplated Acquisition.

     In view of the wide variety of factors considered in connection with the evaluation of the Acquisition, the Board of Directors did not find it practicable to assign relative weights to the specific factors considered in reaching its decision. Barron Chase Securities, Inc. has rendered a verbal opinion to the Board of Directors to the effect that the terms and conditions of the Acquisition are fair to the shareholders. The principal alternative of the Company which was considered by the Board of Directors was to attempt to raise additional equity and shore up its capital base.

     The historical trading prices of the Company's common stock have ranged from a high $7.00 to a low of $0.625. See "Market Prices and Dividends". On December 18, 1997 the last trading day price prior to the public announcement that the Company had agreed to purchase all the issued and outstanding shares of Orix Global Communications, the closing sales price as reported on the NASDAQ was $0.625.

RATIFICATION BY SHAREHOLDERS

     The Acquisition remains subject to the ratification by a majority of the shareholders of the Company, excluding the former stockholders of Orix ("Shareholder Ratification"). Should the stockholders of the Company not ratify the Acquisition, the Orix stockholders have the right under the Agreement to cause the Company to undo the Acquisition and to make the parties whole and in the same position they were in prior to the closing of the Acquisition.

MANAGEMENT OF THE COMPANY AFTER THE ACQUISITION

     In connection with the Acquisition, Messrs. Kerry L. Rogers, Robert A. Michel, W. Bruce Voss, and Eckley M. Keach were nominated to the Company's Board of Directors. They join Messrs. Larry Cornwell, Bruce Walko, and Dr. Edward D. Wirth. The new Board of Directors has elected the following officers: President and Chief Executive Officer - Kerry L. Rogers, Executive Vice-President and Secretary - Robert A. Michel, Vice-President and Chief Financial
Officer - W. Bruce Voss. Bruce Walko and Dr. Edward D. Wirth agreed to resign as Directors of the Company following stockholder ratification of the Acquisition.

PRIOR BUSINESS RELATIONSHIP BETWEEN THE PARTIES

     On August 14, 1997, the Company engaged Kerry Rogers under an independent contractor agreement for a period of one year to advise the Company in making recommendations to and consulting with the Board of Directors pending shareholder approval of the Agreement and Plan of Reorganization. As compensation for his services, Rogers will receive an honorarium of $10,000 per month.

     On November 3, 1997, the Company agreed to hire Werner Baumann, an employee of Orix to perform certain services for GetNet on an independent contractor basis. His responsibilities include making recommendations to and consulting with the Board of Directors pending shareholder approval of the Acquisition.
Mr. Baumann will receive nominal fees for his services. On January 20, 1998, Mr. Baumann was appointed President of GetNet.

OVERVIEW OF OPERATIONS AND BUSINESS OF ORIX

     ORIX operates as a reseller of communication network equipment and circuits, and provides voice, Internet, data, video and wireless services in the United States and international markets. ORIX is considered a VALUE ADDED RESELLER, or VAR and the ORIX Global Gate Network is considered a VALUE ADDED NETWORK, or VAN.

     To provide voice, Internet and wireless services, ORIX developed a high-speed data network identified as the

ORIX Global Gate Network-TM-(1). The network delivers such services as well as new and developing technologies to Latin America and Mexico. The network is a combination of Asynchronous Transfer Mode (ATM) and Frame Relay communication technology that integrates high speed data switches with fiber optics, copper, satellite, microwave and other emerging wireless technologies.

     ORIX's marketing strategy is focused on immediate international opportunities using currently available ATM and Frame Relay technology over the ORIX Global Gate Network.

     COMPANY HISTORY. The company was formed in 1996 and began business as a learning center for business professionals to take advantage of the growing electronic marketplace. Initially fueled by applications such as local area networking, the birth of the World Wide Web, and a growing international marketplace, ORIX has evolved into a many faceted and dynamic organization. The company now maintains a presence in the United States and Mexico.

     The Company's success is attributable to its ability to transform emerging technologies into practical revenue producing products and services. This is predicated on the company's senior management's keen understanding of networking, technological underpinnings and theories, their ability to transform the technologies into breakthrough products and diffuse same in international markets.

     ORGANIZATIONAL STRUCTURE. ORIX is organized as a Nevada corporation. Its principle offices are located at 1771 East Flamingo Road, Las Vegas, Nevada 89119, (702) 792-2500. ORIX is registered with the FCC under license number ITC-97-199.

     The directors and officers of ORIX are:

     Nominee                  Age                 Position
     -------                  ---                 --------

     Kerry Rogers              40            President, Chief Executive Officer
                                             and Director
     Robert A. Michel          42            Executive Vice President, General
                                             Manager, Secretary, Treasurer and
                                             Director
     William Bruce Voss        49            Vice President, General Counsel and
                                             Director
     Eckley M. Keach           44            Director

     The background of each member of the management team is as follows:

     KERRY ROGERS serves as President, Chief Executive Officer and Director of Orix. In August 1995, Mr. Rogers formed Digitainment Corporation with the intent of linking Diamond In The Sun, Inc., a music production company, Video Link, a video conferencing company, and On Ramp Internet Computer Services, Inc., a company formed by Mr. Rogers in late 1993 to deliver Internet content services to the Las Vegas market with emphasis on gaming and entertainment. During the summer of 1994, he successfully launched Vegas.Com and created Wagernet, an interactive gaming technology platform. In January 1996, he unwound the Digitainment Corporation transaction and formed Orix Systems, Inc. with the idea of Orix Systems, Inc. inheriting the operations of On Ramp
Internet Computer Services, Inc.   In June 1996, Mr. Rogers  formed Orix
Leasing, which eventually became Orix Global Communications, Inc., a provider of telecom services. From December 1989 to August 1992, he served as Executive Vice President of Financial Funding of Nevada, Inc., implementing and directing all data processing for their Chicago and Nevada offices. During that time, he created a mortgage software package successfully cutting down on the average loan processing time from 60 days to 20 days. He sold his interest in the company in 1992. Mr. Rogers is a Director of Vegas. Net LLC.

     ROBERT A. MICHEL, serves as Executive Vice President, General Manager,
Secretary and Treasurer of Orix.   He is also a Director of the Company.  Mr.
Michel joined On Ramp Internet Computer Services, Inc. as General Manager

--------------------------

          (1)  Global Gate Network is a trademark of ORIX.

in May 1995. He continued his service as General Manager with Orix Systems, Inc. when it was formed in January 1996 inheriting the operations of On Ramp Internet Computer Services, Inc. Mr. Michel has over 20 years experience in various engineering, manufacturing, and electronic/mechanical maintenance fields, with strength developed in design and implementation of Configuration Management programs and computer-based Information Systems. In July 1995, he served as the National Chairman, Data Management Committee, of the Association for Configuration and Data Management (ACDM).

     WILLIAM BRUCE VOSS is currently a Director, Vice President and Chief Financial Officer of the Company and Vice President and General Counsel to Orix. Mr. Voss is an attorney and was admitted to the California Bar in 1975. Mr. Voss is a partner of Voss & Lawyers. From 1994 to 1997, he was counsel to Cummins & White of Los Angeles, and Newport Beach, California, and Taiwan where he specialized in domestic and international business transactions and litigation. From 1990 to 1994, Mr. Voss was Of Counsel with Haight, Brown and Bonesteell, Santa Ana, California. Mr. Voss is also Vice President and General Counsel of Micro Optics Design Corporation, Irvine, California, and Moncton, New Brunswick (manufacturers of optometry equipment) and of Catalina Clipper LLC (transportation and cruise ships).

     ECKLEY M. KEACH is a Director of Orix. Mr. Keach was admitted to the Bar in South Carolina (1984), and Nevada (1984). Mr. Keach is a partner with Goodman, Chesnoff & Keach, Attorneys at Law in Las Vegas, Nevada. Mr. Keach is a member of the Clark County and American Bar Association; State Bar of Nevada; South Carolina Bar; The Association of Trial Lawyers of America; Nevada Trial Lawyers Association; California Trial Lawyers Association and National District Attorneys Association. Mr. Keach is a graduate from the University of South Carolina (B.S.) in 1977; and University of South Carolina (J.D.) 1983.

     There are currently 20 staff employees and several full-time contract employees. The company expects to double the number of employees within the next year. Four support groups support the company's four technological areas, namely Administration Support, Engineering/Technical Support, Operational Support, and Design/Production. Until recently engineering support was outsourced to engineering firms which maintain test labs for configuration and operational testing.

     The company's core functions are the organization, transportation and termination of voice, data and video traffic. These core functions are performed by the support groups and the global sales unit.

     ORIX GLOBAL GATE NETWORK. ORIX Global Gate Network is a private network, which provides private and secure access and transport of data. Using a network of nodes and gateways, users can access private networks, such as corporate intranets, public networks and the Internet. Access is available in any increment supported by a particular protocol.

     CONVERSION, FORMATS AND PROTOCOLS. The ORIX Global Gate Network is comprised of circuits and equipment capable of transporting data, using a variety of communication protocols including ATM and Frame Relay. ORIX Global Gate Network also utilizes an X.25 international access network and transports Internet traffic in native IP/IPX formats.

     The key to the ORIX Global Gate Network is that voice, video and data are all converted, compressed and transported in a data format over data circuits. Prior to recent advancements in communication technology, voice traffic was transported over voice circuits while data transport required it own data circuits. These traditional voice networks required customers (corporate clients) to purchase long distance voice services from one of the traditional long distance carriers, and to pay per-minute rates. Data was sent in a bitstream format and could not be transported simultaneously over the same voice circuit.

     The advent of the Internet, and specifically the TCP/IP protocol, allowed data to be combined into packets, and the packets to be transported over data circuits. These packets, referred to as IP (Internet Protocol) packets, provide more efficacious telecommunications; for instance, they are not as susceptible to line noise and external interference as bitstream data. In addition, if a packet loses integrity or gets lost along the way, the intended receiver can request for it to be resent (instead of resending the entire file).

     ORIX packages voice and video bitstreams into packets much the same way that data is put into packets. By converting data, voice and video into a common format, such as ATM, data can be transported over the same data circuit simultaneously. When voice is transported over a private ATM network, the per-minute long distance charges are averted.

     The transport of voice in a data format, specifically in Internet protocal, is not regulated in the U.S., as is the case in most countries. As countries around the world head toward deregulation, data carriers, such as ORIX, are getting into the voice market. This market can be very lucrative to a data carrier because of the relatively inexpensive cost of equipment required compared to the traditional voice switches. Competition in these markets is growing. Viability turns on the ability of a corporation to maintain technological leadership and attract clients. There are no assurances that Orix will maintain their technological edge and be capable to attract new clients.

     CONVERSION. The ORIX Global Gate Network utilizes high-speed switches that convert voice to data packets (for Frame Relay transport) or cells (for ATM transport). Once in a data format, the switches compress and mux (aggregate) the data into larger trunks extending from the U.S. to other countries. Transport is further enhanced through dynamic bandwidth allocation.

     ORIX presently compresses data on the network to a maximum of 8:1 compression ratio using algorithms developed by leading switch manufacturers. This allows the ORIX Global Gate Network to reduce transport costs by a factor of eight without compromising quality. The significance of this process can be appreciated, for instance, by the fact that a 1.5Mbps circuit from the U.S. to Hong Kong costs approximately $60,000 per month. ORIX Global Gate Network can compress eight 1.5Mbps voice trunks into one circuit for overseas transport.

     The key to making the voice-data-voice conversion/compression work is being able to transport the packets or cells at an extremely high rate. High-speed switches and fiber optics are called upon to perform this part of the equation. Technology is continually advancing the speed at which packet switching can occur. If the frames or cells are not transported at a high enough rate, the delay will cause echo in a voice conversation and jerky motion in a video stream. ORIX addresses the basic challenge in voice-over-frame relay or voice-over-ATM.

     TRAFFIC SOURCES. ORIX can provide specific international transport for carriers of all three Tier groups. Minutes are bought at the lowest price available as long as voice quality and integrity is maintained to satisfactory levels. Carriers are broken down by tiers on the basis of their revenue levels as outlined below.

     - Tier I (more than $1 Billion in revenue) AT&T, LDDS/WorldCom, MCI, Frontier, Sprint.
     - Tier II (between $100 Million and $1 Billion in revenue ) Network Long Distance, LCI International, US Long Distance, ACC Long Distance, Telco Communications, MidCom Communications, Phoenix Network.
     - Tier III (between $25 and $100 Million in revenue) Total-Tel USA, EqualNet, Incomnet, US Wats, Cherry Communications.

     ORIX has signed up four Tier II carriers to provide switched telecommunications on its network and is negotiating with others. The operating agreements are for 12 or 36 months and may be terminated at any time in certain circumstances. As of the date of this Proxy Statement, ORIX had commenced service under two of the agreements. Orix has entered into confidentiality, non-circumvention and non-competition agreements with such carriers. Moreover, several of the carriers listed above are direct competitors of Orix. In addition, an Internet Service Provider (ISP) buys ORIX Global Gate Network bandwidth and resells it as dial-up access and to World Wide Web providers that maintain websites. Video services are purchased by corporate clients desiring to send live video feeds over the Internet, or for video conferencing applications.

     DATA CIRCUITS. Voice, data and video are transported over data circuits. Data circuits used by the ORIX Global Gate Network are leased from a variety of carriers, both foreign and domestic. Current carriers used by the ORIX Global Gate Network include MCI, Sprint, IXC, and Avantel. Circuits are leased typically for three year periods in bandwidth/speeds of T-1 (1.544Mbps), DS-3 (45Mbps), E-1 (foreign - 2.044Mbps), and fractions thereof. Special equipment is used for making conversions from U.S.A. standard of T-1 to the European standard of E-1. Satellite circuits are leased from an Andrew Corporation affiliate on a month-to-month basis.

     BACKBONE HARDWARE. An essential ingredient for the ORIX Global Gate Network is backbone hardware which can be described as fixed circuits or point-to-point circuits. Hardware providing access to major backbones have been acquired from U.S. companies with extensive expertise in ATM and Frame Relay applications such as Digital Equipment Corporation, Yurie, ADC Kentrox, Northern Telecom (Nortel), Micom (recently purchased by Nortel). All hardware purchases are made with conditional purchase orders subject to testing. Orix is currently testing hardware supplied by these manufacturers, and in certain cases, has been afforded extensions to perform the tests.

OTHER PRODUCTS AND SERVICES

     DEVELOPMENT. The company is dedicated to the development of new telecommunication applications. Currently, it has invested approximately $1 million in the configuration and design of new products and services.

     PROPRIETARY TECHNOLOGY. The particular combinations of software, hardware, electronic and telecommunication technology, designed and configured by ORIX, are proprietary, confidential and constitute company trade secrets. The company chose not to file for patent protection for their current innovations.

     MARKETS.  Operations are broken down into four technological areas, namely:

     - Voice Services - corporate and commercial voice applications. The company holds a FCC 214 License that permits transport and termination of international long distance.

     -    Data Services - point-to-point data transport such as corporate data.

     - Internet Services - international Internet access provided to corporate entities.

     - Wireless Services - prepaid cellular and prepaid calling card network service facilities, wireless T-1/E-1 connectivity, satellite long-haul networks and microwave local loop services

     MEXICAN OPERATIONS. ORIX has recently implemented a network segment between the United States and several key points in Mexico. This network segment utilizes state-of-the-art communication switches that offer the latest in data transport and conversion technology. As a result, the network moves data traffic more efficiently across international borders (in excess of 10 times) than the industry standard today. It will easily transport video, voice and data at higher transfer rates than previously possible.

     ORIX is exploring the opportunity of offering a prepaid cellular and calling card platform in Mexico. The Company is assessing profit margins and the applicability of regulations and licensing requirements.

     KANSAS CITY OPERATIONS. On January 26, 1998 Orix entered into a lease agreement for space in Kansas City to accommodate its DSC DEX 600SC switch purchased from DSC Corporation. The Orix Global Gate Network utilizes high speed switches, like the DSC DEX 600SC, to aggregate voice which is converted to data packets or cells. DSC Corporation has been contracted by Orix to expand and upgrade the switches located in Kansas City and Las Vegas. Orix is installing additional high speed ATM equipment allowing for transmission of IP data throughout its network. Management expects Kansas City to become a major hub for their Orix Global Gate Network enabling them to interface with clients in a central U.S. location.

     INTERNATIONAL INTERNET ACCESS. ORIX chose early on not to get in the Internet Service Provider (ISP) business by correctly anticipating moves from the major telcos to drastically cut monthly access fees. Accordingly, the company chose to concentrate on providing access on a wholesale basis to ISP's in developing countries. ORIX now provides access in Mexico and is presently connecting several other countries. The service is provided through the ORIX Global

Gate Network. The location in Mexico is a hub allowing for expansion into Latin America and Asia.

     Through these hubs ORIX can provide private data networks, X.25, X.28 (data protocols), Frame Relay, Frame Cell and ATM services. The Company is embarking on an ambitious marketing plan in both these high growth regions of the world. Demand in these areas is extensive and ORIX is quickly positioning itself to meet this demand.

     WIRELESS SERVICES. The ORIX Global Gate Network can provide wireless services through leased satellite circuits (reseller) and microwave local loops. ORIX has successfully transported voice encapsulated in the Frame Relay protocol over satellite from the U.S. to international distributors.

     PREPAID CALLING CARDS. ORIX provides engineering/technical support and program management for a prepaid calling card and cellular platform operating from Las Vegas, NV. The prepaid program targets consumers with past credit blemishes, college students, and low income areas. Surprisingly, the prepaid program has shown success in other mainstream parts of the U.S. as well.

     Future projects include prepaid cellular in Mexico and other Latin American countries, prepaid Internet cards, prepaid video conferencing and a multi-use prepaid card (used for gasoline, phone, food and other products).

     BILLING. ORIX typically generates invoices on a weekly basis. Invoices are delivered every Monday morning and payment is expected every Friday. Credit is limited to the amount that a customer deposits in cash with ORIX or in an acceptable letter of credit.

     Voice services billing is generated from Call Detail Reports (CDR) obtained from the termination providers. This CDR is processed using a proprietary billing software application. All billing and credit terms are delineated in the ORIX Switched Services Agreement or the accompanying Service Schedule that is signed prior to service. Data and Internet customers are billed on a monthly basis, normally at a flat monthly rate.

DESCRIPTION OF ORIX CAPITAL STOCK

     The Orix Certificate of Incorporation (the "Orix Certificate") currently authorizes the issuance of up to 2,500 shares of Orix Common Stock. At November 1, 1997, there were issued and outstanding 1,200 shares of Orix Common Stock. All outstanding shares of Orix Common Stock are fully paid and non-assessable. The summary contained herein of certain provisions of Orix's capital stock does not purport to be complete and is qualified in its entirety by reference to the provisions of the Certificate of Incorporation of Orix.

FINANCIAL STATEMENTS

     Orix's audited financial statements as at May 31, 1997, and unaudited financial statements for the three months ended on August 31, 1996 and 1997 are attached to this Proxy Statement as Exhibit E.

INSTITUTIONAL PRIVATE PLACEMENT

     SECURITIES PURCHASE AGREEMENT. On December 31, 1997, and concurrent with the Acquisition, the Company entered into a Securities Purchase Agreement with Infinity Investors Limited, a Nevis West Indies corporation ("Infinity"), pursuant to which the Company agreed to issue and sell to Infinity $2,500,000 principal amount of 8% Convertible Exchangeable Debentures due December 31, 1999 (the "Debentures"). The funds were advanced on January 6, 1998.

     Effective on the first business day following the ratification by a majority of the Company's shareholders of the Acquisition of all the issued and outstanding shares of Orix, the outstanding principal balance (together with accrued and unpaid interest ) of the Debentures shall be automatically exchanged for an equal stated amount of the Company's Series B Preferred Shares. (See below for a description of the Series B Preferred Shares). The Company agreed to use its best lawful efforts to obtain such Shareholder Ratification as soon as practicable following the closing of the private placement and in all events by June 30, 1998. In addition, in the event shareholder ratification is not obtained by then,

Infinity may require the Company and Orix, jointly and severally, to repay the Debentures. This obligation is secured by a pledge to Infinity (x) by the Company and each Orix shareholder of all outstanding capital stock of Orix pursuant to a certain Stock Pledge Agreement, and (y) by Orix of all of its assets pursuant to a certain Asset Pledge Agreement (collectively the "Pledge Agreements"). Infinity agreed to refrain from exercising these remedies for a period of thirty (30) days following such event during which period Orix shall in good faith seek to repay the Debenture. Moreover, the Company further agreed to submit to the Company's shareholders the reincorporation of the Company from the State of California to the State of Delaware

     The proceeds of the private placement, after satisfaction of the settlement agreement with AT&T in the amount of $150,000 and payment of the expenses of the transaction, were advanced by the Company to Orix (the "Orix Advance"). The funds will be used to expand the Orix network, and for general working and growth capital requirements. An amount of $420,000 was retained by the escrow agent until consummation of the acquisition of all the issued and outstanding shares of UCI Teleport, Inc., a Florida corporation which holds the rights to acquire an earth satellite station in Florida. The acquisition of UCI Teleport, Inc. was consummated on January 14, 1998. Orix agreed to reimburse the Orix Advance to the Company no later than December 31, 1999, except in the event Shareholder Ratification is not obtained and Infinity exercises its remedies under the Pledge Agreements.

     The Series B Preferred Shares consists of 10,000 authorized shares of Preferred Stock and the stated value shall be $1,000 per share. The Series B Preferred Stock shall rank prior to the Company's common stock, and to any class or series of capital stock of the Company. The Series B Preferred Shares shall pay a cumulative dividend of 8% per year. The holders of Series B Preferred Shares are entitled to liquidation preference upon liquidation, dissolution or winding up of the Company in an amount equal to $1,000 per share plus all accrued and unpaid dividends. In certain events, including the change of control of the Company, the Company may be required to redeem the Series B Preferred Stock. The Company agreed to file with the Secretary of State of California the Series B Preferred Shares Certificate of Designation as soon as practicable after the Closing.

     The Series B Preferred Stock may be converted into shares of the Company's common stock. The "Conversion Price" shall be $1.46. During each of the calendar months of March through July, 1998 the Conversion Price shall be reset at the lower of $1.46. and the then applicable Reset Price. The Reset Price shall be the daily-weighted average sales price on the principal securities exchange for the immediately preceding calendar month. In no event shall a holder of the Convertible Debenture be entitled to convert any portion of the Debenture and the Option Debentures in excess of that number of shares upon conversion of which the sum of the number of shares of Common Stock beneficially owned would result in beneficial ownership by a holder of more than 4.9% of the outstanding shares of Common Stock.

     OPTION AGREEMENT. On December 31, 1997, the Company entered into an Option Agreement with Infinity pursuant to which the Company agreed to grant to Infinity an option to assign and convey to the Company debentures, preferred shares and\or commons shares of United Petroleum Corporation, a Delaware corporation (the "UPC Securities") with an exchange amount not to exceed in the aggregate for all such assignments of $11,000,000 (the "Maximum Exchange Amount"). The Option may be exercised at any time prior to the second anniversary date of the Option Agreement. Upon exercise of the Option, the escrow agent will issue to Infinity either 8% convertible exchangeable debentures due December 31, 1999 (if the Shareholder Ratification has not occurred) (the "Option Debentures") or Series C Preferred Shares (if the Shareholder Ratification has occurred).

     The Company agreed to file with the Secretary of State of California the Series C Preferred Shares Certificate of Designation and deposited in escrow pursuant to the terms of the Escrow Agreement the Option Debenture in the aggregate principal balance of the Maximum Exchange Amount.

     Effective on the first business day following the Shareholder Ratification of the Acquisition of all the issued and outstanding shares of Orix, the outstanding principal balance ( together with accrued and unpaid interest ) of the Option Debentures shall be automatically exchanged for an equal stated amount of the Company's Series C Preferred Shares.

     The Series C Preferred Shares consists of 10,000 authorized shares of Preferred Stock and the stated value shall be $1,000 per share. The Series C Preferred Stock shall rank prior to the Company's common stock, and to any class or series of capital stock of the Company except the Series B Preferred Stock. The Series C Preferred Shares shall pay a cumulative dividend of 8% per year. The holders of Series C Preferred Shares are entitled to liquidation preference upon liquidation, dissolution or winding up of the Company in an amount equal to $1,000 per share plus all accrued and unpaid dividends.

     In certain events, including the change of control of the Company, the Company may be required to redeem the Series C Preferred Stock

     The Series C Preferred Stock may be converted into shares of the Company's common stock. The "Conversion Price" shall be $2.92. On the first day of each of the calendar months of March through July, 1998 (each such date being a "Reset Date") the Conversion Price shall be reset at the lower of $2.92 or two (2) times the then applicable Reset Price. The Reset Price shall be the daily-weighted average sales price on the principal securities exchange for the immediately preceding calendar month.

     REGULATION S UNDER THE SECURITIES ACT. The Debenture, the Option Debentures, and the Warrant have been, and the Series B and C Preferred Shares issued in exchange therefor shall be, issued by the Company in a private placement pursuant to Regulation S promulgated under the Securities Act of 1933, as amended ("Regulation S"). The Company relied on a number of facts and representations made by Infinity in the Securities Purchase Agreement and the Option Agreement to make the exemption available. The private placement constitutes an offshore transaction, and did not involve any directed selling efforts in the U.S. as such terms are defined under Regulation S.

     The Company entered into a Registration Rights Agreement dated as of December 31, 1997 affording Infinity the right to cause the Company to prepare and file a registration statement to effect the registration under the Securities Act of all, but not less than all, of the number of shares of Common Stock issued upon conversion of the Debentures, the Series B or C Preferred Shares, and the Common Shares issued upon exercise of the Warrants, in the event Regulation S is amended or modified either (x) to increase to more than 40 the number of days contained in the Restricted Period or (y) so that the Conversion Shares or Warrant Shares would be deemed "restricted securities" pursuant to the Securities Act.

     CERTAIN CONDITIONS TO PRIVATE PLACEMENT. As long as Infinity owns, in the aggregate, not less than 25% of the Debenture (or an equivalent amount of Common Stock issued upon conversion of the Debentures or the Option Debentures), a representative of Infinity will have all the rights of a director (exclusive of payment of director fees) but will not attend meetings of the Board of Directors and will not be entitled to vote on matters submitted for the Board's approval.

     The Company agreed to take all actions necessary such that the Company's Common Stock will be eligible for quotation on the OTC Market unless it becomes listed on a national exchange, and that at least ten members of the NASD continue to be registered as market makers with respect to the Company's shares of Common Stock

     PUT AND CALL AGREEMENT. On December 31, 1997, a Put and Call Agreement was executed among the Company and Infinity pursuant to which the Company has the right to require that Infinity repurchase on December 31, 1999 all (but not less than all) of the UPC Securities then owned by the Company at a purchase price equal to the product of thirty percent (30%) multiplied by the aggregate Exchange Amount of all UPC Securities being repurchased on the Put date. Under the Put and Call Agreement Infinity shall have the right, but not the obligation, for a period of thirty (30) days from December 31, 1999, to purchase from the Company any or all of the UPC Securities then owned by the Company at a call price of one hundred and ten percent (110%) of the aggregate Exchange Amount of the UPC Securities then owned by the Company. Such "Exchange Amount" means (i) with respect to debentures, the outstanding principal balance thereof, together with accrued and unpaid interest, (ii) with respect to preferred shares, the aggregate stated value thereof, together with accrued and unpaid dividends, and (iii) with respect to common shares, such amount will be determined on the basis of the average closing bid price.

     EQUITY LINE. Commencing July 1, 1998 and continuing through December 1, 1998, the Company may request that Infinity provide either (x) a structured equity funding line with a maximum commitment of $2,500,000 (the "Equity Line") or (y) a commitment to acquire an additional $2,500,000 stated value of Company's Series B Shares containing terms (including the conversion price) identical to those provided in the Securities Purchase Agreement and in the Series B Certificate of Designation (the "Additional Series B Share Acquisition"). The terms of Equity Line provides that the Company will issue Common Stock at a purchase price equal to 85% of the then applicable market price of the Common Stock.

     Infinity was granted a warrant to purchase 400,000 shares of Common Stock in the event the Company fails to notify Infinity by July 31, 1998 that it desires Infinity to provide either the Equity Line or Additional Series B Share Acquisition. The purchase price per share of Common Stock issuable upon exercise of the warrant shall be $1.46. During each of the calendar months of March through July, 1998 the warrant purchase price shall be reset at the lower of $1.46 and the then applicable Reset Price. The Reset Price shall be the daily-weighted average sales price on the principal securities exchange for the immediately preceding calendar month.

VOTE REQUIRED; BOARD RECOMMENDATION

     Approval of the Acquisition will require the affirmative vote of the holders of a majority of the outstanding shares of the Company's Common Stock entitled to vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ACQUISITION.


                                ELECTION OF DIRECTORS
                                     (Proposal 2)

     The proposal to elect the nominees for the Board of Directors listed below is contingent upon the approval by the Shareholders of the Company submitted for approval under Proposal 1.

     Under the Agreement and Plan of Reorganization, the current Directors of the Company agreed to tender their written resignations as of the Effective Date of the Acquisition. Accordingly, if the Acquisition submitted for approval under Proposal 1 is adopted, all current Directors will immediately resign. The following individuals are nominees to take office as directors of the Company when the resignation of the current Directors become effective. All nominees have consented to being named herein and to serve if so elected. Shares represented by proxies solicited hereby will be voted FOR the election of the Board nominees unless authority to so vote is withheld.

     Nominee             Age            Principal Occupation
     -------             ---            --------------------

Kerry Rogers             40        President, Chief Executive Officer and
                                   Director of the Company and Orix Global
                                   Communication, Inc.

Robert A. Michel         42        Executive Vice President and Secretary of the
                                   Company, and Executive Vice President,
                                   General Manager, Secretary and Treasurer,
                                   Orix Global Communication, Inc.

Eckley M. Keach          44        Partner, Goodman, Chesnoff & Keach, Attorneys
                                   at Law

William Bruce Voss       49        Partner, Voss & Associates, Attorney at Law

Larry Cornwell           55        President, Cornwell Consulting Services

     The Company has no reason to believe that any nominee for election will not be able to serve his prescribed term. Should any nominee become unavailable to serve, the proxy solicited hereby may be voted for election of such other person as will be designated by the Board of Directors. The background of each of the nominees is set forth below.

BACKGROUND OF NOMINEES

     KERRY ROGERS currently serves as President, Chief Executive Officer and Director of the Company and of Orix Global Communications, Inc. ("Orix"). In August 1995, Mr. Rogers formed Digitainment Corporation with the intent of linking Diamond In The Sun, Inc., a music production company, Video Link, a video conferencing company, and On Ramp Internet Computer Services, Inc., a company formed by Mr. Rogers in late 1993 to deliver Internet content services to the Las Vegas market with emphasis on gaming and entertainment. During the summer of 1994, he successfully launched Vegas.Com and created Wagernet, an interactive gaming technology platform. In January 1996, he unwound the Digitainment Corporation transaction and formed Orix Systems, Inc. with the idea of Orix Systems, Inc. inheriting the operations of On Ramp Internet Computer Services, Inc. In June 1996, he formed Orix Leasing, which eventually became Orix Global Communications, Inc., a provider of telecom services. From December 1989 to August 1992, he served as Executive Vice President of Financial Funding of Nevada, Inc., implementing and directing all data processing for their Chicago and Nevada offices. During that time, he created a mortgage software package successfully cutting down on the average loan processing time from 60 days to 20 days. He sold his interest in the company in 1992. Mr. Rogers is also Director of Vegas.Net LLC.

     In July 1985, Mr. Kerry Rogers was found guilty of a one-count information charging him with being an accessory after the fact to a violation of Title 18, United States Code, Sections 3 and 1343. Mr. Rogers was a senior officer of a company which had borrowed funds from an individual who had, unbeknownst to Mr. Rogers, obtained the funds by means of fraud from a Bank. Mr. Rogers subsequently learned of the fraud, and was found liable for not reporting same immediately to law enforcement agencies. Mr. Rogers was sentenced to one year imprisonment. Mr. Rogers subsequently prevailed in a civil suit against the Bank.

     ROBERT A. MICHEL currently serves as Director, Executive Vice-President, and Secretary of the Company, and Director, Executive Vice President, General Manager, Secretary and Treasurer of Orix. Mr. Michel joined On Ramp Internet Computer Services, Inc. as General Manager in May 1995. He continued his service as General Manager with Orix Systems, Inc. when it was formed in January 1996 inheriting the operations of On Ramp Internet Computer Services, Inc. Mr. Michel has over 20 years experience in various engineering, manufacturing, and electronic/mechanical maintenance fields, with strength developed in design and implementation of Configuration Management programs and computer-based Information Systems. In July 1995, he served as the National Chairman, Data Management Committee, of the Association for Configuration and Data Management
(ACDM).

     WILLIAM BRUCE VOSS is currently a Director, Vice President and Chief Financial Officer of the Company and Vice President and General Counsel to Orix. Mr. Voss is an attorney and was admitted to the California Bar in 1975. Mr. Voss is a partner of Voss & Lawyers. From 1994 to 1997, he was counsel to Cummins & White of Los Angeles, and Newport Beach, California, and Taiwan where he specialized in domestic and international business transactions and litigation. From 1990 to 1994, Mr. Voss was Of Counsel with Haight, Brown and Bonesteell, Santa Ana, California. Mr. Voss is also Vice President and General Counsel of Micro Optics Design Corporation, Irvine, California, and Moncton, New Brunswick (manufacturers of optometry equipment) and of Catalina Clipper LLC (transportation and cruise ships).

     ECKLEY M. KEACH is currently a director of the Company and Orix. Mr. Keach is an attorney and was admitted to the Bar in South Carolina (1984) and Nevada
(1984). Mr. Keach is a partner with Goodman, Chesnoff & Keach, Attorneys at Law in Las Vegas, Nevada. Mr. Keach is a member of the Clark County and American Bar Association; State Bar of Nevada; South Carolina Bar; The Association of Trial Lawyers of America; Nevada Trial Lawyers Association; California Trial Lawyers Association and National District Attorneys Association.

     LARRY C. CORNWELL is President and Chief Executive Officer of Cornwell Consulting Services, Inc. ("CSC") of Dover, Florida, Mr. Cornwell has over 37 years in the telecommunications industry and has handled over 20 acquisitions, advised on numerous mergers and assisted with several reorganizations and restructurings of failing companies. Mr. Cornwell specializes in the identifying of potential merger targets, assisting in their valuation, conducting due diligence and formulating post merger strategies. Mr. Cornwell is a director of the Company.

VOTE REQUIRED; BOARD RECOMMENDATION

       Election of the nominees will require the affirmative vote of the holders of a majority of the outstanding shares of the Company's Common Stock entitled to vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE 'FOR' THE ELECTION AS DIRECTOR OF EACH OF THE NOMINEES LISTED ABOVE.


                      REINCORPORATION OF THE COMPANY IN DELAWARE
                                     (PROPOSAL 3)
                  (THE PROPOSAL TO REINCORPORATE THE COMPANY IN THE
                  STATE OF DELAWARE IS CONTINGENT UPON THE APPROVAL
                BY THE SHAREHOLDERS OF THE COMPANY OF THE ACQUISITION
                       SUBMITTED FOR APPROVAL UNDER PROPOSAL 1)

INTRODUCTION

       For the reasons set forth below, the Board of Directors believes that the best interests of the Company and its stockholders will be served by changing the domicile of the Company from California Corporation Law to Delaware Corporation Law (the "Delaware Reincorporation"). The effect of the change of domicile will be that the Company shall cease to be a company within the meaning of the California Corporation Law and will be a corporation under the Delaware General Corporation Law (the "Delaware Corporation Law") as if it had been incorporated under the Delaware Corporation Law. STOCKHOLDERS ARE URGED TO READ CAREFULLY THE FOLLOWING SECTIONS OF THE PROXY STATEMENT, INCLUDING THE RELATED EXHIBITS, BEFORE VOTING ON PROPOSALS WHICH, IF APPROVED, WILL AUTHORIZE THE COMPANY TO CHANGE ITS DOMICILE TO DELAWARE.

       Throughout this Proxy Statement, the term "Delaware Company" refers to the TTA Delaware, Inc. a Delaware corporation formed by the Company in anticipation of the Delaware Reincorporation and is the proposed successor to the Company. Delaware Company has been inactive since inception. Upon completion of the merger the Company will operate under the name "Orix Global Communications Corporation."

       The reincorporation of the Company to Delaware under the Delaware Corporation Law requires approval by a resolution of stockholders passed in general meeting by a majority vote of those voting at the meeting in person or by proxy ("Resolution"). Upon receipt of such consent and approval, the Company intends to change its state of incorporation from California to Delaware by the merger (the "Merger") of the Company with and into Delaware Company. The merger of the Company gives rise to dissent rights pursuant to the California Corporation Law. See "Right of Dissenting Shareholders" herein for details.

       The Merger will be effected in accordance with the terms of the Agreement and Plan of Merger, a form of which is attached hereto as Exhibit B (the "Merger Agreement"). Upon completion of the Merger, (i) the Company will cease to exist, (ii) the stockholders of the Company's Common Stock automatically will become the stockholders of Delaware Company, (iii) the stockholders' rights, as stockholders of Delaware Company and no longer as stockholders of the Company, will be governed by Delaware law, Delaware Company's Restated Certificate of Incorporation and Delaware Company's Bylaws rather than by California law, the Company's current Articles and Bylaws of the Company, (iv) all options and rights to purchase shares of the Company's Common Stock automatically will be converted into options or rights to acquire an equal number of equivalent shares of Delaware Company's Common Stock, (v) no change will occur in the name, physical location, business, management, assets, liabilities or net worth of the Company and (vi) the incumbent directors and officers of the Company will serve in their respective capacities as directors and officers of Delaware Company.

       After the effective time (the "Effective Time") of the Merger, the Company will become a company governed by the Delaware Corporation Law. Differences between the California Corporation Law and the Delaware Corporation Law and between the Company's existing Bylaws and Articles (the "California Constating Documents") and the Restated Certificate of Incorporation and Bylaws of Delaware Company ("the "Delaware Constating Documents"), will result in various changes to the capital structure of the Company and in the rights of current stockholders of the Company. By approving the Merger and Delaware Reincorporation, stockholders of the Company will be authorizing the replacement of the California Constating Documents with the Delaware Constating Documents, including those provisions of Delaware Company's Restated Certificate of Incorporation and Bylaws relating to the limitation of director liability and expanded scope of indemnification of directors, officers and key employees under Delaware law, and including those provisions having "anti-takeover" implications, which may be of significance to the Company and its stockholders in the future.

       Pursuant to the Merger Agreement, each outstanding share of the Company's Common Stock, automatically will be converted into one share of Delaware Company Common Stock, upon the Effective Time. Each stock certificate representing issued and outstanding shares of the Company's Common Stock will be replaced with new stock certificates representing the same number of shares of Common Stock of Delaware Company. Following the Merger the Company will cause Letters of Transmittal to be delivered to stockholders requesting that stock certificates in the Company be delivered to the Company's transfer agent for replacement by stock certificates of Delaware Company. The Common Stock of the Company is trading on the National Association of Securities Dealers Automated Quotation System Bulletin Board ("NASDAQ"). After the Merger, Delaware Company's Common Stock will be traded on the NASDAQ without any interruption having occurred to the trading of the Company's Common Stock because of the Merger.

       As part of the Delaware Reincorporation, Orix Delaware will assume all of the obligations of the Company under the Company's outstanding stock options or warrants. If the Company's stockholders approve the Delaware Reincorporation, outstanding stock options or warrants to purchase the Company's Common Stock will be exercisable for equivalent shares of Delaware Company Common Stock, and all parties holding such options or warrants will be entitled to purchase shares of Delaware Company's Common Stock. As part of the Delaware Reincorporation, Orix Delaware also will assume all other employee benefit plans and arrangements of the Company. The stockholders' approval of the Delaware Reincorporation will constitute their approval of the assumption by Delaware Company of the options and warrants and all other employee benefit plans and arrangements of the Company.

       The discussion set forth below is qualified in its entirety, by reference to the Agreement and Plan of Merger, the Articles of Incorporation of TTA Delaware, Inc. (the "Certificate of Incorporation") and the Bylaws of TTA Delaware, Inc., draft copies of which are attached hereto as Exhibits B, C and D, respectively.

GENERAL

       The Board of Directors has unanimously approved a proposal to change the Company's state of incorporation from California to Delaware subject to the approval by the Shareholders of the Acquisition. The Board of Directors believed the change in domicile to be in the best interests of the Company and its shareholders for several reasons. The Company believes that the more favorable corporate environment afforded by Delaware will enable it to compete more effectively with other public companies, many of which are incorporated in Delaware, to attract and to retain new directors, as well as encourage directors to continue to make independent decisions in good faith on behalf of the Company. Reincorporation in Delaware will allow the Company increased flexibility and predictability afforded by Delaware law. Reincorporation in Delaware will afford the Company more flexibility to execute part of its business plan calling for expansion through acquisitions, as contemplated by the Acquisition of Orix Global Communications, Inc. submitted for approval under Proposal 1.

       Concurrent with the reincorporation, the Company proposes to adopt or maintain certain measures to make hostile takeovers of the Company more difficult. The Board believes that adoption or maintenance of these measures will enable the Board to consider fully any proposed takeover attempt to negotiate terms that maximize the benefit to the Company and its shareholders.

       In recent years, a number of major public companies have obtained the approval of their shareholders to reincorporate in Delaware. For the reasons explained below, the Company believes it is beneficial and important that the Company likewise avail itself of Delaware law.

       For many years Delaware has followed a policy of encouraging incorporation in that State. In furtherance of that policy, Delaware has adopted comprehensive corporate law that are revised regularly to meet changing business circumstances. The Delaware legislature is particularly sensitive to issues regarding corporate law and is especially responsive to developments in modern corporate law. The Delaware courts have developed expertise in dealing with corporate issues as well as a substantial body of case law construing Delaware's corporate law. As a result of these factors, it is anticipated that Delaware law will provide greater predictability in the Company's legal affairs than is presently available under California law.

       In 1986, Delaware amended its corporate law to allow corporations to limit the personal monetary liability of its directors for their conduct as directors under certain circumstances. The directors have elected to adopt such a provision in the Delaware certificate and bylaws. It should be noted that Delaware law does not permit a Delaware corporation to limit or eliminate the liability of its directors for international misconduct, bad faith conduct or any transaction from which the director derives an improper personal benefit or for violations of federal laws. The Board of Directors believes that Delaware incorporation will enhance the Company's ability to recruit and retain directors in the future, however, the shareholders should be aware that such a provision inures to the benefit of the directors, and the interest of the Board of Directors in recommending the reincorporation may therefore been conflict with the interest of the shareholders. See "Indemnification and Limitation of Liability" for a more complete discussion of these issues.

       In 1987, California amended its corporate law in a manner similar to Delaware to permit a California corporation to limit the personal monetary liability of its directors for their conduct as directors under certain circumstances. Nonetheless, the Board of Directors believes that the protection from liability for directors is somewhat greater under the Delaware law than under the California law and therefore the Company's objectives in adopting this type of provision can be better achieved by reincorporation in Delaware.

       The interests of the Board of Directors of the Company, management, and affiliated shareholders in voting on the reincorporation proposal may not be the same as those of unaffiliated shareholders. Delaware law does not afford minority shareholders some of the rights and protections available under California law. Reincorporation of the Company in Delaware may make it more difficult for minority shareholders to elect directors and influence Company policies. A discussion of the principal differences between California and Delaware law as they affect shareholders begins on page 22 of this Proxy Statement.

       In addition, portions of the reincorporation proposal may have the effect of deterring hostile takeover attempts. A hostile takeover attempt may have a positive or a negative effect on the Company and its shareholders, depending on the circumstances surrounding a particular takeover attempt. Takeover attempts that have not been negotiated or approved by the board of directors of a corporation can seriously disrupt the business of a corporation and generally present to the shareholders the risk of terms that may be less than favorable to all of the shareholders than would be available in a board approved transaction. Board approved transactions may be carefully planned and undertaken at an opportune time in order to obtain maximum value for the corporation and all of its shareholders with due consideration to matters such as the recognition or postponement of gain or loss for tax purposes, the management and business of the acquiring corporation, and maximum strategic deployment of corporate assets.

       The Board of Directors recognizes that hostile takeover attempts do not always have unfavorable consequences or effects described above and may frequently be beneficial to the shareholders, providing all of the shareholders with considerable value for their shares. However, the Board of Directors believes that the potential disadvantages of unapproved takeover attempts are sufficiently great to warrant introducing steps to reduce the likelihood of such takeover attempts are in the best interests of the Company and its shareholders. Accordingly, the reincorporation plan includes certain proposals that may have the effect of discouraging or deterring hostile takeover attempts. See "Anti-Takeover Measures" for a more complete discussion of these issues.

       The proposed reincorporation would be accomplished by merging the Company into a newly-formed Delaware corporation which, just before the merger, will be a wholly-owned subsidiary of the Company (the "Delaware Company"), pursuant to an Agreement and Plan of Merger (the "Merger Agreement"), a copy of which is attached to this Proxy Statement. Upon the effective date of the merger, the Delaware Company's name will be Orix Global Communications Corporation. The reincorporation will not result in any change in the Company's business, assets or liabilities, and will not result in any relocation of management or other employees.

       The affirmative vote of the holders of a majority of the outstanding shares of Common Stock present in person or represented by proxy and voting at the Special Meeting (and the affirmative vote of the holders of a majority of the shares necessary for a quorum at the Special Meeting) is required for approval of the reincorporation. A vote FOR the reincorporation proposal will constitute approval of the merger, the Delaware Company Certificate, the Delaware Company Bylaws, assumption of the indemnification agreements, the adoption and assumption by the Delaware Company of each of the Company's stock option, stock purchase, and employee benefit plans and all other aspects of this Proposal. For purposes of the vote, abstentions and broker non-votes will not be counted for any purpose in determining whether this matter has been approved. If approved by the shareholders, it is anticipated that the reincorporation would be completed as soon thereafter as practicable. The proposal to reincorporate the Company in the State of Delaware is contingent upon the approval by the Shareholders of the Company of the Acquisition submitted for approval under Proposal 1. The reincorporation may be abandoned or the Merger Agreement may be amended (with certain exceptions), either before or after shareholder approval has been obtained, if the opinion of the Broad of Directors, circumstances arise that make such action advisable; provided, that any amendment that would affect material changes from charter provisions discussed in this Proxy Statement would require further approval by the holders of a majority of the outstanding shares of Common Stock.

PRINCIPAL REASONS FOR THE DELAWARE REINCORPORATION

       ADVANTAGES OF DELAWARE CORPORATION LAW For many years, Delaware has followed a policy of encouraging incorporation under its jurisdiction. In furtherance of that policy, Delaware has long been the leading state in adopting, construing and implementing comprehensive and flexible corporate laws responsive to the legal and business needs of corporations. As a result, Delaware's General Corporation Law has become widely regarded as the most extensive and well-defined body of corporate law in the United States. Because of Delaware's prominence as the state of incorporation for many major corporations, both the legislature and courts in Delaware have demonstrated an ability and a willingness to act quickly and effectively to meet changing business needs. Moreover, the Delaware courts have rendered a substantial number of decisions interpreting and explaining Delaware law. The Delaware Reincorporation accordingly will be beneficial to the Company in that it will give the Company (i) a greater degree of predictability and certainty regarding how the Company's affairs should be conducted in order to comply with applicable laws (such predictability and certainty resulting from a large body of case law decided under those laws) and (ii) the comfort and security resulting from the Company's awareness of the responsiveness of Delaware's legislature and courts to the needs of corporations organized under Delaware's jurisdiction. For these reasons, many American corporations have initially chosen Delaware as their home state for their state of incorporation or have subsequently changed their corporate domicile to Delaware in a manner similar to the Delaware Reincorporation.

       ANTITAKEOVER IMPLICATIONS. Delaware, like many other states, permits a corporation to adopt a number of measures (through amendment of the corporate charter or bylaws or otherwise) designed to reduce a corporation's vulnerability to unsolicited takeover attempts. The Delaware Reincorporation is not being proposed in order to prevent any known attempt to acquire control of the Company, obtain representation on the Board of Directors or take any significant action affecting the Company. Such anti-takeover measures, which would enhance the ability of the Board of Directors to negotiate with an unsolicited bidder, include, but are not limited to, the adoption of severance agreements for the Company's management and key employees that become effective upon the occurrence of a change in control of the Company and the designation and issuance of preferred stock, the rights and preferences of which are determined by the Board of Directors (subject to the receipt of appropriate regulatory approval). Substantial judicial precedent also exists in the Delaware courts as to the legal principles applicable to such defensive measures and as to the conduct of the Board of Directors under the business judgment rule with respect to unsolicited takeover attempts, and, in the context of a future unsolicited takeover event, such precedent will give the Board of Directors greater assurance and confidence that the defensive strategies and conduct of the Board of Directors are in full compliance with applicable laws and will be effective under the circumstances.

       The Board of Directors believes that unsolicited takeover attempts may be unfair or disadvantageous to the Company and its stockholders because:

       a. a non-negotiated takeover bid may be timed to take advantage of temporarily depressed stock prices;

       b. a non-negotiated takeover bid may be designed to foreclose or minimize the possibility of more favorable competing bids; and

       c. a non-negotiated takeover bid may involve the acquisition of only a controlling interest in the Company's stock, without affording all stockholders the opportunity to receive the same economic benefits.

       Certain effects of the Delaware Reincorporation may be considered to have antitakeover implications. Section 203 of the Delaware General Corporation Law, from which Delaware Company does NOT intend to opt out, restricts certain "business combinations" with "interested stockholders" for three years following the date on which a person becomes an interested stockholder, unless the Board of Directors approves the business combination. The California Corporation Law does not contain comparable provisions with respect to business combinations. See "Comparison of Stockholder Rights - Anti-Takeover Provisions and Interested Stockholders."

       By contrast, in a transaction in which an acquiror must negotiate with an independent board of directors, such board of directors can and should take account the underlying and long term values of the Company's assets, the possibilities for alternative transactions on more favorable terms, the possible advantages of a tax-free reorganization, the anticipated favorable developments in the Company's business not yet reflected in the stock price and the equality of treatment of all the Company's stockholders.

       DIRECTORS' LIABILITY AND INDEMNIFICATION. Over the past decade, the frequency and magnitude of claims and litigation against directors and officers of corporations have increased. Over the same period, the cost of directors' and officers' insurance policies has increased substantially, with the amount of risk covered by such policies having significantly decreased. As a result, and because potential personal liability associated with service as a director or officer of a corporation can be significant, it has become increasingly difficult for corporations to find and retain talented and experienced directors and officers. The Delaware Reincorporation will enable the Company to reduce the potential personal liability of members of the Board of Directors associated with their service as directors and to expand the scope of the Company's indemnification of its directors and officers, which should enable the Company to continue finding and retaining talented and experienced directors and officers.

POSSIBLE DISADVANTAGES

       Despite the unanimous belief of the Board of Directors that the Delaware Reincorporation is in the best interests of the Company and its stockholders, it should be noted that Delaware law has been criticized by some commentators on the grounds that it does not afford minority stockholders the same substantive rights and protections as are available in a number of other states. For a comparison of stockholders' rights and the powers of management under Delaware and California law, see "Comparison of Stockholder Rights."

       Despite the unanimous belief of the Board of Directors as to the benefits to stockholders of the Delaware Reincorporation, the Delaware Reincorporation may be disadvantageous to the extent that it has the effect of discouraging a future takeover attempt that is not approved by the Board of Directors but may be deemed by a majority of the stockholders to be in their best interests (because, for example, the possible takeover could cause stockholders to receive a substantial premium for their shares over their then current market value or over the stockholders' cost basis in such shares). As a result of such effects of the Delaware Reincorporation, stockholders who might wish to participate in a tender offer may not have an opportunity to do so. In addition, to the extent that the Delaware Reincorporation will enable the Board of Directors to resist a takeover or a change in control of the Company, the Delaware Reincorporation could make it more difficult to change the existing Board of Directors and management.

CHANGES IN CAPITAL STRUCTURE CAUSED BY THE REINCORPORATION

       Currently, the Company's capital stock consists of 100,000,000 authorized shares of Common Stock, without par value, of which 38,301,225 shares are issued and outstanding and 10,000,000 authorized shares of Preferred Stock, without par value, none of which are issued and outstanding as of March 2, 1998. The Delaware Company's capital stock consisted of 100,000,000 authorized shares of Common Stock with a par value of $0.01 per share, and 10,000,000 authorized shares of Preferred Stock with a par value of $0.01 per share.

       The Board believes that capital structure of the Delaware Company more appropriately reflects the present and future needs of the Company and recommends that the Company's shareholders approve this proposal. The Company's undesignated Preferred Stock may be issued from time to time in one or more series with such rights, preferences and privileges, including dividend rates, conversion and redemption prices, and voting rights, as may be determined by the Board. On December 31, 1997, 38,301,225 shares of Common Stock were outstanding and approximately 42,166,225 shares of Common Stock would be outstanding on a fully diluted basis, assuming the exercise of all outstanding options, warrants and rights calling for the issuance of shares of the Common Stock. The exercise price of all such options and warrants range from $1.00 to $4.00 per share.

SIGNIFICANT CHANGES CAUSED BY REINCORPORATION

       In general, the Company's corporate affairs are governed at present by the corporate law of California, the Company's state of incorporation, and by the Company's Amended Articles of Incorporation (the "California Articles") and the Company's Bylaws (the "California Bylaws"), which have been adopted pursuant to California law. The California Articles and the California Bylaws are available for inspection during business hours at the principal executive offices of the Company.

       If the reincorporation proposal is adopted, the Company will merge with and into, and its business will be continued by, the Delaware Company.
Following the merger, issues of corporate governance and control would be controlled by Delaware, rather than California law (however, see "Application of California Law After Reincorporation"). The California Articles and California Bylaws, will, in effect, be replaced by the Certificate of Incorporation of the Delaware Company (the "Delaware Certificate") and the Bylaws of the Delaware Company (the "Delaware Bylaws"), the text of which are set out in Exhibits C and D to this Proxy Statement. Accordingly, the differences among these documents and between Delaware and California law are relevant to your decision whether to approve the reincorporation proposal.

       A number of significant differences between California and Delaware law and among the various charter documents are summarized in the chart below. Shareholders are requested to read the following chart in conjunction with the discussion following the chart and the Merger Agreement, the Delaware Certificate, and the Delaware Bylaws attached to this Proxy Statement. The following discussion is an attempt to summarize the more important differences in the corporation laws of Delaware and California and does not purport to be an exhaustive discussion of all of the differences. Such differences can be determined in full by reference to the California Corporations Code and to the Delaware General Corporation Law. In addition, both California and Delaware law provide that some of the statutory provisions as they affect various rights of shares may be modified by provisions in the charter or bylaws of the corporation. For each item summarized in the chart, there is a reference to a page in this Proxy Statement on which a more detailed discussion appears.


ISSUE                       DELAWARE                     CALIFORNIA
-----                       --------                     ----------

Limitation of Liability     Delaware law permits         California law contains
of Directors and            the limitation of            additional exceptions
Officers (See Page          liability of directors       to the liability
24)                         and officers to the          limitations of
                            Company except in            directors and officers.
                            connection with (i)
                            breaches of the duty of
                            loyalty; (ii) acts or
                            omissions not in good
                            faith or involving
                            intentional misconduct
                            or knowing violations
                            of law; (iii) the
                            payment of unlawful
                            dividends or unlawful
                            stock repurchases or
                            redemptions; or (iv)
                            transactions in which a
                            director received an
                            improper personal
                            benefit.

Indemnification of          Delaware law permits         California law permits
Directors and               somewhat broader             indemnification under
Officers (See Page 25)      indemnification and          certain circumstances,
                            could result in              subject to certain
                            indemnification of           limitations.
                            directors and officers
                            in circumstances where
                            California law would
                            not permit
                            indemnification.

Cumulative Voting For       Cumulative voting is
Directors (See Page 27)     not available under
                            Delaware law unless
                            provided in the
                            Certificate of
                            Incorporation.  The
                            Delaware Certificate
                            does not provide for
                            cumulative voting. The
                            Delaware Articles do
                            not provide for
                            cumulative voting.
                            Cumulative voting is
                            mandatory upon notice
                            given by a shareholder
                            at a shareholders
                            meeting at

                            which directors are to       The California Articles
                            be elected. California       do not provide for
                            law permits NASDAQ           cumulative voting.
                            National Market System
                            (NASDAQ) corporations
                            with over 800 equity
                            security holders to
                            eliminate cumulative
                            voting.

Number of Directors         Determined solely by         Determined by the Board
(See Page 27)               resolution of the Board      of Directors within a
                            of Directors.                range set in the
                                                         California Bylaws.
                                                         Changes in the
                                                         authorized range must
                                                         be approved by the
                                                         shareholders.

ISSUE                       DELAWARE                     CALIFORNIA
-----                       --------                     ----------

Removal of Directors by     Removal with or without      Removal with or without
Shareholders (See Page      cause by affirmative         cause by affirmative
27)                         vote of a majority of        vote of a majority of
                            the outstanding shares.      the outstanding shares,
                                                         provided that shares
                                                         voting against removed
                                                         could not elect such
                                                         director under
                                                         cumulative voting.

Filling Board Vacancies     Delaware law provides        California law permits
(See Page 28)               for the Delaware Court       (a) any holder of 5% or
                            of Chancery to order an      more of the
                            election to fill             corporation's voting
                            vacancies or newly           stock (Voting Stock) or
                            created directorships        (b) the superior court
                            upon the application of      of the appropriate
                            the holders of 10% of        county to call a
                            the outstanding shares       special meeting of
                            having a right to vote       shareholders to elect
                            for such directors if,       the entire board if,
                            at the time of filling       after filling any
                            such vacancies or            vacancy, the directors
                            directorships, the           then in office who have
                            directors  then in           been elected by the
                            office constitute less       shareholders constitute
                            than a majority of the       less than a majority of
                            entire board as              the directors then in
                            constituted immediately      office.
                            prior to any increase.

Who May Call Special        The Board of Directors,      The Board of Directors,
Shareholder Meeting         Chairman of the Board,       the Chairman of the
(See Page 28)               or the Chief Executive       Board, the President,
                            Officer or any other         or holders of 10% of
                            person authorized to do      the shares entitled to
                            so under the Delaware        vote at the  special
                            Certificate of               meeting.
                            Incorporation or
                            Bylaws.

Tender Offer Statute        Restrict hostile two-        No comparable statute.
(See page 29)               step                         The California Articles
                            takeovers                    include a fair price
                                                         provision similar in
                                                         effect to the Delaware
                                                         statute.

Loans to Officers and       Board of Directors may       Loan must be approved
Directors                   authorize if expected        or ratified by a
(See page 30)               to benefit the Company.      majority of the
                                                         outstanding shares.




Class Vote for              Generally not required       A reorganization
Reorganizations             unless a reorganization      transaction must
(See page 30)               adversely affects a          generally be approved
                            specific class of            by a majority vote of
                            shares.                      each class of shares
                                                         outstanding.

Right of Shareholders       Permitted for any            Permitted for any
to Inspect Shareholder      purpose reasonably           purpose reasonably
List (See page 30)          related to such              related to such
                            shareholder's interest       shareholder's interest
                            as a shareholder.            as a shareholder.
                                                         Also, an absolute right
                                                         to 5% shareholders and
                                                         certain 1%
                                                         shareholders.

ISSUE                       DELAWARE                     CALIFORNIA
-----                       --------                     ----------

Appraisal Rights (See       Generally available if       Available in certain
Page 31)                    shareholders receive         circumstances if the
                            cash in exchange for         holders of 5% of the
                            the shares and in            class assert such
                            certain other                rights.
                            circumstances.

Dividends (See Page 31)     Paid from surplus            Generally limited to
                            (including paid-in and       the greater of (i)
                            earned surplus or net        retained earnings or
                            profits)                     (ii) an  amount which
                                                         would leave the Company
                                                         with assets of 125% of
                                                         liabilities and current
                                                         assets of 100% or
                                                         current liabilities

Other                       Responsive legislature
                            and larger body of
                            corporate case law in
                            Delaware provides more
                            predictable corporate
                            legal environment in
                            Delaware.

INDEMNIFICATION AND LIMITATION OF LIABILITY

       LIMITATIONS ON DIRECTOR LIABILITY. Both California and Delaware permit a corporation to limit the personal liability of a director to the corporation or its shareholders for monetary damages for breach of certain duties as a director. The California and Delaware laws adopt a self-governance approach by enabling a corporation to take advantage of these provisions only if an amendment to the charter limiting such liability is approved by a majority of the outstanding shares or such language is included in the original charter.

       The California Articles eliminate the liability of the directors to the corporation to the fullest extent permissible under California law. California law does not permit the elimination of monetary liability where such liability is based on: (a) intentional misconduct or knowing and culpable violation of law; (b) acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders, or that involve the absence of good faith on the part of the director; (c) receipt of an improper personal benefit; (d) acts or omissions that show reckless disregard for the director's duty to the corporation or its shareholders, where the director in the ordinary course of performing a director's duties should be aware of a risk of serious injury to the corporation or its shareholders; (e) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation and its shareholders; (f) interested transactions between the corporation and a director in which a director has a material financial interest; and (g) liability for improper distributions, loans, or guarantees.

       The Delaware Certificate also eliminates the liability of directors to the fullest extent permissible under Delaware law, as such law exists currently or as it may be amended in the future. Under Delaware law, such provision may not eliminate or limit director monetary liability for; (a) breaches of the director's duty of loyalty to the corporation or its shareholders; (b) acts or omissions not in good faith or involving intentional misconduct or knowing violations of law; (c) the payment of unlawful dividends or unlawful stock repurchases or redemptions; or (d) transactions in which the director received an improper personal benefit. Such limitation of liability provision also may not limit director's liability for violation of, or otherwise relieve the Delaware Company or its directors from the necessity of complying with, federal or state securities laws or affect the availability of non-monetary remedies such as injunctive relief or rescission.

       Shareholders should recognize that a proposed reincorporation and associated measures are designed to shield a director from suits by the Delaware Company or its shareholders for monetary damages for negligence or gross negligence by the director in failing to satisfy the director's duty of care.
As a result, an action for monetary damages against a director predicated on a breach of the duty of care would be available only if the Delaware Company or its shareholders were able to establish that the director was disloyal in his conduct, failed to act in good faith, engaged in intentional misconduct, knowingly violated the law, derived an improper personal benefit, or approved an illegal dividend or stock repurchase. Consequently, the effect of such measures may be to limit or eliminate an effective remedy that might otherwise be available to a shareholder who is dissatisfied with the Board of Directors, decisions. Although a aggrieved shareholder could sue to enjoin or rescind an action taken or proposed by the Board of Directors, such remedies may not be timely or adequate to prevent or redress injury in all cases.

       The Company believes that directors are motivated to exercise due care in managing the Company's affairs primarily by concern for the best interests of the Company and its shareholders rather than by the fear of potential monetary damage awards. As a result, the Company believes that the reincorporation proposal should sustain the Board of Directors' continued high standard of corporate governance without any decrease in accountability by directors to the Company and its shareholders.

       INDEMNIFICATION OF OFFICERS AND DIRECTORS. The California Bylaws and Delaware Bylaws relating to indemnification similarly require that the Company and the Delaware Company, respectively, indemnify its directors and its executive officers to the fullest extent permitted by the respective state law, provided, that the Company may modify the extent of such indemnification by individual contracts with its directors and executive officers, and, provided, further, that the Company will not be required to indemnify any director or executive officer in connection with a proceeding initiated by such person, with certain exceptions. Such Bylaws permit the Company and the Delaware Company to provide indemnification to their other officers, employees, and agents as set forth in the respective state law. Such indemnification is intended to provide the full flexibility available under such laws. The Delaware Bylaws contain provisions similar to the California Bylaws with respect to advances in that the Delaware Company is required to advance expenses related to any proceeding contingent on such persons' commitment to repay any advances unless it is determined ultimately that such persons are entitled to be indemnified.

       California and Delaware have similar laws respecting indemnification by a corporation of its officers, directors, employees, and other agents. There are nonetheless certain differences between the laws of the two states.

       California law permits indemnification of expenses incurred in derivative or third-party actions, except that with respect to derivative actions; (a) no indemnification may be made without court approval when a person is adjudged liable to the corporation in the performance of that person's duty to the corporation and its shareholders, unless a court determines such person is entitled to indemnity for expenses, and then such indemnification may be made only to the extent that such court shall determine; and (b) no indemnification may be made under California law, without court approval, in respect of amounts paid or expenses incurred in setting or otherwise disposing of a threatened or pending action or amounts incurred in defending a pending action that is settled or otherwise disposed of without court approval. Delaware allows indemnification of such expenses without court approval.

       Indemnification is permitted by both California and Delaware law providing that requisite standard of conduct is met, as determined by a majority vote of a disinterested quorum of the directors, independent legal counsel (if a quorum of independent directors is not obtainable), a majority vote of a quorum of the shareholders (excluding shares owned by the indemnified party), or the court handling the action.

       California law requires indemnification when an individual has successfully defended the action on the merits (as opposed to Delaware law that requires indemnification relating to a successful defense on the merits or otherwise).

       Delaware generally permits indemnification of expenses incurred in the defense or settlement of a derivative or third-party action, provided there is a determination by a disinterested quorum of the directors, by independent legal counsel, or by a majority vote of a quorum of the shareholders that the person seeking indemnification acted in good faith and in a manner believed to be or (in contrast to California law as described above) not opposed to the best interests of the corporation. Without court approval, however, no indemnification may be made in respect of any derivative action in which such person is adjudged liable for negligence or misconduct in the performance of his or her duty to the corporation. Delaware law requires indemnification of expenses when the individual being indemnified has successfully defended the action on the merits or otherwise.

       California corporations may include in their articles of incorporation a provision that extends the scope of indemnification through agreements, bylaws, or other corporate action beyond that specifically authorized be statute. The California Articles did not include such a provision.

       A provision of Delaware law states that the indemnification provided by statute shall not be deemed exclusive of any other rights under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise. Under Delaware law, rights to indemnification and expenses are non-exclusive, in that they need not be limited to those expressly provided by statute. California law is similar in that it permits non-exclusive indemnification if authorized in the Company's charter. The California Articles did not contain such an enabling provision. Under Delaware law and the Delaware Certificate, the Delaware Company is permitted to indemnify its directors, officers, employees, and other agents, within the limits established by law and public policy, pursuant to an express contract, bylaw provision, shareholder vote or otherwise, any or all of which could provide indemnification rights broader than those currently available under the California Bylaws or the California indemnification statutes. If the reincorporation is approved, the Company may enter into new indemnification agreements with its officers and directors to replace those indemnification agreements entered into under the California Articles and California law.

       The indemnification and limitation provisions of California law, and not Delaware law, will apply to actions of the directors and officers of the Company made prior to the proposed reincorporation.

       Nevertheless, the Board of Directors has recognized in considering this reincorporation proposal that the individuals have a personal interest in obtaining the application of Delaware law to such indemnity and limitation of liability issues affecting them and the Company in the event they arise from a potential future case, and that the application of Delaware law, to the extent that any director or officer is actually indemnified in circumstances where indemnification would not be available under California law, would result in expense to the Company that the Company would not incur if the Company were not reincorporated. The Board of Directors believes, however, that the overall effect of reincorporation is to provide a corporate legal environment that enhances the Company's ability to attract and retain high quality directors and thus benefits the interest of the Company and its shareholders.

       There is no pending or, to the Company's knowledge, threatened litigation to which any of its directors is a party in which the rights of the Company or its shareholders would be affected if the Company currently were subject to the provisions of Delaware law rather than California law.

       California and Delaware corporate law, the California Bylaws and the Delaware Bylaws, as well as any indemnity agreements, may permit indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") or the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Board of Directors has been advised that, in the opinion of the Securities and Exchange Commission (the "SEC"), indemnification for liabilities arising under the Securities Act is contrary to public policy and is therefore unenforceable, absent a decision to the contrary by a court of appropriate jurisdiction.

CUMULATIVE VOTING FOR DIRECTORS

       Cumulative voting permits the holder of each share of stock entitled to vote in the election of directors to cast that number of votes which equal the number of directors to be elected. The holder may allocate all votes represented by a share to a single candidate or may allocate those votes among as many candidates as he chooses. Thus, a shareholder with a significant minority percentage of the outstanding shares may be able to elect one or more directors if voting is cumulative. In contrast, under non-cumulative voting, the holder or holders of a majority of the shares entitled to vote in an election of directors will be able to elect all directors of the Company.

       Under California law, cumulative voting in the election of directors is mandatory upon notice given by a shareholder at a shareholder's meeting at which directors are to be elected. In order to cumulate votes a shareholder must give notice at the meeting, prior to the voting, of the shareholder's intention to vote cumulatively. If any one shareholder gives such a notice, all shareholders may cumulate their votes. However, California law permits a company, by amending its articles of incorporation or bylaws, to eliminate cumulative voting when the Company's shares are listed on a national stock exchange or traded on the NASDAQ and are held by at least 800 equity security holders. The California Articles do not include such a provision. Cumulative voting is not available under Delaware law unless so provided in the corporation's certificate of incorporation. The Delaware Certificate does not provide for cumulative voting.

       The elimination of cumulative voting could deter investors from acquiring a minority block in the Company with a view toward obtaining a board seat and influencing Company policy. It is also conceivable that the absence of cumulative voting might deter efforts to seek control of the Company on a basis that some shareholders might deem favorable.

OTHER MATTERS RELATING TO DIRECTORS

       NUMBER OF DIRECTORS. California law allows the number of persons constituting the board of directors of a corporation to be fixed by the bylaws or the articles of incorporation, or permits the bylaws to provide that the number of directors may vary within a specified range, the exact number to be determined by the board of directors. California law further provides that, in the case of a variable board, the maximum number of directors may not exceed two times the minimum number minus one. The California Bylaws provide for a Board of Directors that may vary between five and nine members, inclusive, and the Board of Directors has fixed the exact number of directors at seven. California law also requires that any change in the range of a variable Board of Directors specified in the articles and bylaws must be approved by a majority in interest of the outstanding shares entitled to vote (or such greater proportion of the outstanding shares as may be required by the articles of incorporation), provided that a change reducing the minimum number of directors to less than three cannot be adopted if votes cast against its adoption are equal to more than 16 2/3% of the outstanding shares entitled to vote. The California Bylaws require the aforementioned voting provisions for such changes.

       Delaware law permits a board of directors to change the authorized number of directors by amendment to the bylaws unless the number of directors is fixed in the certificate of incorporation or the manner of fixing the number of directors is set forth in the certificate of incorporation, in which case the number of directors may be changed only by amendment of the certificate of incorporation or consistent with the manner specified in the certificate of incorporation, as the case may be. The Delaware Certificate provides that the exact number of directors shall be fixed from time to time exclusively by the Board of Directors by resolution.

       REMOVAL OF DIRECTORS. Under California law, a director may be removed with or without cause by the affirmative vote of a majority of the outstanding shares, provided that the shares voted against removal would not be sufficient to elect the director by cumulative voting. Under Delaware law, unless the board is classified or cumulative voting is permitted, a director can be removed from office during his term by shareholders with or without cause by the holders of a majority of the shares then entitled to vote at an election of directors. The Delaware Certificate provides that the Company's directors may be removed from office at any time but only for cause by the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of voting Stock. The term "cause" with respect to the removal of directors is not defined in the Delaware General Corporation Law and its meaning has not been precisely delineated in Delaware courts.

       FILLING BOARD VACANCIES. Under California law, if, after the filling of any vacancy by the directors of a corporation, the directors then in office who have been elected by the corporation's shareholders constitute less than a majority of the directors then in office, then: (i) any holder of more than 5% of the corporation's voting stock may call a special meeting of shareholders, or
(ii) the superior court of the appropriate county may order a special meeting of the shareholders to elect the entire board of directors of the corporation. Delaware law provides that if, at the time of filling any vacancy or newly created directorship, the directors then in office constitute less than a majority of the entire board of directors as constituted immediately prior to any increase, the Delaware Court of Chancery may, upon application of any shareholder or shareholders holding at least 10% of the total number of shares at the time outstanding have the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships or to replace the directors chosen by the directors then in office.

       The Delaware Bylaws provide that vacancies shall, unless the Board of Directors determines by resolution that any such vacancies be filled by the shareholders or as otherwise provided by law, be filled only by the affirmative vote of a majority of directors then in office, even if such directors comprise less than a quorum of the Board of Directors.

SHAREHOLDER POWER TO CALL SPECIAL SHAREHOLDERS' MEETING

       Under California law, a special meeting of shareholders may be called by the Board of Directors, the Chairman of the Board of Directors, the President, or the holders of shares entitled to cast not less than 10% of the votes at such meeting and such persons as are authorized by the articles of incorporation or bylaws. Under Delaware law, a special meeting of shareholders may be called by the Board of Directors or by any other person authorized to do so in the certificate of incorporation or the bylaws. The Delaware Bylaws provide that such a meeting may be called by the Board of Directors, the Chairman of the Board of Directors, or the Chief Executive officer. Pursuant to the Delaware Bylaws, if the meeting is called by a person or persons other than the Board of Directors, (i.e. by the Chairman of the Board of Directors or the Chief Executive Officer) the Board of Directors shall determine the time and the place of such meeting which shall be from 35 to 120 days after the receipt of the request for the meeting.

ADVANCE NOTICE REQUIREMENT FOR SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

       There is no statutory requirement under either California or Delaware law with regard to advance notice of director nominations and shareholder proposals. Absent a bylaw restriction, director nominations and shareholder proposals may be made without notice at the annual meeting. However, federal securities laws generally provide that shareholder proposals that the proponent wishes to include in the Company's proxy materials must be received not less than 120 days in advance of the date stated in the proxy statement released in connection with the previous year's annual meeting.

       The Delaware Bylaws provide that, in order for director nominations or shareholder proposals to be properly brought before the annual meeting, the shareholder must have delivered timely notice to the Secretary of the corporation. To be timely under the Delaware Bylaws, notice must be delivered not less than 120 days prior to the date of the Company's proxy statement released to stockholders in connection with the previous year's annual meeting. If no meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year's proxy statement, the Delaware Bylaws provide that notice must be given not more than 90 days nor less than 60 days prior to the annual meeting. Proper notice under federal securities laws for a proposal to be included in the Company's proxy materials will constitute proper notice under the Delaware Bylaws. These notice requirements help ensure that shareholders are aware of all proposals to be voted on at the annual meeting and have the opportunity to consider each proposal in advance of the annual meeting.

ANTI-TAKEOVER MEASURES

       Delaware law has been widely viewed to permit a corporation greater flexibility in governing its internal affairs and its relationships with shareholders and other parties than do the laws of many other states, including California. In particular, Delaware law permits a corporation to adopt a number of measures designed to reduce a corporation's vulnerability to hostile takeover attempts. Such measures are either not currently permitted or are more narrowly drawn under California law. Among these measures are the elimination of the right of shareholders to call special shareholders' meetings which is described above. In addition, certain types of "poison pill" defenses (such as shareholder rights plans) have been upheld by Delaware courts, while California courts have yet to decide on the validity of such defenses, thus rendering their effectiveness in California less certain.

       As discussed above, numerous differences between California and Delaware law, effective without additional action by the Delaware Company, could have a bearing on unapproved takeover attempts. One such difference is the existence of a Delaware statute regulating tender offers, which statute is intended to limit coercive takeovers of companies incorporated in that state. California has no comparable statute and the California Articles contain no provision similar to the Delaware statute. Delaware law provides that a corporation may not engage in any business combination with any interested shareholder for a period of three years following the date that such shareholder became an interested shareholder, unless (i) prior to the date the shareholder became an interested shareholder the Board of Directors approved the business combination or the transaction that resulted in the shareholder becoming an interested shareholder, or (ii) upon consummation of the transaction that resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of the Voting Stock, or (iii) the business combination is approved by the Board of Directors and authorized by 66 2/3% of the outstanding Voting Stock that is not owned by the interested shareholder. An interested shareholder means any person that is the owner of 15% or more of the outstanding Voting Stock, however, the statute provides for certain exceptions to parties who otherwise would be designated interested shareholders, including an exception for parties that held 15% or more of the outstanding Voting Stock as of December 23, 1987. Any corporation may decide to opt out of the statute in its original certificate of incorporation or, at any time, by action of its shareholders. The Company has no present intention of opting out of this statute.

       There can be no assurances that the Board of Directors would not adopt any further anti-takeover measures available under Delaware law (some of which may not require shareholder approval). Moreover, the availability of such measures under Delaware law, whether or not implemented, may have the effect of discouraging a future takeover attempt that a majority of the Delaware Company's shareholders may deem to be in their best interests or in which shareholders may receive a premium for their shares over then current market prices. As a result, shareholders who might desire to participate in such transactions may not have the opportunity to do so. Shareholders should recognize that, if adopted, the effect of such measures, along with the possibility of discouraging takeover attempts, may be to limit in certain respects the rights of shareholders of the Delaware Company compared with the rights of the shareholders of the Company.

       The Board of Directors recognizes that hostile takeover attempts do not always have unfavorable consequences or effects described above and may frequently be beneficial to the shareholders, providing all of the shareholders with considerable value for their shares. However, the Board of Directors believes that the potential disadvantages of unapproved takeover attempts (such as disruption of the Company's business and the possibility of terms that may be less favorable to all of the shareholders than would be available in a board-approved transaction) are sufficiently great such that prudent steps to reduce the likelihood of such takeover attempts and to enable the Board of Directors to fully consider the proposed takeover attempt and actively negotiate its terms are in the best interests of the Company and its shareholders.

       In addition to the various anti-takeover measures that would be available to the Delaware Company after the reincorporation due to the application of Delaware law, the Delaware Company would retain the rights currently available to the Company under California law to issue shares of its authorized but unissued capital stock. Following the effectiveness of the proposed reincorporation, shares of authorized and unissued Common Stock and Preferred Stock of the Delaware Company could (within limits imposed by applicable law) be issued in one or more transactions, or Preferred Stock could be issued with terms, provisions, and rights that would make more difficult and, therefore, less likely, a takeover of the Delaware Company. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of existing shares of Common Stock and Preferred Stock, and such additional shares could be used to dilute the stock ownership of persons seeking to obtain control of the Delaware Company.

       It should be noted that the voting rights to be accorded to any unissued series of Preferred Stock of the Delaware Company ("Delaware Preferred Stock") remain to be fixed by the Delaware Board of Directors. Accordingly, if the Delaware Company Board of Directors so authorizes, the holders of Delaware Preferred Stock may be entitled to vote separately as a class in connection with approval of certain extraordinary corporate transactions in circumstances where Delaware law does not ordinarily require such a class vote, or might be given a disproportionately larger number of votes. Such Delaware Preferred Stock could also be convertible into a large number of shares of Common Stock of the Delaware Company under certain circumstances or have other terms that might make acquisition of a controlling interest in the Delaware Company more difficult or more costly, including the right to elect additional directors to the Delaware Board of Directors. Potentially, the Delaware Preferred Stock could be used to create voting impediments or to frustrate persons seeking to effect a merger or otherwise to gain control of the Delaware Company. Also, the Delaware Preferred Stock could be privately placed with purchasers who might side with the management of the Delaware Company in opposing a hostile tender offer or other attempt to obtain control.

       If the reincorporation is approved it is not the present intention of the Board of Directors to seek shareholder approval prior to any issuance of the Delaware Preferred Stock or Common Stock of the Delaware Company, except as required by law or regulation. Frequently, opportunities arise that require prompt action, and it is the belief of the Board of Directors that the delay necessary for shareholder approval of a specific issuance would be a detriment to the Delaware Company and its shareholders. The Board of Directors does not intend to issue any Preferred Stock except on terms that the Board of Directors deem to be in the best interests of the Delaware Company and its then existing shareholders.

LOANS TO OFFICERS, DIRECTORS, AND EMPLOYEES

       California law provides that any loan or guaranty (other than loans to permit the purchase of shares under certain stock purchase plans) for the benefit of any officer or director, or any employee benefit plan authorizing such loan or guaranty (except certain employee stock purchase plans), must be approved by the shareholders of a California corporation.

       Under Delaware law, a corporation may make loans to, or guarantee the obligations of, officers or other employees when, in the judgment of the board of directors, the loan or guaranty may reasonably be expected to benefit the corporation. Both California law and Delaware law permit such loans or guaranties to be unsecured and without interest. The Delaware Bylaws permit the making of such loans or guarantees by the Delaware Company.

CLASS VOTE FOR CERTAIN REORGANIZATIONS

       With certain exceptions, California law requires that mergers, reorganizations, certain sales of assets, and similar transactions be approved by a majority of each class of shares outstanding. Delaware law generally does not require class voting for such transactions, except in certain situations involving an amendment to the certificate of incorporation that adversely affects a specific class of shares.

       California law also requires that holders of a California corporation's common stock receive non-redeemable common stock in a merger of the corporation with the holder (or an affiliate of the holder) of more than 50% but less than 90% of its common stock, unless all of the holders of its common stock consent to the merger or the merger has been approved by the California Commissioner of Corporations at a "fairness" hearing. This provision of California law may have the effect of making a cash "freezeout" merger by a majority shareholder more difficult to accomplish. A cash freezeout merger is a transaction whereby a minority shareholder is forced to relinquish his share ownership in a corporation in exchange for cash, subject in certain instances to dissenters rights. Delaware law has no comparable provision.

INSPECTION OF SHAREHOLDER LISTS

       California law provides for an absolute right of inspection of the shareholder list for shareholders holding more than 5% or more of a corporation's Voting Stock or shareholders holding 1% or more of such shares who have filed a Schedule 14B with the SEC. Delaware law provides no such absolute right of shareholder inspection. However, both California and Delaware law permit any shareholder of record to inspect the shareholder list for any purpose reasonably related to that person's interest as a shareholder.

APPRAISAL RIGHTS

       Under both California law and Delaware law, a shareholder of a corporation participating in certain mergers and reorganizations may be entitled to receive cash in the amount of the "fair value" (Delaware) or "fair value" (California) of its shares, as determined by a court, in lieu of the consideration it would otherwise receive in the transaction. The limitations on such dissenters, appraisal rights are somewhat different in California and Delaware.

       Shareholders of a California corporation, the shares of which are listed on a national securities exchange or on the OTC margin stock list, generally do not have appraisal rights unless the holders of at least 5% of the class of outstanding shares assert the appraisal right. In any reorganization in which one corporation or the shareholders of one corporation own more than 5/6 of the voting power of the surviving or acquiring corporation, shareholders are denied dissenters, rights under California law. For this reason, appraisal rights will not be available to shareholders in connection with the reincorporation proposal.

       Under Delaware law appraisal rights are not available to shareholders with respect to a merger or consolidation by a corporation, the shares of which are either listed on a national securities exchange or designated as a national market system security or an interdealer quotation system security by the National Association of Securities Dealers, Inc., or are held of record by more than 2,000 holders if the shareholders receive shares of the surviving corporation of any other corporation that are similarly listed or dispersed, and the shareholders do not receive any other property in exchange for their shares except cash for fractional shares. Appraisal rights are also unavailable under Delaware law to shareholders surviving a merger if no vote of those shareholders is required to approve the merger because, among other things, the number of shares to be issued in the merger does not exceed 20% of the shares of the surviving corporation outstanding immediately before the merger and certain other conditions are met.

VOTING AND APPRAISAL RIGHTS IN CERTAIN TRANSACTIONS

       Delaware law does not provide shareholders with voting or appraisal rights when a corporation acquires another business through the issuance of its stock, whether in exchange for assets or stock or in a merger with a subsidiary. California law treats these kinds of acquisitions in the same manner as a merger of the corporation directly with the business to be acquired and provides appraisal rights in circumstances described in the preceding section.

DIVIDENDS

       Under California law, any dividends or other distributions to shareholders, such as redemptions, are limited to the greater of; (i) retained earnings, or (ii) an amount that would leave the corporation with assets (excluding certain intangible assets) equal to at least 125% of its liabilities (excluding certain deferred items) and current assets equal to at least 100% (or, in certain circumstances, 125%) of its current liabilities. Delaware law allows the payment of dividends and redemption of stock out of surplus (including paid-in and earned surplus) or out of net profits for the current and immediately preceding fiscal years. The Company has never paid cash dividends and has no present plans to do so.

APPLICATION OF CALIFORNIA LAW AFTER REINCORPORATION

       Under California law, certain foreign corporations (i.e., corporations not organized under California law) are placed in a special category if they have characteristics of ownership and operation which indicate that they have significant contacts with California. Specifically, California law provides that so long as the foreign company does not qualify for one of the statutory exemptions, and if; (i) the average of certain property, payroll, and sales factors results in a finding that more than 50% of the foreign corporation's business is conducted in California, and in a particular fiscal year more than 50% of the foreign corporation's outstanding voting securities are held of record by persons having addresses in California, then the foreign corporation is subject to a number of key provisions of the California Corporations Code. A statutory exemption from the application of California law to the foreign corporation is provided for companies whose shares are traded as a national market security on NASDAQ and which shares are held by at least 800 shareholders as of the record date of its most recent annual meeting of shareholders.

       On the effective date of the reincorporation, the shareholders of the Company will automatically become shareholders of the Delaware Company and the Delaware Company common stock will likely be traded without interruption on NASDAQ Bulletin Board. The Company does not currently have significant contacts with California There can be no assurance, however, that the Delaware Company will not have significant contacts with California in the future.

       If the provisions of the California Corporations Code were enforced by California courts in a particular case, many of the Delaware laws described in this Proxy Statement would not apply to the Delaware Company. Among the more important provisions are those relating to standards of liability and indemnification of directors, cumulative voting, number and removal of directors, filling board vacancies, shareholder meetings and actions by unanimous consent of shareholders, loans to officers, directors and employees, approval of certain corporation transactions, dissenters, and appraisal rights, distributions, dividends and inspection of corporation records. See "Significant Changes Caused by Reincorporation" and the discussion immediately following it, above.

RATIFICATION OF MATERIAL CHANGES IN CONSTATING DOCUMENTS AFFECTING STOCKHOLDERS' RIGHTS

       The Delaware Constating Documents effectively amend the California Constating Documents by (i) eliminating the personal liability of directors to the fullest extent allowed under Delaware law; and (ii) providing additional indemnification in excess of that currently provided.

       The Board of Directors unanimously deems each of the foregoing changes in the Company's Constating documents to be in the best interest of the Company and its stockholders.

PROPOSED CHANGES IN THE LIMITED LIABILITY OF DIRECTORS AND IN THE
INDEMNIFICATION PROVIDED TO THE COMPANY'S DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS

       The California Constating Documents include a provision which eliminates officers' and directors' personal liability under certain specific circumstances and provides for mandatory indemnification of the Company's directors, officers, employees and agents of the Company if (i) such person acted honestly and in good faith with a view to the best interests of the Company and (ii) in the case of a criminal or administrative action or proceeding, such person had reasonable grounds for believing his conduct was lawful.

       The Company believes that it is important to continue to provide the Company's directors and officers with protection from the risk of litigation and personal liability, thereby ensuring that the Company can continue to attract and retain experienced individuals to serve as directors and officers and that the Company's directors and officers will continue to consider all possible alternatives when making business decisions. The Board of Directors has determined that it is in the best interests of the stockholders of Delaware Company that the Certificate of Incorporation of Delaware Company include a "Delaware Director Liability Provision" (as defined below) and that the Bylaws of Delaware Company contain a "Delaware Indemnification Provision" (as defined below) in order to take full advantage of the protections permitted under Delaware law. Due to certain differences between California and Delaware law, Delaware Company may be able to provide indemnification to its employees and agents and limited liability to its directors under a somewhat broader range of circumstances than currently permitted under California law. The stockholders should note that the members of the Company's Board of Directors will be beneficiaries of the Delaware Director Liability Provision and the Delaware Indemnification Provision and therefore have a personal interest in their approval.

       At present, there is no pending litigation or proceeding involving a director, officer or employee of the Company where indemnification would be sought or allowed for in the California Constating Documents of the Company or where a director's liability would be limited thereby.

       DIRECTOR LIABILITY.  The Certificate of Incorporation of Delaware
Company includes a provision eliminating the directors' personal liability for monetary damages for a breach of the directors' duty of care to Delaware Company or its stockholders (the "Delaware Director Liability Provision"). As a result of the Delaware Director Liability Provision, no director of Delaware Company will be liable for monetary damages for negligence or gross negligence occurring after the Delaware Reincorporation. Each director will, however, remain personally liable to Delaware Company for failure to act in good faith or to comply with his or her duty of loyalty to Delaware Company and will continue to be subject to equitable remedies, although such remedies in some circumstances may not, as a practical matter, be available. In addition, under Delaware law, each director will remain liable for engaging in a transaction from which such director derives an improper personal benefit, for engaging in intentional misconduct or a knowing violation of law or for the wrongful payment of a dividend or repurchase of shares by Delaware Company where such dividend or repurchase was willfully or negligently caused by such director. The

Delaware Director Liability Provision also may not limit a director's liability for violations of the federal securities laws.

       The Delaware Director Liability Provision is a somewhat broader limitation-of-liability provision in comparison to the provisions set forth in the California Constating Documents. Delaware law also may permit the limitation of directors' liability in a broader range of circumstances than does California law.

       INDEMNIFICATION. Delaware law provides a detailed statutory framework covering indemnification of directors, officers, employees and agents against liabilities and expenses arising out of legal proceedings brought against them by reason of their status or service as directors, officers, employees or agents. Section 145 of the General Corporation Law of Delaware ("Section 145") provides that a director, officer, employee or agent of a corporation: (a) SHALL be indemnified by the corporation for expenses, including attorneys' fees, in defense of any action or proceeding if the director, officer, employee or agent is sued by reason of his or her service to the corporation, to the extent that such person has been successful in defense of such action or proceeding, or in defense of any claim, issue or matter raised in such litigation; (b) MAY, in actions other than actions by or in the right of the corporation (such as derivative actions), be indemnified for expenses, judgments, fines, amounts paid in settlement of such litigation and other amounts even if he or she is not successful on the merits, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation (and in a criminal proceeding, if he or she did not have reasonable cause to believe his or her conduct was unlawful); and (c) MAY be indemnified by the corporation for expenses (but not judgments or settlements) of any action by the corporation or of a derivative action (such as a suit by a stockholder alleging a breach by a director or officer of a duty owed to the corporation), even if he or she is not successful, provided that he or she acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, PROVIDED that no indemnification is permitted without court approval if the person is adjudged liable to the corporation.

       Delaware law also permits a corporation to elect to indemnify its directors, officers, employees and agents under a broader range of circumstances than that provided under Section 145. The indemnification provision in the Bylaws of Delaware Company (the "Delaware Indemnification Provision") takes full advantage of the Delaware indemnification laws with regard to directors and officers and provides, among other things, that: (i) Delaware Company is required to indemnify its directors and officers to the full extent permitted by law, including those circumstances in which indemnification would otherwise be discretionary; and (ii) Delaware Company may advance expenses to its directors and officers as incurred, provided that they undertake to repay the amount advanced unless it is ultimately determined that they are entitled to indemnification.

       Like the Bylaws of Delaware Company, the California Constating Documents provide that the Company may indemnify its directors, officers, employees and agents. California law, however, restricts a corporation from providing indemnification in certain situations in which indemnification may be permitted under Delaware law. California law, for example, prohibits indemnification of a director for liability resulting from acts or omissions that show a reckless disregard for the director's duty to the corporation or its shareholders in circumstances in which the director was or should have been aware of a serious risk of injury to the corporation or its shareholders, or for liability resulting from acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its stockholders. Delaware law does not expressly prohibit indemnification in such circumstances. The standard of conduct required of persons being indemnified under California law in civil actions is also more stringent than that applied in Delaware. Under California law, a person must have acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in actions by or in the right of the corporation, of its stockholders. Under Delaware law, a person must have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation.

       POSSIBLE DISADVANTAGES OF INDEMNIFICATION AND DIRECTORS' LIMITED LIABILITY GENERALLY. The Delaware Director Liability Provision and the Delaware Indemnification Provision could have an adverse impact on the Company. In the event that Delaware Company is injured as a result of a director's breach of fiduciary duties, including in connection with a takeover attempt, the Delaware Director Liability Provision could prevent Delaware Company from recovering compensation for the damage it has suffered. The fact that a director knows that he or she will not suffer personal liability for his or her negligence or gross negligence may also cause the director to be less careful in handling Delaware Company's affairs. In addition, the Delaware Indemnification Provision may require Delaware Company to pay the costs of a legal defense and legal judgment arising out of injuries to third parties caused by the acts of its directors or officers which Delaware Company would not otherwise be obligated to pay. The comparable charter and bylaw provisions currently in effect for the Company, however, have these same potential adverse effects.

TAX CONSEQUENCES

       The reincorporation provided for in the Merger Agreement is intended to be a tax free reorganization under the Internal Revenue Code of 1986, as amended. Assuming the reincorporation qualifies as a reorganization, no gain or loss will be recognized to the holders of capital stock of the Company as a result of consummation of the reincorporation, and no gain or loss will be recognized by the Company or the Delaware Company. Each former holder of capital stock of the Company will have the same basis in the capital stock of the Delaware Company received by such holder pursuant to the reincorporation as such holder has in the capital stock of the Company held by such holder at the time of consummation of the reincorporation. Each shareholder's holding period with respect to the Delaware Company's capital stock will include the period during which such holder the corresponding Company capital stock, provided the latter was held by such holder as a capital asset at the time of consummation of the reincorporation. The Company has not obtained a ruling from the Internal Revenue Service or an opinion of legal or tax counsel with respect to the consequences of the reincorporation.

       The foregoing is only a summary of certain federal income tax consequences. SHAREHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISERS REGARDING THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE PROPOSED REINCORPORATION, INCLUDING THE APPLICABILITY OF THE LAWS OF ANY STATE OR OTHER JURISDICTION.

BOARD RECOMMENDATION AND VOTE REQUIRED

       The affirmative vote of the holders of a majority of the outstanding shares of Common Stock present in person or represented by proxy and voting at the Special Meeting (and the affirmative vote of the holders of a majority of the shares necessary for a quorum at the Special Meeting) is required for approval of the reincorporation.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE REINCORPORATION OF THE COMPANY IN DELAWARE AND RELATED CHANGES TO THE RIGHTS OF SHAREHOLDERS

                         SELECTION OF INDEPENDENT AUDITORS
                                    (Proposal 4)

       Hein + Associates LLP, Certified Public Accountants, have been selected by the Board of Directors as the Company's independent auditors for the current fiscal year. The selection of Hein + Associates LLP as independent auditors for the current fiscal year is submitted to the holders of Common Stock for ratification. In the event this proposal does not receive the affirmative vote of the holders of a majority of the shares of Common Stock represented at the Special Meeting of Shareholders, the Board of Directors will consider the selection of another firm of certified public accountants to serve as independent auditors. In May, 1997, Hein + Associates LLP submitted their resignation to the Board of Directors of Company in light of the auditors' unwillingness to rely on management's representations. After the Company implemented a number of actions, Hein + Associates LLP agreed to be reengaged as the auditors of the Company.

       THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF THE APPOINTMENT OF HEIN & ASSOCIATES LLP INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING MAY 31, 1998, Proxies solicited by the Board of Directors will be so voted unless shareholders specify otherwise.

       A representative of Hein + Associates LLP is expected to be present at the Annual Meeting where he or she will have the opportunity to make a statement if he or she desires to do so and such representative is expected to be available to respond to appropriate questions.


                          RIGHTS OF DISSENTING SHAREHOLDERS

       THE FOLLOWING SUMMARY DOES NOT PURPORT TO BE A COMPLETE STATEMENT OF THE PROVISIONS OF CHAPTER 13 OF THE CALIFORNIA GENERAL CORPORATION LAW AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE PROVISIONS OF THAT CHAPTER, WHICH ARE REPRODUCED AND ATTACHED HERETO AS APPENDIX G. See "APPENDIX G: CALIFORNIA GENERAL CORPORATION LAW - DISSENTERS' RIGHTS."

       Under Chapter 13 of the California General Corporation Law, a holder of record of shares of Common Stock on the Record Date who votes against approval of (i) the change of the Company's jurisdiction of incorporation from California to Delaware; or (ii) the Acquisition and who fully complies with all of the applicable provisions of Chapter 13 (but not otherwise) will be entitled to require the Company to purchase any of all such shareholder's Dissenting Shares for cash at their "fair market value" if (a) the Delaware Reincorporation or the Acquisition is consummated, AND (b) the number of shares of Common Stock that are Dissenting Shares is 5% or more of the total number of shares of Common Stock outstanding. The "fair market value" of all Dissenting Shares held by holders of record who voted against approval of the change of the Company's jurisdiction of incorporation from California to Delaware; and (ii) the Acquisition, will be determine as of January 20, 1998 and December 18, 1997, respectively, which were the days before the first public announcement of the change of jurisdiction of incorporation, and the Acquisition but will not include appreciation or depreciation in consequence of the Acquisition. On December 18, 1997, the closing sales price per share of Common Stock on the NASDAQ Bulletin Board was $0.625. On January 20, 1998, the closing price was 1.50.

       A shareholder who desires to claim payment of the "fair market value" of any or all of such shareholder's Dissenting Shares under Chapter 13 of the California General Corporation Law must:

       (a) vote such Dissenting Shares (i) against the approval of the change of jurisdiction of incorporation or (ii) against approval of the Acquisition.

       (b) make a written demand on the Company for the purchase of such Dissenting Shares and for the payment to such shareholder in cash of the "fair market value" of such shares, which demand will not be effective unless it is received by the Company or its transfer agent not later than the date of the Special Meeting in the case of the Common Stock, and

       (c) submit to the Company or to the Transfer Agent, within 30 days after the date on which the Approval Notice (as defined below) is mailed to such shareholder by the Company, the certificates representing such Dissenting Shares.

       As discussed above, a shareholder who wishes to perfect his or her dissenter's rights under Chapter 13 with respect to any shares of Common Stock must vote such shares against the change of jurisdiction of incorporation or the Acquisition. The submission by the shareholder of a proxy furnished by the Company's Board of Directors without specification as to vote will, unless revoked, be voted in favor of such approvals and therefore result in the loss of such shareholder's dissenter's rights (see "GENERAL INFORMATION - Proxies"). Voting against or not in favor of such approval alone will not constitute the separate written demand required by clause (b) above or the submission of certificates required by clause (c) above; all three conditions must be met separately.

       The written demand required by clause (b) above must state the number of shares of Common Stock held of record by such shareholder and that such shareholder demands that the Company purchase such shares at their "fair market value" and must contain a statement of the amount that such shareholder claims to be the "fair market value" of such shares of the dates mentioned above. The statement of "fair market value" will constitute an offer by such shareholder to sell the Dissenting Shares at such price. A shareholder may not withdraw a demand for payment unless the Company consents.

       The certificates representing the shares of Common Stock that are the subject of the written demand must be submitted as required by clause (c) above in order to be endorsed with a statement that such shares are Dissenting Shares or to be exchanged for certificates of appropriate denomination so endorsed. If such certificates are not so submitted, the shares represented thereby will lose their status as Dissenting Shares. At the Effective Time, the stock transfer books of the Company will be closed and no transfer of shares may thereafter be made unless such shares are Dissenting Shares.

       Only holders of record of shares of Common Stock at the close of business on the Record Date are entitled to vote at the Special Meeting. Accordingly, beneficial owners who are not record holders and who wish to dissent from the change of jurisdiction of incorporation and acquisition should so instruct the record holder of such shares or obtain a proxy to vote such shares. In addition, such beneficial owners should cause the record holder to comply with, or should themselves comply with, the other procedures required to perfect dissenters' rights, including filing the demand required by clause (b) above and submitting certificates as required by clause (c) above.

       Within 10 days of the approval of the Agreement by the Company's shareholders at the Annual Meeting, the Company will mail a notice of approval (the "Approval Notice") to each holder of record of Common Stock who did not vote in favor of the change of jurisdiction of incorporation or the Acquisition and if the number of shares of Common Stock that are Dissenting Shares is 5% or more of the shares of Common Stock outstanding on the Record Date, to each holder of record of Common Stock who voted against the change of jurisdiction of incorporation or the Acquisition, and who filed a written demand on the Company for the purchase of such shareholder's Dissenting Shares not later than the date of the Special Meeting. The Approval Notice will include a statement of the price determined by the Company to represent if the shareholder desires to exercise dissenters' rights. The Approval Notice will be accompanied by a copy of the Chapter 13. The statement of price will constitute an offer by the Company to purchase any Dissenting Shares at the price stated.

       Assuming that a shareholder has complied with all the conditions referred to above, if the Company and such shareholder agree upon the price to be paid for his or her Dissenting Shares, the Company will make such payment at the agreed price (plus interest from the date of agreement) within 30 days after the later of the Effective Time or the date on which the amount of such payment has been agreed upon. If the Company denies that such shareholder is entitled to payment or if the Company and the shareholder fail to agree as to the "fair market value" of the Dissenting Shares, the shareholder may file a complaint within six months of the date on which the Approval Notice is mailed to the shareholder may file a complaint within six months of the date on which the Approval Notice is mailed to the shareholder in the Superior Court of the proper county in the State of California. The shareholder may request the court to determine whether such shareholder is entitled to payment or to determine the "fair market value" of such shares, or both, or the shareholder may intervene in any action pending on such a complaint. The cost of the action (including reasonable compensation payable to any appraisers appointed by the court) will be assessed or apportioned as such court considers equitable, except that if the "fair market value" exceeds the price offered by the Company, the Company will be required to pay such costs (including, in the court's discretion, attorneys' fees, fees of expert witnesses, and interest from the date of compliance with clauses (a), (b) and (c) above, if the shareholder does not file a complaint or so intervene within the six-month period, the shareholder will cease to be entitled to require the Company to purchase any Dissenting Shares.

       Any demands, notices, or other documents required to be sent to the Company may be sent to it at 3300 N. Central Avenue, Suite 1155, Phoenix, Arizona 85012, Attention: Secretary; and any demands, notices or other documents required to be sent to the Transfer Agent may be sent to it at American Securities Transfer, 1825 Lawrence. Street, #444, Denver, Colorado 80202
Attention: Kim Ziegler.


                       INTERESTS OF CERTAIN PERSONS IN MATTERS
                                   TO BE ACTED UPON

       None of the directors or senior officers of the Company, nor any person who has held such a position since the beginning of the last completed financial year of the Company, nor any associate or affiliate of the foregoing persons, has any substantial or material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted on at the Special Meeting of Shareholders.

       On August 14, 1997, the Company engaged Kerry Rogers under an independent contractor agreement for a period of one year to advise the Company and making recommendations to and consulting with the Board of Directors pending shareholder approval of the Agreement and Plan of Reorganization. As compensation for his services, Rogers will receive an honorarium of $10,000 per month.

            SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

       The following table sets forth, as of March 2, 1998, information with respect to the securities holdings of all persons which the Company has reason to believe may be deemed the beneficial owners of more than 5% of the Company's outstanding Common Stock. The following table indicates the beneficial ownership of such individuals numerically calculated based upon the total number of shares of Common Stock outstanding. Also set forth in the table is the beneficial ownership of all shares of the Company's outstanding stock, as of such date, of all directors and executive officers, including such executive officers as are named in the Summary Compensation Table set forth herein, individually, and all directors and executive officers as a group. The persons named herein hold sole voting power and investment power with respect to the shares shown opposite their respective names, unless otherwise specified. The information with respect to each person specified is as supplied or confirmed by such person or based on statements filed with the Securities and Exchange Commission.


                                                Beneficial Ownership (1)
                                                ------------------------

 Name and Address                              Shares              Percent
 ----------------                              ------              -------

 Kerry L. Rogers                             18,272,031             47.7%
 1771 E. Flamingo Road
 Building B, Suite 200
 Las Vegas, NV 89119

 John Higgins                                 8,573,799             22.4%
 1771 E. Flamingo Road
 Building B, Suite 200
 Las Vegas, NV 89119

 Robert A. Michel                             2,811,082             7.34%
 1771 E. Flamingo Road
 Building B, Suite 200
 Las Vegas, NV 89119

 Eckley M. Keach                              1,405,541             3.67%
 520 S. 4th Street
 Las Vegas, NV 89101

 W. Bruce Voss                                1,405,541             3.67%
 2623 Vista Ornada
 Newport Beach, CA 92660

 Norman B. Walko                             150,000(2)             0.39%
 5107 Timberview Terrace
 Orlando, FL 32819

 Larry C. Cornwell                           200,000(3)             0.78%
 7120 Stafford Road
 Dove, FL 33527

 Dr. Edward D. Wirth, Jr.                         0                  0%
 17355 Rosa Lee Way
 N. Redington Beach, FL 33708

 All Executive Officers and                  23,894,195             62.3%
 Directors as a group (7 persons)

_____________________________
       (1) Calculated pursuant to Rule 13d-3(d) of the Securities Exchange Act of 1934. Unless otherwise stated below, each such person has sole voting and investment power with respect to all such shares. Under Rule 13d-3(d), shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but are not deemed outstanding for the purpose of calculating the number and percentage owned by each other person listed.
       (2)     Includes 150,000 options exercisable at $4.00 per share.
       (3)     Includes 200,000 options exercisable at $1.00 per share.

                         STATEMENT OF EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

       The following table discloses, for the fiscal transition period ended, May 31, 1997, individual compensation information relating to the executive officers serving during the period and for each such person for the two prior fiscal years. No Officer other than Mr. Canney received cash compensation from the Company in excess of $100,000 during such fiscal years.


                                        SUMMARY COMPENSATION TABLE

                         Annual Compensation           Long Term Compensation Awards
------------------------------------------------------------------------------------------------------------

  Name                                          Other                                           All
   and                                                  Annual     Restricted   LTIP            Other
Principal                                               Comp         Stock      Options Pay-    Compen-
 Position               Year(1)Salary           Bonus   ensation     Award      SARs    outs    sation
                                   ($)           ($)     ($)          ($) (#)    ($)     ($)
------------------------------------------------------------------------------------------------------------
Michael J. Canney(2)    1997    $120,000         $0     $0       N/A            -0-     N/A     $15,000(3)
President and Chief     1996    $ 20,000         $0     $0        --            -0-      --     $0
Executive Officer       1995    $0               $0     $0        --            -0-      --     $0


__________________

(1) Periods presented are for the years ended May 31, 1997 and 1996, the ten months ended May 31, 1995.
(2)  Mr. Canney resigned as President and Chief Executive Officer in May 1997.
(3)  Mr. Canney received a housing allowance of approximately $15,000 per year.

COMPENSATION OF DIRECTORS

     The non-employee directors of the Company will receive $250 for each meeting they attend plus expenses. Directors may also receive options as designated by the Board of Directors.

     Mr. Larry C. Cornwell, former Acting President and a Director, is a principal of Cornwell Consulting Services, Inc. ("CCS"), a turnaround specialist for companies in financial trouble and in need of restructuring or finding a merger partner. Pursuant to a consulting agreement with CCS, the Company has paid CCS approximately $65,000 through September 15, 1997 when the CCS consulting agreement terminated.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company's Compensation Committee for the fiscal year ended May 31, 1997 consisted of Bruce Walko. During the fiscal year ended May 31, 1997, Mr. Walko was a Director of the Company.

OPTIONS GRANTED

     The following table sets forth the options that have been granted to Michael J. Canney, the Company's former President and Chief Executive Officer, listed in the Executive Compensation Table.

                                  Option/SAR Grants
                                  Individual Grants
--------------------------------------------------------------------------------


                         Options/   % of Total Options/    Exercise
                           SAR         SARs Granted to     or Base
                         Granted    Employees in Fiscal     Price     Expiration
                           (#)              Year          ($/Share)    Date Name
                          ----      -------------------   ---------    ---------

Michael J. Canney(2)    250,000(1)          100%             $4.00         (3)
President and Chief
Executive Officer

____________________

(1)  All of Mr. Canney's options are currently exercisable.
(2) Michael J. Canney resigned as President and Chief Executive Officer in May 1997.
(3)  Options to buy 100,000, 25,000, 50,000 and 75,000 will expire April 1999,
     April 2001, October 2001 and April 2002, respectively.

     In October 1995, David J. Smith, an Officer of the Company, was granted 20,000 options exercisable at $6.00 which expire in October 1998.

     In November 1996, the Company granted 60,000 options exercisable at $2.00 per share for a five year period. The options were granted to Joseph Monning, a significant long distance sales agent, to provide long distance consulting and assistance with the Company's long distance agents.

     In March 1996, the Company granted a total of 450,000 warrants to purchase common Stock to Messrs. Walko, Canney and Barletta, (150,000 each) then Directors of the Company. The warrants are exercisable for a five (5) year period at $4.00 per warrant. Each of these individual's warrants are currently exercisable.

     In March 1996, the Company granted 100,000 warrants to purchase Common Stock to Norbert Zealander, a member of the audit committee. The Warrants are exercisable for a five (5) year period at $4.00 per warrant and are currently exercisable.

     In connection with its public offering, the Company granted Barron Chase Securities, Inc., warrants to purchase 150,000 shares of Common Stock and 150,000 Warrants at an exercise price of $6.00. The warrants are exercisable through May 17, 2001.

     In April 1997, the Company granted 100,000 options to purchase Common Stock to Jim Bascom, an employee of GetNet, the Company's subsidiary, exercisable immediately at $1.00 per share for a period of three years.

     In June 1997, the Company granted Larry Cornwell options to purchase 200,000 shares at an exercise price of $1.00 per share.

COMPENSATION OF DIRECTORS

     Non-Employee Directors received $250 per meeting attended plus expenses. Employee Directors receive only reimbursement for out-of-pocket expenses. The foregoing statement of compensation of Directors is not a representation or assurance that such compensation will not be paid in the future at any particular time or in any particular amount. Mr. Cornwell and mr. Wirth may be deemed to receive the compensation paid to CCS pursuant to its consulting agreement while they are Directors.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     Michael J. Canney, the Company's former President and Director had an employment agreement with the Company through April 1998. In May 1997, Mr. Canney resigned as an Officer and Director and in June 1997, brought legal action against the Company for amounts due under his agreement. The Company has settled this action.


                            MARKET PRICES AND DIVIDENDS

     The Company's Common Stock is traded on the NASDAQ Bulletin Board. The following table sets forth the high and low closing price per share on the SmallCap Market, and the Bulletin Board as reported by NASDAQ for the periods indicated and the closing sales prices on December 18, 1997 and January 21, 1998 the last trading day before the public announcement of the Acquisition, and the change of domicile of incorporation of the Company.

     Quarter Ended                      High           Low            Close
     -------------                      ----           ---            -----

May 31, 1996                            6.75           6.75           6.75
August 31, 1996                         6.75           6.75           6.75
November 30, 1996                       4.0            4.0            4.0
February 28, 1997                       2.125          1.938          2.125
May 31, 1997                            0.719          0.625          0.656
August 30, 1997                         2.188          2.0            2.0

November 28, 1997                       2.125          1.938          2.125

February 27, 1998                       -              -              -

     The Company has not paid any cash dividends with respect to the Company Common Stock. Under certain bank credit facilities, the Company is currently precluded from paying cash dividends and making certain other restricted payments without the prior consent of its lenders. Although it is currently anticipated that no cash dividends will be paid on the Company Common Stock in the foreseeable future, the Board of Directors of the Company will review its dividends from time to time. In determining whether to declare dividends and the amount of dividends to be declared, the Company Board will consider relevant factors, including the Company's earnings, its capital needs and its general financial conditions.


                     DESCRIPTION OF THE COMPANY'S CAPITAL STOCK

     The Company's Articles of Incorporation, as amended, (the "Company Certificate") authorizes the issuance of up to 100,000,000 shares of the Company Common Stock, and up to 10,000,000 shares of Preferred Stock (the "Company Preferred Stock"). At March 1, 1998, there were issued and outstanding 38,301,225 shares of the Company Common's Stock and no shares of the Company's Preferred Stock. All outstanding shares of the Company Common Stock are fully paid and non-assessable. In addition, as of March 2, 1998, 3,865,000 shares of the Company Common Stock were reserved for issuance upon the exercise of certain warrants, stock options or other rights calling for issuances of Common Shares of the Company's Common Stock. Certificates of Designation, Preferences and Rights of Series B and Series C Preferred Stock of the Company were filed with the Secretary of State of California on January 30, 1998.


                     PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
                           WITH RESPECT TO THE ACQUISITION

     Set forth below is certain unaudited pro forma consolidated financial information with respect to the Acquisition, including an unaudited pro forma balance sheet at october 31, 1997, and unaudited pro forma statements of operations for the five months ended October 31, 1997 and the year ended May 31, 1997. The financial statements presented have been prepared on the basis that the acquisition of Orix Global Communications, Inc. took place as of the date of the balance sheet presented and at the beginning of each period for which a statement of operations is presented. The pro forma combined financial information does not purport to represent what the Company's financial position or results of operations would actually have been had the Acquisition occurred as of the dates or at the beginning of the period indicated, nor the project the Company's financial position or results of operations for any future date or period.

                               STOCKHOLDER PROPOSALS

     Stockholders of the Company who intend to submit proposals to the Company's stockholders at the annual meeting of stockholders to be held in 1998 must submit such proposals to the Company no later than May 1, 1998, in order for them to be included in the Company's proxy materials for such meeting. Stockholder proposals should be directed to the attention of the Secretary of the Company at the address of the Company set forth on the first page of this Proxy Statement.

                                    OTHER MATTERS

     The Board of Directors is not aware of any other matters to be brought before the Special Meeting. If any other matters, however, are properly brought before the meeting, the persons named in the enclosed form of proxy will have discretionary authority to vote all proxies with respect to such matters in accordance with their best judgment.

     The contents of this Proxy Statement have been approved and its mailing has been authorized by a resolution of the directors of the Company.

Dated at Las Vegas this 2nd day of March, 1998.

ON BEHALF OF THE BOARD



-------------------------------------
Kerry Rogers
President and Chief Executive Officer

                            TOUCH TONE AMERICA, INC.
                        FOR THE HOLDERS OF COMMON STOCK
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                  MEETING OF THE SHAREHOLDERS--MARCH 30, 1998

    The undersigned shareholder of Touch Tone America, Inc. (the "Company"), revoking all previous proxies, hereby appoints Kerry Rogers and Robert A. Michel and each of them acting individually, as proxies of the undersigned, and authorizes either or both of them to vote all shares of the Company's Common Stock held of record by the undersigned as of the close of business on March 2, 1998 at the Special Meeting of Shareholders of the Company to be held on March 30, 1997, at 9:00, and at any adjournment(s) or postponement(s) thereof (the "Special Meeting"), according to the votes the undersigned would be entitled to cast if then personally present.

    This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE ACQUISITION OF ALL THE ISSUED AND OUTSTANDING SHARES OF ORIX GLOBAL COMMUNICATIONS, INC., THE ELECTION OF THE NOMINEES LISTED BELOW, THE REINCORPORATION OF THE COMPANY IN THE STATE OF DELAWARE AND RELATED CHANGES TO THE COMPANY'S ARTICLES OF INCORPORATION, BYLAWS AND THE RIGHTS OF SHAREHOLDERS, AND THE APPROVAL OF HEIN + ASSOCIATES LLP AS INDEPENDENT AUDITORS OF THE COMPANY.

                                   PROPOSAL 1

1. The approval of the Acquisition of all the issued and outstanding shares of Orix Global Communications, Inc. ("Orix") and the Amended Agreement and Plan of Reorganization entered into between the Company, the shareholders of Orix, and Orix.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

                                   PROPOSAL 2

    The proposal to elect the nominees for the Board of Directors listed below is contingent upon the approval by the Shareholders of the Company of the Acquisition submitted for approval under Proposal 1.

2.  Election of Directors

    / /  For nominees for director name
below                            / /  WITHHOLD AUTHORITY TO VOTE

    / / For nominees for director named below except WITHHOLD AUTHORITY for vote for the nominee(s) whose name(s) is (are) lined through

    Nominees: Kerry Rogers, Robert A. Michel, William Bruce Voss, Larry Cornwell, and Eckley M. Keach.

                                   PROPOSAL 3

    The proposal to reincorporate the Company in the State of Delaware is contingent upon the approval by the Shareholders of the Company of the Acquisition submitted for approval under Proposal 1.

3. The approval of change in the Company's state of incorporation from California to Delaware and related changes to the Company's Articles of Incorporation, Bylaws and rights of Shareholders.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

                                   PROPOSAL 4

4. The approval of Hein + Associates LLP as independent auditors of the Company.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

5. In their discretion, to vote on such other matters as may properly come before the meeting, but which are not now anticipated, to vote for the lection of any person as a director should any person named in the proxy statement to be elected be unable to serve or for good cause cannot serve, and to vote upon matters incident to the conduct to the meeting.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

    THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF NOTICE OF THE SPECIAL MEETING AND THE PROXY STATEMENT FURNISHED IN CONNECTION THEREWITH. The undersigned also hereby ratifies all that the said proxies do by virtue hereof and hereby confirms that this proxy shall be valid and may be voted regardless of whether the shareholder's name is signed as set forth below or a seal affixed or description, authority or capacity of the person signing is given or any other defect of signature exists.
                                           Dated: _______________________ , 1998
                                           _____________________________________
                                           _____________________________________
                                                 (Shareholder's Signature)

                                           Please sign this proxy exactly as the
                                           name appears in the address above. If
                                           shares are registered in more than
                                           one name, all owners should sign. If
                                           signing in a fiduciary or
                                           representative capacity, such as
                                           attorney-in fact, executor,
                                           administrator, trustee or guardian,
                                           please give full title and attach
                                           evidence of authority. If signer is a
                                           corporation, please sign such
                                           officer's name and title and affix
                                           the corporate seal, if any.

    PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT TO THE COMPANY. Please complete, sign and date this Proxy and return it promptly regardless of whether you plan to attend the Special Meeting.

                     AMENDED AGREEMENT AND PLAN OF REORGANIZATION

     Agreement made as of the 7th day of November, 1997 by and among Touch Tone America, Inc., a California corporation, ("Buyer"), ORIX Global Communications, Inc., a Nevada corporation (the "Company" or "Seller") and the Shareholders of the Company whose names and addresses are set forth on the signature page hereof, (the "Shareholders"). Buyer, Seller, Company and Shareholders are sometimes referred to as "party" or "parties."

     The parties entered into an Agreement and Plan of Reorganization dated August 11, 1997 (the "Agreement") pursuant to which the Shareholders agreed to sell 1,200 shares of common stock, no par value per share, of the Company, constituting all the issued and outstanding common stock of the Company (the "Shares").

     The parties have agreed to amend the Agreement in order to substitute the consideration given by the Buyer for the Shares, as well as condition the closing of the transaction upon certain terms. Buyer agrees to acquire all the Shares in exchange for certain shares of the Common Stock of Buyer (the "Buyer's Stock") and the Seller and Shareholders desire to exchange the Shares for Buyer's Stock on the terms and conditions set forth herein. In consideration of the mutual agreements contained herein, the parties agree as follows:

     1.  ACQUISITION AND EXCHANGE OF SHARES.

          1.01 ACQUISITION. Buyer will acquire Seller pursuant to a reorganization whereby Seller will become a wholly owned subsidiary of Buyer.

          1.02. SHARES BEING EXCHANGED. Subject to the terms and conditions of this Agreement, at the Closing, provided for in Section 2.01 hereof (the "Closing"), Shareholders are assigning and delivering to Buyer the Shares and Buyer is acquiring such Shares, free and clear of all liens, claims, options, charges and encumbrances whatsoever in exchange for such number of Common Shares of the Buyer's Common Stock to represent after issuance 65% of all issued and outstanding shares of the Buyer's Common Stock after giving effect to all options, warrants or other rights calling for issuances of Common Shares of the Buyer's Common Stock. As of the date hereof, 4,561,245 shares of Buyer's Common Stock are issued and outstanding, and options, warrants or other rights calling for issuances of 3,393,400 Common Shares of the Buyer's Common Stock are outstanding.

     Accordingly, as of the date hereof, and before giving effect to any adjustments contemplated under Paragraph 1.04 below, the number of Common Shares of the Buyer's Common stock which represent, after issuance, 65% of all issued and outstanding shares of the Buyer's Common Stock after giving effect to all options, warrants or other rights calling for issuances of Common Shares of the Company currently outstanding, is 14,772,912..

          1.03. SHAREHOLDERS' REPRESENTATIVE. For this transaction, the Shareholders hereby irrevocably designate and appoint Kerry Rogers as their representative and attorney in fact, ("Orix Shareholders' Representative"), with full power and authority until the Closing to execute, deliver and receive on their behalf all notices, requests, certificates and other communications hereunder;

to, fix and alter on their behalf the date, time and place of the Closing; to waive, amend or modify any provisions of this Agreement and to take such other action on their behalf in connection with this Agreement, the Closing and the transactions contemplated hereby as such agent or agents deem appropriate; provided, however, that no such waiver, amendment or modification may be made if it would decrease the number of shares to be issued to the Sellers under Section 1.02 hereof or increase the extent of their obligation to indemnify Buyer under Section 8.02 hereof.

          1.04. ADJUSTMENTS TO NUMBER OF SHARES. In the event that, prior to any issuance and delivery of shares of Buyer's Common Stock to the Shareholders at Closing pursuant hereto, the outstanding shares of Buyer's Common Stock shall have been, with or without new consideration, increased, decreased, changed into or exchanged for a different number or kind of shares or securities through reorganization, recapitalization, reclassification, stock dividend, stock split, or other like changes in Buyer's capitalization, then an appropriate and proportionate adjustment shall be made in the number of the Buyer's Common Stock to be thereafter issued and delivered hereunder to the Shareholders at Closing in order for the Shareholders to acquire the proportion of the Buyer's equity contemplated under Paragraph 1.02 above, namely 65% of all issued and outstanding shares of the Buyer's Common Stock after giving effect to all options, warrants or other rights calling for issuances of Common Shares of the Buyer's Common Stock then outstanding.

     2.  THE CLOSING.

          2.01. TIME AND PLACE. The Closing hereunder shall occur at 10:00 a.m. at the offices of Seller, or at such other time and location as may be mutually agreed upon by Buyer and Seller, but which date shall be no later than January 31, 1998, or 24 hours after Shareholder approval.

          2.02. DELIVERIES BY THE SELLER. At the Closing, the Seller shall deliver to Buyer, (unless previously delivered or waived), the following:

               a. Certificates representing the Company Shares, duly endorsed or accompanied by stock powers, duly endorsed, duly executed in blank, (with signatures guaranteed by a national bank or a member firm of the New York Stock Exchange), and otherwise in form acceptable for transfer on the books of the Company, with all requisite stock transfer stamps attached.

               b. Certificates from appropriate authorities as to the good standing of, and payment of taxes by, the Company in the State in which it is incorporated and each jurisdiction in which it is qualified to do business as a foreign corporation, dated as of the most recent practicable date.

               c. The opinion of the Seller's counsel referred to in Section 7.c hereof.

               d. A general release from Shareholders of all claims Shareholders may have, as of the date of the Closing, against the Company, Buyer, and their subsidiaries or affiliates, or directors, officers, employees or agents of the Company, Buyer, or their subsidiaries or affiliates, except for such rights or claims arising under this Agreement and those listed in Exhibit 2.02(d).

               e. All other previously undelivered items required to be delivered by the Seller to Buyer at or prior to the Closing.

          2.03 DELIVERIES BY BUYER. At the Closing, Buyer shall deliver to the Sellers certificates of the appropriate number of Buyers Stock.

               a. Certificates representing the Company Shares, duly endorsed or accompanied by stock powers, duly endorsed, duly executed in blank, (with signatures guaranteed by a national bank or member firm of the New York Stock Exchange), and otherwise in form acceptable for transfer on the books of the Company, with all requisite stock transfer stamps attached.

               b. Certificates from appropriate authorities as to the good standing of, and payment of taxes by, the Buyer in the State in which it is incorporated and each jurisdiction in which it is qualified to do business as a foreign corporation, dated as of the most recent practicable date.

               c.  An opinion of the Buyer's counsel as referred to in Section
7.8 hereof.

               d. All other previously undelivered items required to be delivered by the Buyer to Seller at or prior to the Closing.

     3.  SECURITIES ACT.

          3.01 INVESTMENT REPRESENTATION. Each Seller acknowledges that the Buyer's Stock issuable pursuant to this Agreement will not have been registered under the Securities Act of 1933 (the Securities Act") and that Seller's Buyer Stock must be held indefinitely unless subsequently registered thereunder or an exemption from registration is available. Seller represents and warrants to Buyer that (i) Seller will acquire such Buyer Stock for investment, and not with a view to the distribution thereof within the meaning of the Securities Act,
(ii) such Seller will acquire such Buyer Stock for his or her own account and has not offered, and as of the Closing Date will not have offered and does not intend, and as of the Closing Date will not intend, to transfer, any participation or interest of any kind in such Buyer Stock to any other person, and (iii) the exchange of Buyer Stock for the Shares constitutes an investment decision of an amount and type consistent with such Seller's investment practices and objectives. Seller and Buyer each acknowledges that each party has been offered access to information, financial and otherwise, regarding each party which is deemed relevant by each party in this investment decision, and an opportunity to discuss such information with officers and employees of each party, and to examine each parties' books and records. In addition, until the Closing Date hereunder, Buyer shall deliver to Seller all filings made under the Securities Exchange Act of 1934 by Buyer.

          3.02 LEGENDING OF BUYER STOCK. The shares of Buyer stock issuable hereunder shall not be transferable except upon the conditions specified in this
Section 3, which conditions are intended to insure compliance with the provisions of the Securities Act in respect of the transfer of any such shares of Stock.

Each certificate for Buyer Stock issued to Seller, and each certificate for Buyer Stock issued to subsequent transferees of Seller, shall (unless otherwise permitted by this Section 3) be stamped or otherwise imprinted in substantially the following form:

"The transfer of the shares represented by this certificate is subject to compliance with the conditions specified in an Agreement, a copy of which is on file at the office of the Corporation, and no transfer of such shares shall be valid or effective until such conditions have been fulfilled."

          3.03 RESTRICTIONS ON TRANSFERABILITY. Each Shareholder, and any subsequent holder of a certificate of Buyer Stock bearing the restrictive legend set forth in Section 3.02, (hereinafter in this Section 3 called the "Holder") by acceptance thereof agrees, prior to any transfer or attempted transfer of such Buyer Stock, to give written notice to Buyer of such Holder's intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in reasonable detail, and shall contain an undertaking by the person giving such notice to furnish an opinion of counsel for the Holder with respect to the proposed sale, and such further information as may reasonably be required by Buyer or counsel referred to below. Promptly upon receiving any such notice, Buyer shall submit copies thereof to its counsel, and the following provisions shall apply:

          (i) If, in the opinion of such counsel, the proposed transfer of such Buyer Stock may be effected without registration under the Securities Act, Buyer shall as promptly as is practicable so notify the Holder of such Stock, and such Holder shall thereupon be entitled to transfer such Stock in accordance with the terms of the notice delivered by such Holder to Buyer. Each certificate of Buyer Stock issued upon the transfer of any such Stock shall bear the restrictive legend set forth above if in the opinion of such counsel such legend is required in order to insure compliance with the applicable provisions of the Securities Act;

          (ii) If, in the opinion of such counsel, the proposed transfer of such Buyer Stock may not be effected without registration under the Securities Act of such Stock, Buyer shall as promptly as is practicable so notify the Holder. The Holder thereof, agrees, as to such Stock, by acceptance thereof, that if the proposed transfer by him cannot, in the opinion of such counsel, be effected without such Stock under the Securities Act, such Holder will not transfer such securities unless they have been registered under the Securities Act by Buyer, as hereinafter provided, or unless the staff of the Securities and Exchange Commission has stated in writing that it would raise no objection with respect to the proposed transfer. The restrictions imposed by this
     Section 3 upon the transferability of any particular share or shares of Buyer Stock shall cease and terminate concurrently with the sale or other disposition thereof pursuant to and in the manner contemplated by an effective registration statement under the Securities Act, or pursuant to and in accordance with Rule 144 promulgated under the Securities Act, (or any similar rule or regulation hereafter promulgated). Whenever the restrictions imposed by the Section 3 shall terminate, as hereinabove provided, the Holder of any Buyer Stock as to which such restrictions shall have terminated shall be entitled to receive from Buyer one or more new certificates of Buyer Stock not bearing the restrictive legend set forth above, and not containing any other reference to the restrictions imposed by this Section 3.

     4. REPRESENTATIONS AND WARRANTIES OF THE SELLER. The Seller hereby represents and warrants to Buyer as follows (for the purposes of this Section 4, the Company shall include any subsidiaries of the Company). The Company represents and warrants:

          4.01. TITLE TO THE SHARES. Each Shareholder owns, and is transferring to Buyer at the Closing, good, valid and marketable title to the number of Shares set forth opposite his name on the signature page hereof, free and clear of all liens, claims, options, charges and encumbrances whatsoever. Such shares in the aggregate represents, and will as of the Closing represent, 100% of the issued and outstanding capital stock of the Company. There are no outstanding options, warrants, or rights to purchase or acquire any of the Shares of the Seller.

          4.02. VALID AND BINDING AGREEMENTS. As to each Shareholder, this Agreement constitutes the valid and binding agreement of each Shareholder, enforceable in accordance with its terms, and, as to Seller, neither the execution and delivery of this Agreement nor the consummation by Seller of the transaction contemplated hereby (a) violates or will violate any statute or law, or any rule, regulation or order of any court or governmental authority; or (b) violates or will violate, or conflicts with or will conflict with, or constitutes a default under or will constitute a default under, any contract, commitment, agreement, understanding, arrangement, or restriction of any kind to which Seller is a party or by which Seller is bound.

          4.03. ORGANIZATION. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada, and has corporate power and authority to own, lease, license and operate its business and assets. The Company is duly qualified to transact business as a foreign corporation in the State of California, and is in good standing in each jurisdiction where the nature of its business makes such qualification necessary or the failure to so qualify would have a material adverse effect on its business.

          4.04. ARTICLES AND BY-LAWS. The copies of the Articles of Incorporation and all amendments thereto of the Company, as certified by the Secretary of the Company and of the By-Laws, as amended to the date hereof, of the Company, as certified by its Secretary, which have heretofore been delivered to Buyer are complete and correct copies of the Articles of Incorporation and By-Laws of the Company as amended and in effect on the date of the Closing. All minutes of the Company are contained in minute books of the Company heretofore furnished to Buyer for examination and are being delivered to Buyer at the Closing, and no minutes have been included in such minute books since such examination by the Buyer that have not also been furnished to Buyer.

          4.05. CAPITALIZATION. The total number of shares of stock which the Company is authorized to issue is 2,500 shares of common stock of no par value per share, of which 1,200 shares are validly issued, fully paid and non-assessable. There is no option, warrant, agreement or understanding pursuant to which any person or entity has or may have the right to acquire any equity interest in the Company, or any other security convertible into any equity interest in the Company.

          4.06. FINANCIAL STATEMENTS. The Seller will deliver to Buyer balance sheets of the Company as of May 31, 1997, and statements of operations for the Company for the period then ending, and the report of Hein & Co., John Steinbeck, C.P.A. pertaining thereto. These financial statements have been prepared from the books and records of the Company, represent fairly the financial position of the Company as of the dates appearing thereon, and the results of operation of the Company for the period then ended, and have been prepared in accordance with generally accepted accounting principles consistently applied with those used in preparing financial statements of the Company during prior fiscal periods. Except as provided for or reserved against in the Balance Sheet dated May 31, 1997, (the "Balance Sheet") and except for liabilities incurred in the ordinary course of the business of the Company after the date of the balance sheet, and liabilities set forth on any of the exhibits delivered in connection herewith, there are no liabilities of any kind, whether accrued, absolute, contingent or otherwise, and whether or not determined or determinable.

          4.07. TAXES. The amount of the provision for liability for taxes on the Balance Sheet is sufficient for the payment of all unpaid federal, state and local income, franchise and property taxes of the Company accrued for or applicable to the period ended on the date of said Balance Sheet, and all years and periods prior thereto. The Company has collected or paid all applicable local tax returns, intangible tax returns and other tax returns which are required to be filed by it, and such returns and reports are true and correct. The Company has prepared and filed all Federal, State and County and local income, excise and other tax returns required to be filed by it, and all such returns are true and correct. The Company has paid all taxes which have become due pursuant to such returns, or pursuant to any assessment received by it. The Federal income tax returns of the Company have not been examined by the Internal Revenue Service. The Company has not incurred any tax liabilities other than in the ordinary course of business; there are no tax liens upon any of the properties or assets, real, personal or mixed, tangible or intangible, of the Company, (except for liens of taxes not yet due); and, except as reflected in the Balance Sheet, there are no pending questions relating to, or claims asserted for, taxes or assessments against the Company, and there is no basis for any such question or claim.

          4.08. PATENTS, TRADEMARKS, TRADE NAMES, PROGRAMS, ETC. Exhibit 4.08 hereto contains an accurate and complete description of all patents, trademarks, trade names, assumed names, computer programs, licenses, franchises and copyrights, and any applications therefore, presently owned, held by, or used by the Company, or under which the Company owns or holds any license. No products or services of the Company, nor any patents, formula, processes, know-how, trade secrets, trademarks, trade names, assumed names, copyrights or designations used in the business of the Company infringe on any patents, trademarks, copyrights or any other rights of any person. The Company has the right to market its products and services and conduct its business as currently being conducted. Neither the Company nor any Seller knows or has any reason to believe that there are any claims or rights of any third parties of infringement, or any conflict with the rights of third parties, and the Company is not in receipt of any notice or complaint of any infringement or conflict with the rights of others in any patents, copyrights, trademarks or trade names, or computer programs, trade secrets or any other proprietary rights. No claims have been made by the Company of any infringement or conflicts by others with the rights of the Company with respect to any patents, copyrights, trademarks, computer programs, formulations, trade names, trade secrets or proprietary information used in the Company's business. Neither the Company nor any Seller knows of any basis for the making of any such claim. No Seller, officer, director, employee or consultant of the Company owns, directly or indirectly, in whole or in part, any patents, copyrights, trademarks, trade names, computer programs, or any trade secrets or proprietary information which are presently being used in the Company's business.

          4.09. INSURANCE. The Company has in force and effect and is covered under policies of insurance covering such risks, and in amounts adequate for the size and scope of its business. A description of its insurance policies is set forth in Exhibit 4.09.

          4.10. ASSETS. The Company has good and marketable title to all of its properties, free and clear of all liens and encumbrances except as noted in the Balance Sheet, and set forth in detail in Exhibit 4.10 hereto. The properties and assets of the Company are in good repair and condition, and are adequate for the conduct of the business of the Company as now being conducted, and for the anticipated growth of the Company's business. The assets of the Company will include those operations and investments set forth in detail in
Exhibit 4.10. In the event the Company is required to pay additional consideration to acquire such rights, operations or investments, such payments shall reduce the Company shares due Sellers herein by the same amount.

          4.11. BANKING ARRANGEMENTS. Set forth as Exhibit 4.11 hereto and delivered to Buyer is a complete list of each bank in which the Company has an account, line of credit, or other banking arrangement, and the account number, balance and signatories of each such account, line of credit and loan.

          4.12. EMPLOYEES. Set forth in Exhibit 4.12 hereto and delivered to Buyer is a complete list setting forth the name, current annual salaries of all officers, directors and employees of the Company, together with copies of any employment agreements or other employment commitments of the Company.

          4.13. PURCHASE COMMITMENTS. The Company has performed, in all material respects, all of the obligations required to be performed by it to date under all purchase agreements and purchase orders as conditions precedent to the delivery of the items called for therein. No such purchase commitment is in excess of the ordinary, common and usual requirements of the business of the Company.

          4.14. COMMITMENTS. The Company has performed, in all material respects, all of the obligations required to be performed by it to date under all of its sales, rental, service and franchise agreements and commitments. No information has come to the attention of the Company or any Seller which would tend to indicate that any of the customers of the Company are currently, or are likely to become, unable to perform under the terms of any agreement or commitment entered into with it. All leases entered into by the Company involving remaining aggregate rentals in excess of $5,000 are set forth in
Exhibit 4.14 and have been delivered to Buyer.

          4.15. AGENCY AGREEMENTS. Set forth in Exhibit 4.15 hereto and delivered to Buyer are copies of all agreements and other commitments with franchisees, distributors, dealers, sales representatives, consultants and other agencies and entities engaged or utilized by the Company.

          4.16. LABOR AGREEMENTS AND POLICIES. The Company is not a party to or bound by any collective bargaining agreement, and the Company or any Seller is not aware of any attempt to organize any of the employees of the Company. There are no strikes or other labor disputes pending, or to the knowledge of the Company or any of the Sellers, threatened against the Company. The Company has complied in all material respects with the Fair Labor Standards Act, Occupational Safety and Health Act, Equal Employment Opportunity and all other applicable Federal and State laws regarding employment, and in respect to hours worked by and payments made to the employees of the Company.

          4.17. EMPLOYMENT BENEFIT PLANS. Set forth in Exhibit 4.17 hereto and delivered to Buyer are copies of all pension, retirement, profit-sharing, bonus, deferred compensation, stock option, stock purchase, severance pay, vacation policy and pay, medical, dental, life insurance, death benefit and other plans or agreements providing benefits to employees of the Company.

There are no unfunded liabilities attributed to any employee benefit plans providing benefits to employees of the Company, and none will arise upon the termination of any such plans. The Company is in full compliance with all laws, rules and regulations governing employee benefits. The Company has an established policy that its employees may not accrue vacation time beyond the period of 12 months.

          4.18.  OTHER MATERIAL CONTRACTS AND COMMITMENTS.  Set forth in Exhibit
4.18 and delivered to Buyer are copies of all material contracts, agreements, instruments and other commitments to which the Company or the Seller is a party and which are not included in other exhibits hereto. Except as included in said
Exhibit 4.18 and such other exhibits to this Agreement, the Company is not a party to or bound by any written or oral (a) material contract, agreement or other instrument or understanding creating a liability; (b) material lease, mortgage, pledge, conditional sales contract, security agreement, factoring agreement or other similar agreement with respect to any real or personal property, whether as lessor or lessee or otherwise; (c) material agreement or arrangement for the borrowing of money or for a line of credit; (d) agreement or arrangement for the sale of the assets of the Company or for the grant of any preferential rights to purchase any of the assets, property or rights of the Company or for the transfer or the assignment thereof other than the ordinary course of business of the Company; (e) guarantee, surety, subordination or other agreement for related type of agreement or arrangement; (f) agreement of any kind with any director or officer or with any associate of any such person; (g) material agreement or commitment for capital expenditures or for the acquisition of fixed assets. As used in this Section 4.18, the term "material" refers to any contract, agreement, commitment, instrument or understanding involving a liability, actual or potential, in excess of $5,000.

          4.19. PERFORMANCE OF OBLIGATIONS. The Company has performed all of the material obligations required to be performed by it and is not in material default under any of the agreements, leases, contracts, or other documents to which it is a party. No party with whom the Company has an agreement or commitment is in material default thereof. As used in this Section 4.19, the term "material" refers to a default involving more than $500 or which, when aggregated with other defaults, would exceed $2,000, or which would give the nondefaulting party a right to cancel or terminate such defaulted agreement or obligation.

          4.20. CONFLICT. Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will conflict with or result in a breach of, or give rise to, or termination of, or accelerate the maturity of or the performance required by any terms of the Articles of Incorporation or By-laws, or any indenture, loan agreement, lease or other agreement or arrangement of the Company or any Seller, or constitute a default thereunder, or result in the creation of any lien, charge or encumbrance upon any of the assets or properties of the Company.

          4.21. LITIGATION, ETC. Except as set forth in Exhibit 4.21 hereto and delivered to Buyer, there is no investigation by any governmental agency or any legal proceedings pending, or to the best knowledge of the Seller, threatened against the Company, or the property, assets or good will thereof, and there is no outstanding order, writ, injunction or decree of any court or governmental agency against or affecting the Company, or against or affecting its business, property, assets, good will or common stock.

          4.22. COMPLIANCE WITH LAWS. The Company has complied in all material respects with all laws, regulations and orders applicable to the conduct of its business, and the Company possesses all permits, licenses and other approvals and authorizations of all governmental agencies which are necessary to the conduct of its business, and all said permits, licenses and other approvals and authorizations are in full force and effect. The Company has not received any notice of, and is not aware of any material violation of, any zoning regulation or ordinance or of any law, order, regulation or requirement relating to the operation of its business which remains uncured or which has not been dismissed.

          4.23. RECENT TRANSACTIONS. Except as shown on the Exhibits delivered in connection herewith, the business of the Company has been conducted diligently and only in the ordinary course and the Company has not (a) incurred or become subject to any obligation or liability, (absolute or contingent), except current liabilities incurred in the ordinary course of business of the Company, and under contracts entered into in the ordinary course of business of the Company, none of which involves potential liability in excess of $5,000 or is not cancelable in thirty (30) days or less notice without penalty or liquidated damages; (b) discharged or satisfied any lien or encumbrance, or paid any obligation, (tangible or intangible), other than liabilities shown on the Balance Sheet and current liabilities incurred since the date of the said Balance Sheet in the ordinary course of business of the Company; (c) mortgaged, pledged or subjected to lien, charge or any other encumbrance, any of its assets, real or personal, tangible or intangible; (d) sold or transferred any of its assets, property or rights, or canceled any debts or claims except in each case in the ordinary course of business of the Company, or entered into any agreement or arrangement granting any preferential rights to purchase any of its assets, property or rights or which requires consent of any third party to the transfer and assignment of any of its assets, property or rights; (e) suffered any extraordinary losses, (whether or not covered by insurance), or waived any rights of substantial value; (f) made or permitted any amendment or termination of any contract, agreement or license to which it is a party, otherwise than in the ordinary course of business; (g) through negotiation or otherwise, made any commitment or incurred any liability to any labor organization; (h) made capital expenditures or entered into agreements therefor aggregating more than $5,000;
(i) issued any stock, bonds or any other corporate securities or granted any options, warrants or other rights calling for the issuance thereof; (j) amended its Articles of Incorporation or By-Laws.

          4.24. WARRANTIES. There are no pending claims against the Company or its insurers for breach of any warranty, or with respect to liability for defective products or services.

          4.25. BROKERS AND FINDER. Seller has not entered into an agreement with any person, firm or corporation, or become indirectly a party to any such agreement, nor has he taken any action or is he aware of any facts which would result in the assertion of any liability or claim for the payment of any commission, brokerage or finder's fee in connection with his execution of this Agreement or the consummation of transactions contemplated herein.

          4.26. ACCOUNTS RECEIVABLE. Marked as Schedule 4.26 hereto and delivered to Buyer is a complete list, appropriately aged, of the accounts receivable of the Company as a date within ten (10) days of the date hereof. Such accounts receivable of Company are valid and collectible in full and are not subject to defense, set-off or counterclaim on the part of the account debtor or any known assignee of any of such accounts except for the amount of the allowance for uncollectible accounts shown on the Schedule.

          4.27. DISCLOSURE. All material facts regarding the assets, business, operations, financial condition and prospects of the Company are reflected in the Balance Sheet, or have been disclosed herein, or have been disclosed to Buyer in writing set forth as Exhibit 4.27 hereto. No representation or warranty by the Seller contained in this agreement, and no statement contained in any certificate, schedule, exhibit, list or other writing furnished to Buyer pursuant to the provisions hereof or in connection with the negotiation hereof, contains any untrue statement of any material fact or omits to state a material fact necessary in order to make the statements herein not misleading.

          4.28. UPDATE. The Seller will promptly advise the Buyer in writing of any changes in any of the representations, warranties or Exhibits herein and these representations and warranties shall be true and correct as of the date of the Closing as well as the date hereof, and Seller will provide Buyer with quarterly and annual balance sheets and income statements of the Company from the date hereof through the Closing Date.

     5. REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer warrants and represents to the Seller and Shareholders as follows:

          5.01. ORGANIZATION. With the exception of items in Exhibit 5.0l, the Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has corporate power and authority to own, lease, license and operate its business and assets. The Buyer is duly qualified to transact business as a foreign corporation and is in good standing in each jurisdiction where the nature of its business makes such qualification necessary or the failure to so qualify would have a material adverse effect on its business.

          5.02. CAPITAL. The authorized capital stock of Buyer consists of 100,000,000 shares of Common Stock of which 4,568,245 shares of Common Stock are currently issued and outstanding and 100,000,000 shares of Preferred Stock of which no shares are issued and outstanding. All of the issued and out-standing shares are duly and validly issued, fully paid and nonassessable. There are no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating Buyer to issue or to transfer from treasury any additional shares of its capital stock of any class, except as set forth in Exhibit 5.02 hereto.

          5.03. SUBSIDIARIES. Buyer does not have any subsidiaries or own any interest in any other enterprise (whether or not such enterprise is a corporation) except as set forth in Exhibit 5.03.

          5.04. FINANCIAL STATEMENTS. The balance sheets of Buyer and the financial statements set forth in Buyer's reports to the U.S. Securities and Exchange Commission have been prepared in accordance with generally accepted accounting principles and practices consistently followed by Buyer throughout the periods indicated, and fairly present the financial position of Buyer as of the dates of the balance sheets included in the financial statements, and the results of operations for the period indicated. Except as provided for or reserved against in the Balance Sheet dated May 31, 1997, (the "Balance Sheet"), and except for liabilities incurred in the ordinary course of the business of the Company after the date of the balance sheet and liabilities set forth on any of the exhibits delivered in connection herewith, there are no liabilities of any kind, whether accrued, absolute, contingent or otherwise and whether or not determined or determinable.

          5.05. ABSENCE OF CHANGES. Except as set forth in the Exhibits herein, there has not been any change in the financial condition or operations of Buyer, except for changes in the ordinary course of business, which changes have not in the aggregate been materially adverse.

          5.06. INVESTIGATION OF FINANCIAL CONDITION. Without in any manner reducing or otherwise mitigating the representations contained herein, Sellers shall have the opportunity to meet with Buyer's accountants and attorneys to discuss the operation and financial condition of Buyer. Buyer shall make available to Seller all books and records of Buyer.

          5.07. LITIGATION. Except as set forth in Exhibit 5.07, Buyer is not a party to any suit, action, arbitration, or legal, administrative, or other proceeding, or governmental investigation pending or, to the best knowledge of Buyer, threatened against or affecting Buyer or its business, assets, or financial condition. Buyer is not in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department agency, or instrumentality.

          5.08. AUTHORITY. The Board of Directors of Buyer has authorized the execution of this Agreement and the transactions contemplated herein, and Buyer has full power and authority to execute, deliver and perform this Agreement and this Agreement is the legal, valid and binding obligation of Buyer, is enforceable in accordance with its terms and conditions, except as may be limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally.

          5.09. ABILITY TO CARRY OUT OBLIGATIONS. The execution and delivery of this Agreement by Buyer and the performance by Buyer will not conflict with or result in (a) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, certificate of incorporation, bylaw, or other agreement or instrument to which Buyer is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of Buyer, or 8 an event that would result in the creation or imposition of any lien, charge, or encumbrance on any asset of Buyer.

          5.10. VALIDITY OF BUYER'S SHARES. The shares of Buyer's Common Stock to be delivered pursuant to this Agreement, when issued in accordance with the provisions of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable.

          5.11. ARTICLES AND BY-LAWS. The copies of the Articles of Incorporation and all amendments thereto of the Buyer, as certified by the Secretary of the Buyer and of the By-Laws, as amended to the date hereof, of the Buyer, as certified by its Secretary, which have heretofore been delivered to Seller are complete and correct copies of the Articles of Incorporation and By-Laws of the Buyer as amended and in effect on the date of the Closing. All minutes of the Buyer are contained in minute books of the Buyer heretofore furnished to Seller for examination and are being delivered to Seller at the Closing, and no minutes have been included in such minute books since such examination by the Seller that have not also been furnished to Seller.

          5.12. TAXES. The amount of the provision for liability for taxes on the Balance Sheet is sufficient for the payment of all unpaid federal, state and local income, franchise and property taxes of the Buyer accrued for or applicable to the period ended on the date of said Balance Sheet and all years and periods prior thereto. The Buyer has collected or paid all applicable local tax returns, intangible tax returns and other tax returns which are required to be filed by it, and such returns and reports are true and correct. The Buyer has prepared and filed all Federal, State and County and local income, excise and other tax returns required to be filed by it and all such returns are true and correct. The Buyer has paid all taxes which have become due pursuant to such returns or pursuant to any assessment received by it. The Federal income tax returns of the Buyer have not been examined by the Internal Revenue Service. The Buyer has not incurred any tax liabilities other than in the ordinary course of business; there are no tax liens upon any of the properties or assets, real, personal or mixed, tangible or intangible, of the Buyer, (except for liens of taxes not yet due); and, except as reflected in the Balance Sheet, there are no pending questions relating to, or claims asserted for, taxes or assessments against the Buyer, and there is no basis for any such question or claim. Seller is aware there is a need to amend the payroll tax. As of this date it has not been determined how much. Buyer will notify Seller of final result.

          5.13. PATENTS, TRADEMARKS, TRADE NAMES, PROGRAMS, ETC. Exhibit 4.08 hereto contains an accurate and complete description of all patents, trademarks, trade names, assumed names, computer programs, licenses, franchises and copyrights, and any applications therefore, presently owned, held by, or used by the Buyer, or under which the Buyer owns or holds any license. No products or services of the Buyer, nor any patents, formula, processes, know-how, trade secrets, trademarks, trade names, assumed names, copyrights or designations used in the business of the Buyer infringe on any patents, trademarks, copyrights or any other rights of any person. The Buyer has the right to market its products and services and conduct its business as currently being conducted. The Buyer does not know or has any reason to believe that there are any claims or rights of any third parties of infringement or any conflict with the rights of third parties and the Buyer is not in receipt of any notice or complaint of any infringement or conflict with the rights of others in any patents, copyrights, trademarks or trade names, or computer programs, trade secrets or any other proprietary rights. No claims have been made by the Buyer of any infringement or conflicts by others with the rights of the Buyer with respect to any patents, copyrights, trademarks, computer programs, formulations, trade names, trade secrets or proprietary information used in the Buyer's business. The Buyer does not know of any basis for the making of any such claim. No officer, director, employee or consultant of the Buyer owns, directly or indirectly, in whole or in part, any patents, copyrights, trademarks, trade names, computer programs, or any trade secrets or proprietary information which are presently being used in the Buyer's business.

          5.14. INSURANCE. The Buyer has in force and effect and is covered under policies of insurance covering such risks and in amounts adequate for the size and scope of its business. Until such time as new management can review such policies, Touch Tone America, Inc. is required to keep all insurance policies, (liability and otherwise), in full force and effect. A description of its insurance policies is set forth in Exhibit 5.14.

          5.15. ASSETS. The Buyer has good and marketable title to all of its properties, free and clear of all liens and encumbrances except as noted in the Balance Sheet and set forth in detail in Exhibit 5.15. hereto. The properties and assets of the Buyer are in good repair and condition and are adequate for the conduct of the business of the Buyer as now being conducted and for the anticipated growth of the Buyer's business. The assets of the Buyer will include those operations and investments set forth in detail in Exhibit 5.15. In the event Buyer is required to pay additional consideration to acquire such rights, operations or investments, such payments shall reduce the Buyer shares due Sellers herein by the same amount.

          5.16. BANKING ARRANGEMENTS. Set forth as Exhibit 5.16 hereto and delivered to Seller is a complete list of each bank in which the Buyer has an account, line of credit, or other banking arrangement and the account number, balance and signatories of each such account, line of credit and loan.

          5.17. EMPLOYEES. Set forth in Exhibit 5.17 hereto and delivered to Seller is a complete list setting forth the name, current annual salaries of all officers, directors and employees of the Buyer, together with copies of any employment agreements or other employment commitments of the Buyer.

          5.18. PURCHASE COMMITMENTS. The Buyer has performed, in all material respects, all of the obligations required to be performed by it to date under all purchase agreements and purchase orders as conditions precedent to the delivery of the items called for therein. No such purchase commitment is in excess of the ordinary, common and usual requirements of the business of the Buyer.

          5.19. COMMITMENTS. The Buyer has performed, in all material respects, all of the obligations required to be performed by it to date under all of its sales, rental, service and franchise agreements and commitments. No information has come to the attention of the Buyer which would tend to indicate that any of the customers of the Buyer are currently, or are likely to become, unable to perform under the terms of any agreement or commitment entered into with it. All leases entered into by the Buyer involving aggregate rentals in excess of $5,000 are set forth in Exhibit 5.19 and have been delivered to Seller.

          5.20. AGENCY AGREEMENTS. Set forth in Exhibit 4.15 hereto and delivered to Seller are copies of all agreements and other commitments with franchisees, distributors, dealers, sales representatives, consultants and other agencies and entities engaged or utilized by the Buyer.

          5.21. LABOR AGREEMENTS AND POLICIES. The Buyer is not a party to or bound by any collective bargaining agreement and the Buyer is not aware of any attempt to organize any of the employees of the Buyer. There are no strikes or other labor disputes pending, or to the knowledge of the Buyer, threatened against the Buyer. The Buyer has complied in all material respects with the Fair Labor Standards Act, Occupational Safety and Health Act, Equal Employment Opportunity and all other applicable Federal and State laws regarding employment and in respect to hours worked by and payments made to the employees of the Buyer.

          5.22. EMPLOYMENT BENEFIT PLANS. Set forth in Exhibit 5.22 hereto and delivered to Seller are copies of all pension, retirement, profit-sharing, bonus, deferred compensation, stock option, stock purchase, severance pay, vacation policy and pay, medical, dental, life insurance, death benefit and other plans or agreements providing benefits to employees of the Buyer. There are no unfunded liabilities attributed to any employee benefit plans providing benefits to employees of the Buyer, and none will arise upon the termination of any such plans. The Buyer is in full compliance with all laws, rules and regulations governing employee benefits. The Buyer has an established policy that its employees may not accrue vacation time beyond the period of 12 months.

          5.23.  OTHER MATERIAL CONTRACTS AND COMMITMENTS.  Set forth in Exhibit
5.23 and delivered to Seller are copies of all material contracts, agreements, instruments and other commitments to which the Buyer is a party and which are not included in other exhibits hereto. Except as included in said Exhibit 4.18 and such other exhibits to this Agreement, the Buyer is not a party to or bound by any written or oral (a) material contract, agreement or other instrument or understanding creating a liability; (b) material lease, mortgage, pledge, conditional sales contract, security agreement, factoring agreement or other similar agreement with respect to any real or personal property, whether as lessor or lessee or otherwise; (c) material agreement or arrangement for the borrowing of money or for a line of credit; (d) agreement or arrangement any for the sale of the assets of the Buyer or for the grant of any preferential rights to purchase any of the assets, property or rights of the Buyer or for the transfer or the assignment thereof other than the ordinary course of business of the Buyer; (e) guarantee, surety, subordination or other agreement for related type of agreement or arrangement; (f) agreement of any kind with any director or officer or with any associate of any such person; (g) material agreement or commitment for capital expenditures or for the acquisition of fixed assets. As used in this Section 4.18, the term "material" refers to any contract, agreement, commitment, instrument or understanding involving a liability, actual or potential, in excess of $5,000.

          5.24. PERFORMANCE OF OBLIGATIONS. The Buyer has performed all of the material obligations required to be performed by it and is not in material default under any of the agreements, leases, contracts, or other documents to which it is a party. No party with whom the Buyer has an agreement or commitment is in material default thereof. As used in this Section 4.19, the term "material" refers to a default involving more than $500 or which, when aggregated with other defaults, would exceed $2,000, or which would give the nondefaulting party a right to cancel or terminate such defaulted agreement or obligation.

          5.25. CONFLICT. Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will conflict with or result in a breach of, or give rise to, or termination of, or accelerate the maturity of or the performance required by any terms of the Articles of Incorporation or By-laws or any indenture, loan agreement, lease or other agreement or arrangement of the Buyer, or constitute a default thereunder, or result in the creation of any lien, charge or encumbrance upon any of the assets or properties of the Buyer.

          5.26. LITIGATION, ETC. Except as set forth in Exhibit 5.26 hereto and delivered to Seller, there is no investigation by any governmental agency or any legal proceedings pending, or to the best knowledge of the Buyer, threatened against the Buyer, or the property, assets or good will thereof, and there is no out-standing order, writ, injunction or decree of any court or governmental agency against or affecting the Buyer, or against or affecting its business, property, assets, good will or common stock.

          5.27. COMPLIANCE WITH LAWS. The Buyer has complied in all material respects with all laws, regulations and orders applicable to the conduct of its business, and the Buyer possesses all permits, licenses and other approvals and authorizations of all governmental agencies which are necessary to the conduct of its business and all said permits, licenses and other approvals and authorizations are in full force and effect. The Buyer has not received any notice of, and is not aware of any material violation of, any zoning regulation or ordinance or of any law, order, regulation or requirement relating to the operation of its business which remains uncured or which has not been dismissed.

          5.28. RECENT TRANSACTIONS. Except as shown on the Exhibits delivered in connection herewith, the business of the Buyer has been conducted diligently and only in the ordinary course and the Buyer has not (a) incurred or become subject to any obligation or liability (absolute or contingent) except current liabilities incurred in the ordinary course of business of the Buyer and under contracts entered into in the ordinary course of business of the Buyer, none of which involves potential liability in excess of $5,000 or is not cancelable in thirty days or less notice without penalty or liquidated damages; (b) discharged or satisfied any lien or encumbrance or paid any obligation (tangible or intangible) other than liabilities shown on the Balance Sheet and current liabilities incurred since the date of the said Balance Sheet in the ordinary course of business of the Buyer; (c) mortgaged, pledged or subjected to lien, charge or any other encumbrance, any of its assets, real or personal tangible or intangible; (d) sold or transferred any of its assets, property or rights or canceled any debts or claims except in each case in the ordinary course of business of the Buyer, or entered into any agreement or arrangement granting any preferential rights to purchase any of its assets, property or rights or which requires consent of any third party to the transfer and assignment of any of its assets, property or rights; (e) suffered any extraordinary losses (whether or not covered by insurance) or waived any rights of substantial value; (f) made or permitted any amendment or termination of any contract, agreement or license to which it is a party, otherwise than in the ordinary course of business; (g) through negotiation or otherwise, made any commitment or incurred any liability to any labor organization; (h) made capital expenditures or entered into agreements therefor aggregating more than $5,000; (i) issued any stock, bonds or any other corporate securities or granted any options, warrants or other rights calling for the issuance thereof; (j) amended its Articles of Incorporation or By-Laws.

          5.29. WARRANTIES. There are no pending claims against the Buyer or its insurers for breach of any warranty or with respect to liability for defective products or services.

          5.30. BROKERS AND FINDER. Buyer has not entered into an agreement with any person, firm or corporation, or become indirectly a party to any such agreement nor has he taken any action or is he aware of any facts which would result in the assertion of any liability or claim for the payment of any commission, brokerage or finder's fee in connection with his execution of this Agreement or the consummation of transactions contemplated herein.

          5.31. ACCOUNTS RECEIVABLE. Marked as Schedule 5.31 hereto and delivered to Seller is a complete list, appropriately aged, of the accounts receivable of the Buyer as a date within ten (10) days of the date hereof. Such accounts receivable of Buyer are valid and collectible in full and are not subject to defense, set-off or counterclaim on the part of the account debtor or any known assignee of any of such accounts except for the amount of the allowance for uncollectible accounts shown on the Schedule.

          5.32. DISCLOSURE. All material facts regarding the assets, business, operations, financial condition and prospects of the Buyer are reflected in the Balance Sheet, or have been disclosed herein, or have been disclosed to Buyer in writing set forth as Exhibit 5.32 hereto. No representation or warranty by the Buyer contained in this agreement and no statement contained in any certificate, schedule, exhibit, list or other writing furnished to Seller pursuant to the provisions hereof or in connection with the negotiation hereof, contains any untrue statement of any material fact or omits to state a material fact necessary in order to make the statements herein not misleading.

          5.33. UPDATE. The Buyer will promptly advise the Seller in writing of any changes in any of the representations, warranties or Exhibits herein and these representations and warranties shall be true and correct as of the date of the Closing as well as the date hereof, and Buyer will provide Seller with quarterly and annual balance sheets and income statements of the Buyer from the date hereof through the Closing Date.


     6. OBLIGATIONS OF BOTH PARTIES PRIOR TO CLOSING DATE. During the period from the date hereof to the Closing date, both parties shall cause the following:

          6.01. Refrain from doing any of the types of acts described in paragraph 4.23 hereof, or entering into any of the types of contracts, agreements, instruments or other commitments of the nature described or referred to in paragraph 4.18 hereof, without the prior written consent of the other party.

          6.02. Give each party's representative full access, during normal business hours and upon reasonable notice, to all of the assets, properties, books, financial records, accounts and sales records of each party, working papers of its accountants, agreements and commitments of each party, and furnish each parties' representatives all such information concerning the business of each party, as each party may request, including copies of all the documents described in this Agreement and the exhibits hereto; provided, however, that any furnishing of such information to each party for investigation by each party shall not affect the right of each party to rely upon the representations and warranties made by each party in this Agreement; and provided, further, that each party will hold in strictest confidence all documents and information concerning the other party, and, if the transactions contemplated in this Agreement shall not be consummated, shall maintain such confidence and immediately thereafter return all such documents to the other party.

          6.03. Conduct its business and operations in the manner in which the same had heretofore been conducted, except as other-wise consented to by each party and in conformity with all applicable laws, maintain its properties in good repair and operating condition, and maintain its books of accounts in a manner which accurately reflects all items of its income, expenses and liabilities, in accordance with generally accepted accounting principles consistently applied.

          6.04. Use its best efforts to maintain and preserve its business organization and to preserve its relationships with its customers, suppliers, employees and others having business relations with it, to the extent that the going business of each party shall be unimpaired at the Closing.

          6.05. Not to merge or consolidate with, or agree to sell any of the operations being conducted by it, or (otherwise than in the ordinary course of business) any of its assets necessary to or utilized in connection with such operations to any other organization, or enter into any agreement to do any of the foregoing, in each case without the prior consent of the other party.

          6.06. Deliver to each party promptly after they become available balance sheet and income statement and its subsidiaries, certified by the Company's accountants for the fiscal period ending September 30, 1997, and copies of all communications to its Stockholders.

          6.07. Not to take any action or omit to take any action if the effect thereof is or may be to cause any of the representations or warranties of either party to be inaccurate or incomplete in any respect as if such representations or warranties were made at and as of the Closing.

          6.08. Not to declare or pay any dividend or other distributions of any shares of its capital stock or issue any capital stock or any security convertible into its capital stock or options to purchase its capital stock except in any transactions disclosed in Exhibit 6.08 hereto.

     From and after the date of this Agreement and until the Closing Date (the "Interim Period"):

          6.09. Each Party's OPERATION OF BUSINESS. Each party shall operate its business only in the usual, regular and ordinary manner and, to the extent consistent with such operation, keep the business organization intact and preserve the present business relationships with customers, suppliers and others having business dealings with each party.

          6.10. CERTAIN TRANSACTIONS. Neither party shall enter into any transaction, take any action nor fail to take any action which would result in, or could reasonably be expected to result in or cause, any of the representations, warranties, disclosures, agreements or covenants of either party contained in this Agreement, the exhibits hereto or any document delivered pursuant to this Agreement or in connection with the consummation of the transactions contemplated hereby, not being true and complete at and as of the time immediately after the occurrence of such transaction or the action is taken or failed to be taken and also on the Closing Date. Notwithstanding anything to the contrary herein, each party shall be entitled to split its stock, increase its authorized shares and issue shares of its common and preferred stock.

          6.11. CORPORATE ACTION; APPROVALS AND CONSENTS. Each party shall take or cause to be taken all action and will use its best efforts to obtain in writing as promptly as possible all approvals and consents required to be obtained in order to effectuate the consummation of the transactions contemplated hereby.

          6.12. ADVICE OF CHANGES. During the Interim Period, each party shall promptly advise the other party in writing of any fact which, if existing or known at the date of this Agreement, would have been required to be set forth in or disclosed pursuant to this Agreement.

          6.13. ACCESS TO PROPERTIES AND RECORDS. Each party and their counsel, accountants and other representatives shall be given full access during normal business hours to all of the properties, personnel, books, tax returns, contracts, commitments and records of their other party and shall be furnished with all such documents and information with respect to the affairs of the other party or their counsel or accountants may from time to time reasonably request.

          6.14. CARRY ON IN REGULAR COURSE. Each party shall carry on its business diligently and substantially in the same manner as heretobefore with such changes as agreed upon by its Board of Directors..

          6.15. CONTRACTS AND COMMITMENTS. Except as otherwise provided herein, neither party shall enter into any contract or commitment or engage in any transaction not in the usual and ordinary course of business and consistent with past practices without the written consent of the other party..

          6.16. COMPLIANCE WITH LAWS. Each party will duly comply with all applicable laws as may be required for the valid and effective consummation of the transactions contemplated by this Agreement.

     7.  CONDITIONS TO OBLIGATIONS OF EACH PARTY.

       Each party's obligations under this Agreement are subject to the satisfaction at or prior to the Closing of each of the following conditions (all or any of which may be waived in writing in full or in part by each party):

          (a) The representations and the warranties of each party set forth in this Agreement shall be true and complete in all material respects as of the Closing date. All of the terms, provisions and conditions of this Agreement to be performed or complied with by each party before the Closing shall have duly been complied with and performed;

          (b) Each party shall receive at the Closing legal title to all of the certificates representing the Shares, free and clear of all liens, pledges, encumbrances of any kind, nature or description, with exception of legends referenced in Section 3.

          (c) Each party shall have received an opinion of counsel dated the Closing and addressed to the other party to the same effect of Sections 4.03 and
4.05 of this Agreement, and to the further effect that (i) this Agreement has been duly executed by, and is a valid and binding obligation, except that such counsel may assume, unless having reason to believe otherwise, the legal capacity and genuineness of all signatures; (ii) based on statements and representations to such counsel, which such counsel has no reason to believe are inaccurate, and the share certificates relating to the Shares and books of the Company which such counsel has examined, each party owns and is transferring at the Closing, good, valid and marketable title to the number of shares set forth in Section 1.01 hereof free and clear of all liens, options, charges and encumbrances whatsoever; (iii) to the best knowledge of such counsel, each party has good and marketable title to all of its properties and assets, subject to no mortgage, pledge, lien, conditional sale agreement, encumbrance, or charge, other than encumbrances reflected on the balance sheet dated May 31, 1997; (iv) except as may be specified by such counsel such counsel does not know of any action, proceeding, or investigation pending or threatened against, or relating to it, its properties or business, the Shares, the capital stock, or the transactions contemplated by this Agreement; (v) neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated hereby: (a) violates or will violate or conflicts or will conflict with, or constitutes a default under or will constitute a default under, any term or provision of the Articles of Incorporation or the By-Laws, as amended, to the best knowledge of such counsel, of any contract, commitment or other agreement, understanding, arrangement, restriction of which either party is bound; (b) will cause, or give any person grounds to cause (with or without notice the passage of time or both) the maturity of any liability or obligation to be accelerated, or will increase any such liability or obligation; or will give any person, firm or corporation with which a party has any contractual relations the right to cancel or amend such contractual relations, or (c) violates or will violate any statute, law or any rule, regulation or order of any court or other governmental authority.

          (d) Each party shall have received the audited balance sheet as of May 31, 1997 and Statement of Income for the period then ending and completed its due diligence investigation, which shall disclose no adverse trend in the financial condition, business, operations, prospects, properties or assets of the other party in the other party's sole opinion.

          (e) Company has entered into an employment agreement with Kerry Rogers for his employment by the company after the Closing on such terms that are acceptable to Buyer and Rogers.

     8.  INDEMNIFICATION.

          8.01. SURVIVAL. All agreements, representations, statements and warranties contained herein or in any certificate, schedule, list, document, or other writing, delivered pursuant hereto or in connection with the transactions contemplated herein shall survive the execution and delivery of this Agreement, the Closing of the transactions contemplated herein and any investigation made at any time with respect to any of the foregoing or any information the parties may have in respect thereto.

          8.02. SELLER HOLD HARMLESS. Seller covenants and agrees with Buyer that it will hold Buyer harmless from and hereby indemnify Buyer against any and all damages, costs, expenses or other liabilities, including reasonable attorney's fees (herein called "Damages") resulting to Buyer or the Company and arising from the inaccuracy or the breach of any one or more of the representations, warranties, covenants, statements or agreements made by Seller in this Agreement or in connection with the transactions contemplated herein.

          8.03. BUYER'S NOTICE. If at any time after the Closing Buyer has reason to believe that it is entitled to indemnification under Section 8.02, or any claim or dispute exists that could, unless successfully defended, entitle Buyer to indemnification under Section 8.02, Buyer shall give notice to Seller of the facts entitling Buyer to indemnification or the nature of the claim or dispute. The Seller shall have the right to defend, settle or compromise any third party claim or dispute that would entitle Buyer to indemnification at the Seller's own expense using counsel of their choice which counsel shall be reasonably acceptable to Buyer. If the Seller refuses or fails promptly to defend or compromise any such claim or dispute, or in the event Seller's defense of such claim or dispute is not successful, or if Buyer is otherwise entitled to indemnification under Section 8.02, the Seller will promptly pay or reimburse Buyer in the full amount of any Damages which Buyer becomes obligated to pay or pays or suffers at any time as a result of any of the matters specified in
Section 8.02.

          8.04. COMPANY AND BUYER'S HOLD HARMLESS. Buyer covenants and agrees with Seller that it will hold Seller harmless from and hereby indemnifies Seller against any and all damages, costs, expenses or other liabilities, including reasonable attorney's fees (herein called "Damages") resulting to Seller and arising from the inaccuracy or the breach of any one or more of the representations, warranties, covenants, statements or agreements made by Buyer in this Agreement or in connection with the transactions contemplated herein.

          8.05. NOTICE. If at any time after the Closing Seller has reason to believe that he is entitled to indemnification under Section 8.04, or any claim or dispute exists that could, unless successfully defended, entitle Seller to indemnification under Section 8.04, Seller shall give notice to Buyer of the facts entitling Seller to indemnification or the nature of the claim or dispute. Buyer shall have the right to defend, settle or compromise any third party claim or dispute that would entitle Seller to indemnification at the Buyer's own expense through counsel of its choice. If the Buyer refuses or fails promptly to defend or compromise any such claim or dispute, or in the event Buyer's defense of such claim or dispute is not successful, or if Seller is otherwise entitled to indemnification under Section 8.04, the Buyer will promptly pay or reimburse Seller in the full amount of any Damages which Seller becomes obligated to pay or pays or suffers at any time as a result of any of the matters specified in
Section 8.04.

     9.  TERMINATION.

          This agreement may be terminated prior to the Closing as follows:

          9.01. TERMINATION WITHOUT LIABILITY. Buyer may terminate this Agreement by giving written notice to the Seller without conferring liability, in the event that the conditions specified in Section 7 of this Agreement are not satisfied or waived at the Closing.

          9.02. TERMINATION WITHOUT LIABILITY. Seller may terminate this Agreement by giving written notice to Buyer without conferring liability, in the event that the conditions specified in Section 8 of this Agreement are not satisfied or waived at the Closing.

          9.03. TERMINATION WITHOUT EFFECT ON LIABILITY. Buyer or Seller may terminate this Agreement by giving written notice to the other party at or prior to the Closing, without prejudice to any rights it or they may have if the other party has failed in the observance or in the due and timely performance of any of its material covenants or agreements contained herein, and such failure is due to the fault of the other party, or if there shall have been a material breach of the other party's warranties and representations herein contained.

          9.04. EXHIBITS. At the time of execution hereof all Exhibits required herein may not have been completed. The parties agree to use their best efforts to complete the Exhibits as soon as practicable. If such Exhibits are not completed on or prior to September 15, 1997, or the information contained therein is deemed by a party to be unsatisfactory, and such party gives notice to the other party within ten (10) days of receipt of such Exhibit, this Agreement shall be null and void and have no further effect.

     10.  MISCELLANEOUS.

          10.01. NOTICES. All notices, requests, demands, or other communications hereunder shall be in writing and shall be deemed to have been duly given when sent by certified mail, return receipt requested:

          (I) If to Buyer, addressed to:

               Touch Tone America, Inc.
               4110 North Scottsdale Road Suite 170
               Scottsdale, Arizona  85251

               With a copy to:
               Gary Blume
               11807 Tatum Blvd Suite 108
               Pheonix, AZ 85028

          (ii) If to Sellers, addressed to:

               Orix Global Communications, Inc.
               1771 E. Flamingo Road., Suite #B-200
               Las Vegas, Nevada 89119

               With a copy to:

               Bruce Voss, Esquire
               General Counsel

or such other address as Buyer or Sellers shall designate by notice given as provided herein.

          10.02. PUBLIC ANNOUNCEMENTS. No public announcement of the transactions provided for herein shall be made by the Seller unless the same shall be approved in advance in writing by Buyer.

          10.03. EXPENSES. Except as otherwise expressly provided herein, each of the parties hereto shall pay its or his own fees and expenses incident to the negotiation, preparation, execution and consummation of this Agreement, including all fees and expenses of their respective counsel and accountants incurred in connection with this Agreement and all other agreements, documents, certificates, applications and other instruments prepared in connection herewith.

          10.04. SUCCESSORS. This Agreement shall inure to the benefit of and be binding upon the Seller and its heirs, legal representatives and successors and permitted assigns, and Buyer and its respective successors and permitted assigns.

          10.05. LAW TO APPLY. This Agreement shall be construed and enforced in accordance with the laws of the State of Nevada. The parties hereby agree that dispute concerning this Agreement or the construction or enforcement thereof shall be resolved by binding arbitration before the American Arbitration Association.

          10.06. ASSIGNMENT. This Agreement shall not be assignable by any party hereto without the prior written consent of the other parties hereto.

          10.07. ENTIRE AGREEMENT. This Agreement contains the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes any and all prior arrangements, proposals or understandings, written or oral, by or among any of the parties hereto with respect to such purchase and sale or other transactions, which arrangements, proposals and under-standings shall be of no further force and effect. No amendment or modification of this Agreement shall be effective for any purpose unless the same shall be in writing signed by all of the parties hereto or their successors in interest.

          10.08. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

          10.09. SECTION HEADINGS. The section headings herein are for convenience only and shall not affect the construction hereof.

          10.10.  SUBSEQUENT ACQUISITIONS AND MERGERS.

               (a) The parties acknowledge that Buyer has embarked on a program of acquisition and merger in order to grow its business. Notwithstanding any contrary provision in this Agreement, any such transaction is expressly permitted hereby and shall not constitute a breach of any representation, warranty, term or condition in this Agreement.

               (b) During the period from the date of this Agreement to the Closing date, the Seller shall bring all acquisition candidates to the attention of Buyer and the Seller shall cause the Company to, refrain from taking any action to, directly or indirectly, encourage, initiate or engage in discussions or negotiations with, or provide any information to, any other person, firm, corporation or other entity or group, other than Buyer concerning any acquisition candidates.


          11.0  CONDITION TO PERFORMANCE.

          11.1 CONDITIONS PRECEDENT TO PERFORMANCE. This Agreement, and any performance hereunder, is specifically subject to, as the following express conditions precedent,

a. The Buyer and Seller shall have received all permits, authorizations, regulatory approvals and third party consents necessary for the consummation of the acquisition, and all applicable legal requirements shall have been satisfied.

a. All of Seller's shareholders shall have approved this Agreement. Buyer and Seller shall have the corporate authority to enter into this Agreement.

c. Each party and its agents, attorneys and representatives shall have full and free access to the properties, book and records of the other party (the confidentiality of which the investigating party agrees to retain) for purposes of conducting investigations of the other party.

d. Proper and legal approval of the shareholders of Touch Tone America, Inc., as required and necessary in conformity with all requirements of the By-Laws of Touch Tone America, Inc., and the Corporation Law of the State of California of the transaction contemplated under this

Agreement as well as all other matters necessary to give effect to this transaction determined in the sole discretion of Orix Global Communications, Inc. This approval must be by December 15,1997 unless mutually extended, or this Agreement is null and void. All expenses relating to seeking and obtaining Shareholder approval are to be borne by Touch Tone America, Inc., whether such approval is successful or not.

e.   Seller will not have a net worth less than $500,000.

f. Buyer shall have filed all reports required under Section 13(a) or 15(d) of the Securities Exchange Act of 1934.

g. The Buyer will be in good standing and in full compliance with the NASDAQ rules and regulations, and the common stock of the Buyer will be listed with the NASDAQ SmallCap Market, and will remain listed with such Market following any decision and action taken by NASDAQ concerning Buyer's compliance with NASDAQ rules and regulations whether or not such decision or action follows a review or hearing. Buyer must also satisfy any and all conditions established by the NASDAQ for the Buyer to maintain its listed status, and perform any and all representations and undertakings made to the NASDAQ.

     11.2 CONDITION SUBSEQUENT TO PERFORMANCE. This Agreement, and any performance hereunder, is specifically subject to, as an express condition subsequent, namely that the Buyer will be in good standing and in full compliance with the NASDAQ rules and regulations, and the common stock of the Buyer will be listed with the NASDAQ SmallCap Market, and will remain listed with such Market following any decision and action taken by NASDAQ concerning Buyer's compliance with NASDAQ rules and regulations whether or not such decision or action follows a review or hearing, in no event for a period of no less than 150 days from the date of Closing. Buyer must also satisfy any and all conditions established during such period by the NASDAQ for the Buyer to maintain its listed status, and perform any and all representations and undertakings made to the NASDAQ.

     11.3 FAILURE TO SATISFY CONDITIONS. Should Buyer fail to satisfy any of the conditions precedent set out under paragraph 11.1 above or the conditions subsequent set out under paragraph 11.2 above, the Seller and the Shareholders may at their discretion and without liability, terminate this Agreement, in which case the Agreement between the parties would be null, void, unenforceable and without effect. In the event the Seller and the Shareholders terminate this Agreement pursuant to a failure by Buyer to satisfy the conditions subsequent set out under paragraph 11.2 above, the parties agree to do all things necessary and useful to undo the transaction contemplated under this Agreement and the make the parties whole and in the same position they were in prior to the closing.


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

                                   TOUCH TONE AMERICA, INC.


                                   By: ---------------------------------
                                           Acting President

                                   ORIX GLOBAL COMMUNICATIONS,
                                   INC.


                                   By: ---------------------------------
                                           President

                            Shares of
                            Company Stock        Shares of
                            Delivered            Buyer To
                            To Buyer             Be Received
The Shareholders            At Closing           At Closing         Signature
----------------            ----------           ----------         ---------

                     AMENDED AGREEMENT AND PLAN OF REORGANIZATION


     Agreement made as of the 18th day of December, 1997 by and among Touch Tone America, Inc., a California corporation, ("Buyer"), ORIX Global Communications, Inc., a Nevada corporation (the "Company" or "Seller") and the Shareholders of the Company whose names and addresses are set forth on the signature page hereof, (the "Shareholders"). Buyer, Seller, Company and Shareholders are sometimes referred to as "party" or "parties."

     The parties entered into an Agreement and Plan of Reorganization dated August 11, 1997 (the "Agreement") pursuant to which the Shareholders agreed to sell 1,200 shares of common stock, no par value per share, of the Company, constituting all the issued and outstanding common stock of the Company (the "Shares"). The Agreement and Plan of Reorganization was further amended on November 7, 1997 (the "November 7, 1997 Agreement") in order to substitute the consideration given by the Buyer for the Shares, as well as condition the closing of the transaction upon certain terms.

     As a result of the Company common stock being delisted from the NASDAQ SmallCap Market on December 17, 1997, the parties agreed to amend the November 7, 1997 Agreement as provided below.

NOW THEREFORE, for good and valuable consideration, the parties hereby agree as follows:

1. Section 1.2 of the November 7, 1997 Agreement is modified to read henceforth as follows:


          " 1.02. SHARES BEING EXCHANGED. Subject to the terms and conditions of this Agreement, at the Closing, provided for in Section 2.01 hereof (the "Closing"), Shareholders are assigning and delivering to Buyer the Shares and Buyer is acquiring such Shares, free and clear of all liens, claims, options, charges and encumbrances whatsoever in exchange for such number of Common Shares of the Buyer's Common Stock to represent after issuance 80% of all issued and outstanding shares of the Buyer's Common Stock after giving effect to all options, warrants or other rights calling for issuances of Common Shares of the Buyer's Common Stock. As of the date hereof, 4,561,245 shares of Buyer's Common Stock are issued and outstanding, and options, warrants or other rights calling for issuances of 3,265,000 Common Shares of the Buyer's Common Stock are outstanding.

          Accordingly, as of the date hereof, and before giving effect to any adjustments contemplated under Paragraph 1.04 below, the number of Common Shares of the Buyer's Common stock which represent, after issuance, 80% of all issued and outstanding shares of the Buyer's Common Stock after giving effect to all options, warrants or other rights calling for issuances of Common Shares of the Company currently outstanding, is 31,304,980. "

2. All other provisions of the Agreement remain in effect and binding on the parties.


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.


                                   TOUCH TONE AMERICA, INC.


                                   By: /s/ Dr. Edward D. Wirth
                                      -----------------------------------
                                        Acting President

                                   ORIX GLOBAL COMMUNICATIONS, INC.

                                   By: /s/ Kerry Rogers
                                      -----------------------------------
                                        Kerry Rogers, President

                     AMENDED AGREEMENT AND PLAN OF REORGANIZATION


     Agreement made as of the 31st day of December, 1997 by and among Touch Tone America, Inc., a California corporation, ("Buyer"), ORIX Global Communications, Inc., a Nevada corporation (the "Company" or "Seller") and the Shareholders of the Company whose names and addresses are set forth on the signature page hereof, (the "Shareholders"). Buyer, Seller, Company and Shareholders are sometimes referred to as "party" or "parties."

     The parties entered into an Agreement and Plan of Reorganization dated August 11, 1997, which was subsequently amended on November 7, 1997 and December 18, 1997 (the "Agreement") to condition the Agreement on new terms and conditions and to afford the Seller and the Shareholders additional consideration for the acquisition of the Shares in light of certain material events which include the financial condition of the Buyer and its subsidiary, the Buyer's common stock being delisted from the NASDAQ SmallCap Market on December 17, 1997 and the structure and conditions attaching to that certain private placement by a foreign institutional investor in convertible securities of the Buyer closing concurrently with the execution of this amendment.

     As a result of, the parties agreed to amend Agreement as provided below.

NOW THEREFORE, for good and valuable consideration, the parties hereby agree as follows:

1. Section 1.2 of the November 7, 1997 Agreement is modified to read henceforth as follows:

          "1.02. SHARES BEING EXCHANGED. Subject to the terms and conditions of this Agreement, at the Closing, provided for in Section 2.01 hereof (the "Closing"), Shareholders are assigning and delivering to Buyer the Shares and Buyer is acquiring such Shares, free and clear of all liens, claims, options, charges and encumbrances whatsoever in exchange for such number of Common Shares of the Buyer's Common Stock to represent after issuance 80% of all issued and outstanding shares of the Buyer's Common Stock after giving effect to all options, warrants or other rights calling for issuances of Common Shares of the Buyer's Common Stock ( escept for issuances pursuant to a Securities Purchase Agreement and an Option Agreement with certain offshaore investment funds dated on even date hereof (the "Contemperaneous Issuances"). As of the date hereof, 4,561,245 shares of Buyer's Common Stock are issued and outstanding, and options, warrants or other rights calling for issuances of 3,865,000 Common Shares of the Buyer's Common Stock are outstanding, except for the Contemperaneous Issuances.

          Accordingly, as of the date hereof, and before giving effect to any adjustments contemplated under Paragraph 1.04 below, the number of Common Shares of the Buyer's Common stock which represent, after issuance, 80% of all issued and outstanding shares of the Buyer's Common Stock after giving effect to all options, warrants or other rights calling for issuances of Common Shares of the Company currently outstanding, is 33,732,9800, except for the Contemperaneous Issuances."

2. Upon Closing, Buyer agrees to execute the Stock Pledge Agreement and remit to Infinity Investors Limited, under the Stock Pledge Agreement the Shares, who will hold the Shares in accordance with the terms of such Stock Pledge Agreement.

3. The parties agree that Section 11.1(d) of the Agreement is amended to make such condition precedent a condition subsequent to performance under the Agreement. As a result Section 11.1(d) of the Agreement is purged and the Agreement is further amended by adding a new Section 11.2(b) which would read as follows:

          Proper and legal approval of the shareholders of Touch Tone America, Inc., as required and necessary in conformity with all requirements of the By-Laws of Touch Tone America, Inc., and the Corporation Law of the State of California of the transaction contemplated under this Agreement as well as all other matters necessary to give effect to this transaction determined in the sole discretion of Orix Global Communications, Inc. This approval must be by June 30,1998 unless mutually extended, or this Agreement is null and void. All expenses relating to seeking and obtaining Shareholder approval are to be borne by Touch Tone America, Inc., whether such approval is successful or not.

4. Buyer and Orix hereby covenant and agree to operate the Buyer and Orix preceding the consummation of the Shareholders ratification as if the Reorganization has occurred, provided however, the separate corporate existence of Orix shall be maintained, and Buyer will not commingle the assets and liabilities of Orix with the assets and liabilities of Buyer or any other subsidiary.

5. Section 11.1(g) and 11.2 of the Agreement are hereby modified by substituting all references to listing obligations with the NASDAQ SmallCap Market to "the electronic quotation medium known as the OTC Bulletin Board". The additional proviso will be added to Section 11.1(g) and 11.2 of the Agreement, namely: " Buyer will take all actions necessary such that the Buyer's Common Stock will be eligible for quotation on the OTC Market and "active" securities (as such term is defined by NASD regulations) satisfying the frequency of quotation requirement and traded on the OTC market." Section 11.2 of the Agreement will henceforth be referred to as Section 11.2(a).

6. Section 11.3 of the Agreement is hereby modified by prefacing said Section with the following

          "Subject to the Stock Pledge Agreement,"

7. The Shareholders agree that they shall not sell, transfer or otherwise dispose of any of the shares of Common Stock of the Corporation received by them under the Agreement or otherwise prior to January 1, 1999, unless such sale, transfer or other disposition occurs as a selling shareholder pursuant to an underwriter offering of no less than $2.5 million by the Corporation of its Common Stock.

8. All other provisions of the Agreement remain in effect and binding on the parties.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.


                                   TOUCH TONE AMERICA, INC.

                                   By: /s/ Dr. Edward D. Wirth
                                      ---------------------------------
                                        Acting President

                                   ORIX GLOBAL COMMUNICATIONS, INC.

                                   By: /s/ Kerry Rogers
                                      ---------------------------------
                                        President

                             AGREEMENT AND PLAN OF MERGER
                                OF TTA DELAWARE, INC.,
                               A DELAWARE CORPORATION,

                                         AND

                               TOUCH TONE AMERICA, INC.
                               A CALIFORNIA CORPORATION

          THIS AGREEMENT AND PLAN OF MERGER dated as of March __, 1998 (the "Agreement") is between TTA Delaware, Inc., a Delaware corporation ("TTA Delaware"), and Touch Tone America, Inc., a California corporation ("TTA"). TTA Delaware and TTA are sometimes referred to herein as the "Constituent Corporations."

                                       RECITALS

     A. TTA Delaware is a corporation duly organized and existing under the laws of the State of Delaware and has an authorized capital of 100,000,000 shares of Common Stock, with a par value of $0.01 per share ("TTA Delaware Common Stock"), and 10,000,000 shares of preferred stock ("TTA Delaware Preferred Stock"). As of November __, 1997 100 shares of TTA Delaware Common Stock were issued and outstanding, all of which are held by TTA, and no shares of TTA Delaware Preferred Stock were issued and outstanding.

     B. TTA is a corporation duly organized and existing under the laws of the State of California and has an authorized capital of 100,000,000 shares of Common Stock, no par value ("TTA Common Stock"), and 10,000,000 shares of preferred stock ("TTA Preferred Stock"). As of March __, 1998, 38,301,225 shares of TTA's Common Stock are issued and outstanding, and options, warrants, or other rights calling for issuances of 3,865,000 Common Shares of TTA's Common Stock are outstanding. No shares of TTA Preferred Stock are issued and outstanding.

     C. The Board of Directors of TTA has determined that, for the purpose of effecting the reincorporation of TTA in the state of Delaware, it is advisable and in the best interests of TTA and its shareholders that TTA merge with and into TTA Delaware upon the terms and conditions herein provided.

     D. The respective Boards of Directors of TTA Delaware and TTA have approved this Agreement and have directed that this Agreement be submitted to a vote of their respective shareholders and executed by the undersigned officers.

     NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, TTA Delaware and TTA hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

                                          I

                                        MERGER

     1.1 Merger. In accordance with the provisions of this Agreement, the Delaware General Corporation Law and the California Corporations Code, TTA shall be merged with and into TTA Delaware (the "Merger"), the separate existence of TTA shall cease and TTA Delaware shall survive the Merger and shall continue to be governed by the laws of the State of Delaware, and TTA Delaware shall be, and is herein sometimes referred to as, the "Surviving Corporation," and the name of the Surviving Corporation shall be Touch Tone America, Inc.

     1.2 Filing the Effectiveness. The Merger shall become effective when the following actions shall have been completed:

          (a) This Agreement and the Merger shall have been adopted and approved by the shareholder of each Constituent Corporation in accordance with the requirements of the Delaware General Corporation Law and the California Corporations Code;

          (b) All of the conditions precedent to the consummation of the Merger specified in this Agreement shall have been satisfied or duly waived by the party entitled to satisfaction thereof;

          (c) An executed and acknowledged counterpart of this Agreement meeting the requirements of the Delaware General Corporation Law shall have been filed with the Secretary of State of the State of Delaware; and

          (d) An executed counterpart of this Agreement meeting the requirements of the California Corporations Code shall have been filed with the Secretary of State of the State of California.

The date and time when the Merger shall become effective, as aforesaid, is herein called the "Effective Date of the Merger."

     1.3 Effect of the Merger. Upon the Effective Date of the Merger, the separate existence of TTA shall cease and TTA Delaware, as the Surviving Corporation, (i) shall continue to possess all of its assets, rights, powers and property as constituted immediately prior to the Effective Date of the Merger,
(ii) shall be subject to all actions previously taken by this and TTA's Boards of Directors, (iii) shall succeed, without other transfer, to all of the assets, rights, powers and property of TTA in the manner as more fully set forth in
Section 259 of the Delaware General Corporation Law, (iv) shall continue to be subject to all of its debts, liabilities and obligations as constituted immediately prior to the Effective Date of the Merger, and (v) shall succeed, without other transfer, to all of the debts, liabilities and obligations of TTA in the same manner as if TTA Delaware had itself incurred them, all as more fully provided under the applicable provisions of the Delaware General Corporation Law and the California Corporations Code.

                                          II

                      CHARTER DOCUMENTS, DIRECTORS AND OFFICERS

     2.1 Certificate of Incorporation. The Certificate of Incorporation of TTA Delaware as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

     2.2 Bylaws. The Bylaws of TTA Delaware as in effect immediately prior the Effective Date of the Merger shall continue in full force and effect as the Bylaws of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable laws.

     2.3 Directors and Officers. The directors and officers of TTA immediately prior the Effective Date of the merger shall be the directors and officers of the Surviving Corporation until their respective successors shall have been duly elected and qualified or until as otherwise provided by law, or the Certificate of Incorporation of the Surviving Corporation or the Bylaws of the Surviving Corporation.


                                         III

                            MANNER OF CONVERSION OF STOCK

     3.1 TTA Common Stock. Upon the Effective Date of the Merger each share of TTA Common Stock, no par value, issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares of any other person, be changed and converted into and exchanged for one fully paid and nonassessable share of Common Stock, with a par value of $0.01 per share, of the Surviving Corporation.

     3.2 TTA Incentive Stock Option Plans, Options, Warrants, Convertible Securities. Upon the Effective Date of the merger, the Surviving shall assume and continue all Incentive Stock Options of TTA. As of the date hereof, there are options, warrants, or other rights calling for issuances of 3,393,400 Common Shares of TTA's Common Stock are outstanding. Each outstanding and unexercised option, warrant or other right to purchase TTA Common Stock shall become an outstanding and unexercised option, warrant or right to purchase the Surviving Corporation's Common Stock on the basis of one share of the Surviving Corporation's Common Stock for each share of TTA Common Stock issuable pursuant to any such option, warrant, or right on the same terms and conditions and at an exercise price per share equal to the exercise price applicable to any such TTA option, warrant, or right at the Effective Date of the Merger.

     A number of shares of the Surviving Corporation's Common Stock shall be reserved for issuance upon the exercise of options, warrants, or rights equal to the number of shares of TTA Common Stock so reserved immediately prior to the Effective Date of the Merger.

     3.3 TTA Delaware Common Stock. Upon the Effective Date of the Merger, each share of Common Stock, no par value, of TTA Delaware issued and outstanding immediately prior thereto shall, by virtue of the merger and without any action by Delaware, the holder of such shares or any other person, be canceled and returned to the status of authorized but unissued shares.

     3.4 Certificates. After the Effective Date of the Merger, each outstanding certificate theretofore representing shares of TTA Common Stock shall be deemed for all purposes to represent the same number of whole shares of the Surviving Corporation's Common Stock.

                                          IV

                                       GENERAL

     4.1 Covenants of TTA Delaware. TTA Delaware covenants and agrees that it will, on or before the Effective Date of the Merger:

     (a) Qualify to do business as a foreign corporation in the states of Nevada and Arizona and in connection therewith irrevocably appoint an agent for service of process as required under the law of the respective states;

     (b) File any and all documents with Franchise Tax Boards of the states where it is doing business necessary for the assumption by TTA Delaware of all of the franchise tax liabilities of TTA and for obtaining a tax clearance certificate; and

     (c) Take such other actions as may be required by the respective state corporations law.

     4.2 Further Assurances. From time to time, as and when required by TTA Delaware or by its successors or assigns, there shall be executed and delivered on behalf of TTA such deeds and other instruments, and there shall be taken or caused to be taken by TTA Delaware and TTA such further and other actions, as shall be appropriate or necessary in order to vest or perfect in or conform of record or otherwise by TTA Delaware the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of TTA and otherwise to carry out the purposes of this Agreement, and the officers and directors of TTA Delaware are fully authorized in the name and on behalf of TTA or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

     4.3 Abandonment. At any time before the filing of this Agreement with the Secretary of State of the State of Delaware, this Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors or either TTA or TTA Delaware, or both, notwithstanding the approval of this Agreement by the shareholders of TTA or by the sole stockholder of TTA Delaware, or by both.

     4.4 Amendment. The Boards of Directors of the Constituent Corporations may amend this Agreement at any time prior to the filing of this Agreement with the Secretaries of States of the states of California and Delaware, provided that an amendment made subsequent to the adoption of this Agreement by the shareholders of either Constituent

Corporation shall not: (1) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation, (2) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger, (3) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class of shares or series thereof of such Constituent Corporation, or (4) alter or change any of the principal terms of this Agreement.

     4.5 Registered Office. The registered office of the Surviving Corporation in the state of Delaware is located at Corporation Trust Center, 30 The Green, Dover, Kent County, Delaware 19901 and The Corporation Trust Company is the registered agent of the Surviving Corporation at such address.

     4.6 Expenses. Each party to the transactions contemplated by this Agreement shall pay its own expenses, if any, incurred in connection with such transactions.

     4.7 Agreement. Executed copies of this Agreement will be on file and available for inspection during business hours at the principal office of TTA at 3300 N. Central Avenue, Suite 1155 Phoenix, Arizona 85012 and copies thereof will be furnished to any shareholder of either Constituent Corporation, upon request and without cost.

     4.8 Governing Law. This Agreement shall in all respects be construed, interpreted and enforced in accordance with and governed by the laws of the state of Delaware and, so far as applicable, the merger provisions of the California Corporations Code.

     4.9 Counterparts. In order to facilitate the filing and recording of this Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, this Agreement, having first been approved by resolutions of the Boards of Directors of TTA Delaware and TTA is hereby executed on behalf of each of such two corporations and attested by their respective officers thereunto duly authorized.

                                   TTA Delaware, Inc.,
                                   a Delaware corporation

                                   By:_________________________________________
                                        Name:
                                        Title:
ATTEST:

Name:
Title:

                                   TOUCH TONE AMERICA, INC.,
                                   a California corporation

                                   By:_________________________________________
                                        Name:
                                        Title:

ATTEST:

                             CERTIFICATE OF INCORPORATION

                                          OF

                                  TTA DELAWARE, INC.


     I, THE UNDERSIGNED, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, as from time to time amended, do hereby certify as follows:

          FIRST:  The name of the Corporation is TTA Delaware, Inc..

          SECOND: The registered office of the Corporation in the state of Delaware is Corporation Trust Center, 30 The Green, Dover, Kent County, Delaware 19901. The name of its registered agent in the state of Delaware at such address is The Corporation Trust Company.

          THIRD: The purpose of the Corporation is to engage, directly or indirectly, in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware as from time to time in effect.

          FOURTH: The Total authorized capital stock of the Corporation shall be 110,000,000 shares consisting of:

          1. 100,000,000 shares of Common Stock, with a par value of $0.01 per share, and

          2. 10,000,000 shares of Preferred Stock, with a par value of $0.01 per share.

          The Board of Directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of shares of Preferred Stock in series and, by filing a certificate pursuant to the applicable law of the state of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereon.

          The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

          (a) the number of shares constituting that series and the distinctive designation of that series;
          (b) the dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;
          (c) whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;
          (d) whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such event as the Board of Directors shall determine;
          (e) whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;
          (f) whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

          (g) the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series;
          (h) any other relative rights, preferences and limitations of that series. Dividends on outstanding shares of Preferred Stock shall be paid or declared and set apart for payment before any dividends shall be paid or declared and set apart for payment before any dividends shall be paid or declared and set apart for payment on the common shares with respect to the same dividend period.

          If upon any voluntary or involuntary liquidation, dissolution or winding up of the corporation, the assets available for distribution to holders of shares of Preferred Stock of all series shall be insufficient to pay such holders the full preferential amount to which they are entitled, then such assets shall be distributed ratably among the shares of all series of Preferred Stock in accordance with the respective preferential amounts (including unpaid cumulative dividends, if any) payable with respect thereto.

          The number of authorized shares of Preferred Stock may be increased or decreased by the affirmative vote of the holders of a majority of the votes of all classes of voting securities of the Corporation without a class vote of the Preferred Stock, or any series thereof, except as otherwise provided in the resolution or resolutions fixing the voting rights of any series of the Preferred Stock.

          FIFTH: The name and mailing address of the incorporator is as follows:

          Kerry Rogers
          1771 E. Flamingo Road, Building B, Suite 200
          Las Vegas, Nevada 89119

          SIXTH: BOARD OF DIRECTORS

          1. The business of the Corporation shall be managed under the direction of the Board of Directors except as otherwise provided by law. In addition to the powers and authority expressly conferred upon them by statute or by this Certificate of Incorporation or the Bylaws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation. Election of Directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

          2. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors constituting the entire Board of Directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors (excluding, for the purpose of determining the number of directors constituting the entire Board, any vacancies in the Board of Directors). Commencing with the 1998 Annual Meeting of Stockholders of the Corporation, the directors, other than those who may be elected by the holders of any series of Preferred Stock under specified circumstances, shall be divided into three classes, as nearly equal in number as possible, with the term of office of the first class to expire at the 1999 Annual Meeting of Stockholders, the term of office of the second class to expire at the 2000 Annual Meeting of Stockholders and the term of office of the third class to expire at the 2001 Annual Meeting of Stockholders, with each director to hold office until such director's successor shall have been duly elected and qualified. At each Annual Meeting of Stockholders, (i) Directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding Annual meeting of Stockholders after their election and (ii) if authorized by a resolution of the Board of Directors, directors may be elected to fill any vacancy on the Board of Directors, regardless of how such vacancy shall have been created.

          3. Subject to the rights of the holders of any series of Preferred Stock then outstanding, and unless the Board of Directors otherwise determines, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, disability, resignation, retirement, disqualification, removal from office or other cause shall be filled only by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office for a term expiring at the Annual Meeting of Stockholders at which the term of office of the class to which they have been elected expires and until such director's successor shall have been duly elected or qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

          4. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause by the affirmative vote of the holders of a majority of the voting power of the then outstanding shares of voting stock.

          5. Notwithstanding any other provision of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock required by law, this Certificate of Incorporation or any series of Preferred Stock, the affirmative vote of the holders of at least 80 percent of the voting power of all of the then-outstanding shares of the capital stock entitled to vote for the election of directors, voting together as a single class, shall be required to alter, amend or repeal this Article SIXTH.

          SEVENTH: Subject to the rights of the holders of any series of Preferred Stock, (A) any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders and (B) special meetings of stockholders of the Corporation may be called only by the Chairman of the Board of Directors, or by the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors. Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular classes or series of the capital stock of the Corporation required by law, this Certificate of Incorporation or any series of Preferred Stock, the affirmative vote of the holders of at least 80 percent of the voting power of all of the then-outstanding shares of capital stock entitled to vote for the election of directors, voting together as a single class, shall be required to alter, amend or repeal this Article SEVENTH.

          EIGHTH: The Board of Directors may make, alter or repeal the By-Laws of the Corporation subject to the power of the holders of the capital stock of the Corporation to alter, amend or repeal the By-Laws.

          NINTH: The Directors of the Corporation shall be protected from personal liability, through indemnification or otherwise, to the fullest extent permitted under the General Corporation Law of the State of Delaware as from time to time in effect.


          1. A Director of the Corporation shall under no circumstances have any personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director except for those breaches and acts or omissions with respect to which the General Corporation Law of the State of Delaware, as from time to time amended, expressly provides that this provision shall not eliminate or limit such personal liability of Directors. Neither the modification or repeal of this paragraph 1 of Article NINTH nor any amendment to said General Corporation Law that does not have retroactive application shall limit the right of Directors hereunder to exculpation from personal liability for any act or omission prior to such amendment, modification or repeal.

          2. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "Proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the

Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgements, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith. Such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in paragraph (b) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification shall be a contract right and shall include the right to be paid by the Corporation the expenses in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a Director or officer (and not in any other capacity in which service was or is rendered by such person while a Director or officer, including without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Director or officer, to repay all amounts so advanced if it shall ultimately be determined that such Director or officer is not entitled to be indemnified under this Certificate, the Corporation's Bylaw or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of Directors and officers.

          3. If a claim contemplated under this Article NINTH is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation, to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of providing such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

          4. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Certificate shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

          5. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another Corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

          IN WITNESS WHEREOF, I have hereunto set my hand this ___ day of ___________, 1997.




                                    Larry Cornwell
                                  Sole Incorporation

                                  TTA DELAWARE, INC.
                               (a Delaware corporation)
                                        BYLAWS

                                      ARTICLE I
                                       offices

          SECTION 1.01. Registered Office. The registered office of TTA Delaware, Inc. (hereinafter called the "Corporation") in the State of Delaware shall be at No. 30 The Green, Dover, Kent County, Delaware, 19901, and the name of the registered agent in charge thereof shall be The Corporation Trust Company.

          SECTION 1.02. Other Offices. The Corporation may also have an office or offices at such other place or places, either within or without the State of Delaware, as the Board of Directors (hereinafter called the "Board") may from time to time determine or as the business of the Corporation may require.

                                     ARTICLE II
                              Meetings of Stockholders

          SECTION 2.01. Annual Meetings. Annual meetings of the stockholders of the Corporation for the purpose of electing directors and for the transaction of such other proper business as may come before such meeting. An annual meeting of the stockholders of the Corporation shall be held on the third Wednesday of June of each year at 10:00 am or at such other date and time as may be designated by the Board of Directors; provided, however, that should said day fall upon a legal holiday, the annual meeting of stockholders shall be held at the same time on the next day thereafter ensuing which is a full business day. At each annual meeting Directors shall be elected, and any other proper business may be transacted.

          SECTION 2.02. Special Meetings. A special meeting of the stockholders for the transaction of any proper business may be called at any time by the Board, by the Chairman of the Board, or the President.

          SECTION 2.03. Place of Meetings. All meetings of the stockholders shall be held at such places, within or without the State of Delaware, as may from time to time be designated by the person or persons calling the respective meeting and specified in the respective notices or waivers of notice thereof.

          SECTION 2.04. Notice of Meetings. Except as otherwise required by law, notice of each meeting of the stockholders, whether annual or special, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder of record entitled to vote at such meeting by delivering a typewritten or printed notice thereof to him personally, or by depositing such notice in the United States mail, in a postage prepaid envelope, directed to him at his post office address furnished by him to the Secretary of the Corporation for such purpose or, if he shall not have furnished to the Secretary his address for such purpose, then at his post office address last known to the Secretary, or by transmitting a notice thereof to him at such address by telegraph, cable, or wireless. Except as otherwise expressly required by law, no publication of any notice of a meeting of the stockholders shall be required. Every notice of a meeting of the stockholders shall state the place, date and hour of the meeting, and, in the case of a special meeting, shall also state the purpose or purposes for which the meeting is called.
Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall have waived such notice and such notice shall be deemed waived by any stockholder who shall attend such meeting in person or by proxy, except as a stockholder who shall attend such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

          SECTION 2.05. Adjourned Meeting and Notice Thereof. Any meeting of stock-holders may be adjourned from time to time by the vote of a majority of the shares represented either in person or by proxy whether or not a quorum is present. When a stockholders, meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. However, if the adjournment is for more than 30 days or if after t adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder record entitled to vote at the meeting.

          SECTION 2.06. Quorum. Except in the case of any meeting for the election of directors summarily ordered as provided by law, the holders of record of a majority in voting interest of the shares of stock of the Corporation entitled to be voted thereat, present in person or by proxy, shall constitute a quorum for the transaction of business at any meeting of the stockholders of the Corporation or any adjournment thereof. In the absence of a quorum at any meeting or any adjournment thereof, a majority in voting interest of the stockholders present in person or by proxy and entitled to vote thereat or, in the absence therefrom of all the stockholders, any officer entitled to preside at, or to act as secretary of, such meeting may adjourn such meeting from time to time. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on any matter shall be the act of the stockholders, unless the vote of a greater number or voting by classes is required by law or the Certificate of Incorporation of the Corporation. If there be no such quorum, the holders of a majority of such shares so present or represented may adjourn the meeting from time to time until a quorum shall have been obtained.

          SECTION 2.07.  Voting and Record Date

          (a) Each stockholder shall, at each meeting of the stockholders, be entitled to vote in person or by proxy each share or fractional share of the stock of the Corporation having voting rights on the matter in question and which shall have been held by him and registered in his name on the books of the
Corporation:
          (i) on the date fixed pursuant to Section 6.05 of these Bylaws as the record date for the determination of stockholders entitled to notice of and to vote at such meeting, or

          (ii) if no such record date shall have been so fixed, then (a) at the close of business on the day next preceding the day on which notice of the meeting shall be given or (b) if notice of the meeting shall be waived, at the close of business on the day next preceding the day on which the meeting shall be held.

          (b) Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors in such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes. Persons holding stock of the Corporation in a fiduciary capacity shall be entitled to vote such stock. Persons whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the Corporation he shall. have expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his proxy, may represent such stock and vote thereon. Stock having voting power standing of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants in common, tenants by entirety or otherwise, or with respect to which two or more persons have the same fiduciary relationship, shall be voted in accordance with the provisions of the General Corporation Law of the State of Delaware.

          (c) Any such voting rights may be exercised by the stockholder entitled thereto in person or by his proxy appointed by an instrument in writing, subscribed by such stockholder or by his attorney thereunto authorized and delivered to the secretary of the meeting; provided, however, that no proxy shall be voted or acted upon after three years from its date unless said proxy shall provide for a longer period. The attendance at any meeting of a stockholder who may theretofore have given a proxy shall not have the effect of revoking the same unless he shall in writing so notify the secretary of the meeting prior to the voting of the proxy. At any meeting of the stockholders all matters, except as otherwise provided in the Certificate of Incorporation, in these Bylaws or by law, shall be decided by the vote of a majority in voting interest of the stockholders present in person or by proxy and entitled to vote thereat and thereon, a quorum being present. The vote at any meeting of the stockholders on any question need not be by ballot, unless so directed by the chairman of the meeting. On a vote by ballot each ballot shall be signed by the stockholder voting, or by his proxy, if there be such proxy, and it shall state the number of shares voted.

          SECTION 2.08. List of Stockholders. The Secretary of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

          SECTION 2.09. Judges. If at any meeting of the stockholders a vote by written ballot shall be taken on any question, the chairman of such meeting may appoint a judge or judges to act with respect to such vote. Each judge so appointed shall first subscribe an oath faithfully to execute the duties of a judge at such meeting with strict impartiality and according to the best of his ability. Such judges shall decide upon the qualification of the voters and shall report the number of shares represented at the meeting and entitled to vote on such question, shall conduct and accept the votes, and, when the voting is completed, shall ascertain and report the number of shares voted respectively for and against the question. Reports of judges shall be in writing and subscribed and delivered by them to the Secretary of the Corporation. The judges need not be stockholders of the Corporation, and any officer of the Corporation may be a judge on any question other than a vote for or against a proposal in which he shall have a material interest.

          SECTION 2.10. Action Without Meeting. Any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

          SECTION 2.11.  Notice of Stockholder Nominations and Proposed
Business.


(a) At any meeting of the stockholders, (i) nominations for the election of directors and (ii) business to be brought before any such stockholders' meeting may only be made or proposed (A) pursuant to the Corporation's notice of meeting, (B) by or at the direction of the Board of Directors or (C) by any stockholder of the Corporation who is a stockholder of record at the time of giving of the notice provided for in this Bylaw, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Bylaw.

(b) Any stockholder may nominate one or more persons for election as directors at a stockholders, meeting or propose business to be brought before a stockholders, meeting, or both, pursuant to clause (C) of paragraph (a), only if the stockholder has given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the stockholders' meeting; provided, however, that if less than 100 days' notice or other prior public disclosure of the date of the meeting is given or made to the stockholders, notice by the stockholder to be timely must be received no later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or other public disclosure was made. To be in proper written form a stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting:

(1) a brief description of the business proposed and/or persons nominated, as applicable, and the reasons for proposing such business or making such nomination;

(2) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business or making such nomination, and the name and address of the beneficial owner, if any, on whose behalf the proposal is made;

(3) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder of record and by the beneficial owner, if any, on whose behalf the proposal is made;

(4) with respect to any nomination, (i) a description of all arrangements and understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made, (ii) the name, age, business address and residence address of such nominee, (iii) the class and number of shares of capital stock of the Corporation owned beneficially and of record by such nominee and (iv) the written consent of the proposed nominee to being named in the solicitation material and to serving as a director if elected; and

(5) such other information regarding each nominee or matter of business to be proposed as would be required to be included in solicitations of proxies, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended.

(c) Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any stockholders' meeting and no stockholder may nominate any person for election at any stockholders' meeting except in accordance with the procedures set forth in this Bylaw. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that any proposed business and/or any proposed nomination for election as director was not properly brought or made before the meeting or made in accordance with the procedures prescribed by these Bylaws, and if he should so determine, he shall so declare to the meeting and any such proposed business or proposed nomination for election as director not properly brought transacted or considered.


                                    ARTICLE III
                                 Board of Directors

          SECTION 3.01. General Powers. The property, business and affairs of the Corporation shall be managed by the Board. The Board may delegate the management of the day-to-day operations of the business of the Corporation to a management company or other person provided that the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board of Directors.

          SECTION 3.02. Number and Term of Office. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of Directors constituting the entire Board shall be fix from time to time exclusively by the Board pursuant to a resolution adopted by a majority of the entire Board (excluding, for the purpose of determining the number of directors constituting the entire Board, any vacancies in the Board). Commencing with the 1998 Annual Meeting of Stockholders of the Corporation, the directors, other than those who may be elected by the holders of any series of Preferred Stock under specified circumstances, shall be divided into three classes, as nearly equal in number as possible, with the term of office of the first class to expire at the 1999 Annual Meeting of Stockholders, the term of office of the second class to expire at the 2000 Annual Meeting of Stockholders and the term of office of the third class to expire at the 2001 Annual Meeting of Stockholders, with each director to hold office until such director's successor shall have been duly elected and qualified. At each Annual Meeting of Stockholders, commencing with the 1999 Annual Meeting of Stockholders, (i) Directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding Annual Meeting of Stockholders after their election by a resolution of the Board of Directors, acted to fill any vacancy on the Board of Directors, such vacancy shall have been created.

          SECTION 3.03. Election of Directors. The directors shall be elected annually by the stockholders of the Corporation and the persons receiving the greatest number of votes, up to the number of directors to be elected, shall be the directors.

          SECTION 3.04. Resignations. Any director of the Corporation may resign at any time by giving written notice to the Board or to the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein, or, if the time be not specified, it shall take effect immediately upon its receipt; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

          SECTION 3.05. Vacancies. Except as otherwise provided in the Certificate of Incorporation, any vacancy in the Board, whether because of death, resignation, disqualification, an increase in the number of directors, or any other cause, may be filled by vote of the majority of the remaining directors, although less than a quorum. Each director so chosen to fill a vacancy shall hold office until his successor shall have been elected and shall qualify or until he shall resign or shall have been removed in the manner hereinafter provided.

          SECTION 3.06. Place of Meeting, Etc. The Board may hold any of its meetings at such place or places within or without the State of Delaware as the Board may from time to time by resolution designate or as shall be designated by the person or persons calling the meeting or in the notice or a waiver of notice of any such meeting. Directors may participate in any regular or special meeting of the Board by means of conference telephone or similar communications equipment pursuant to which all persons participating in the meeting of the Board can hear each other, and such participation shall constitute presence in person at such meeting.

          SECTION 3.07. First Meeting. The Board shall meet as soon as practicable after each annual election of directors and notice of such first meeting shall not be required.

          SECTION 3.08. Regular Meeting of the Board may be held at such times and place within or without the State of Delaware as the Board shall from time to time by resolution determine. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting shall be held at the same hour and place on the next succeeding business day not a legal holiday. Except as provided by law, notice of regular meetings need not be given.

          SECTION 3.09. Special Meetings. Special Meeting of the Board shall be held whenever called by the Chairman of the Board, the President or a majority of the authorized number of directors (excluding, for the purpose of determining the number of directors constituting the entire Board, any vacancies in Board). Except as otherwise provided by law or by these Bylaw of the time and place of each such special meeting shall be mailed to each director, addressed to him at his residence or usual place of business, at least five (5) days before the day on which the meeting is to be held, or shall be sent to him at such place by telegraph or cable or be delivered personally not less than forty-eight (48) hours before the time at which the meeting is to be held. Except where otherwise required by law or by these Bylaws, notice of the purpose of a special meeting need not be given. Notice of any meeting of the Board shall not be required to be given to any director who is present at such meeting, except a director who shall attend such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

          SECTION 3.10. Quorum and Manner of Acting. Except as otherwise provided in these Bylaws or by law, the presence of a majority of the authorized number of directors shall be required to constitute a quorum for the transaction of business at any meeting of the Board, and all matters shall be decided at any such meeting, a quorum being present, by the affirmative votes of a majority of the directors present. In the absence of a quorum, a majority of directors present at any meeting may adjourn the same from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given. The directors shall act only as a Board, and the individual directors shall have no power as such. Members of the Board of Directors or any Committee may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another. Such participation constitutes presence in person at such meeting. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of Directors, if any action taken is approved by at least a majority of the required quorum for such meeting.

          SECTION 3.11. Action by Consent. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed proceedings of the Board or committee. Such action by written consent shall have the same force and effect as a unanimous vote of such directors.

          SECTION 3.12. Removal of Directors provisions of the Certificate of Incorporation, any director may be removed at any time, but only for cause, by the affirmative vote of the stockholders having a majority of the voting power of the Corporation given at a special meeting of the stockholders called for the purpose.

          SECTION 3.13. Compensation. The directors shall receive only such compensation for their services as directors as may be allowed by resolution of the Board. The Board may also provide that the Corporation shall reimburse each such director for any expense incurred by him on account of his attendance at any meetings of the Board or Committees of the Board. Neither the payment of such compensation nor the reimbursement of such expenses shall be construed to preclude any director from serving the Corporation or its subsidiaries in any other capacity and receiving compensation therefor.

          SECTION 3.14. Committees. The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Any such committee, to the extent provided in the resolution of the Board and except as otherwise limited by law, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Any such committee shall keep written minutes of its meetings and report the same to the Board at the next regular meeting of the Board. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

                                     ARTICLE IV
                                      Officers

          SECTION 4.01. Officers. The officers of the Corporation shall be a President, one or more Vice Presidents (the number thereof and their respective titles to be determined by the Board), a Secretary and a Treasurer. Any number of offices may be held by the same person.

          SECTION 4.02. Election, Term of Office and Qualifications. The officers of the Corporation, except such officers as may be appointed in accordance with Section 4.03, shall be appointed by the Board. Each officer shall hold office until his successor shall have been duly chosen and shall qualify or until his resignation or removal in the manner hereinafter provided.

          SECTION 4.03. Assistants, Agents and Employees, Etc. In addition to the officers specified in Section 4.01, the Board may appoint other assistants, agents and employees as it may deem necessary or advisable, including one or more Assistant Secretaries, and one or more Assistant Treasurers, each of whom shall hold office for such period, have such authority, and perform such duties as the Board may from time to time determine. The Board may delegate to any officer of the Corporation or any committee of the Board the power to appoint, remove and prescribe the duties of any such assistants, agents or employees.

          SECTION 4.04. Removal. Any officer, assistant, agent or employee of the Corporation may be removed, with or without cause, at any time: (i) in the case of an officer, assistant, agent or employee appointed by the Board, only by resolution of the Board; and (ii) in the case of an officer, assistant, agent or employee, by any officer of the Corporation or committee of the Board upon whom or which such power of removal may be conferred by the Board.

          SECTION 4.05. Resignations. Any officer or assistant may resign at any time by giving written notice of his resignation to the Board or the Secretary of the Corporation without prejudice of the rights, if any, of the Corporation under any contract to which the officer is a party. Any such resignation shall take effect at the time specified therein, or, if the time be not specified, upon receipt thereof by the Board or the Secretary, as the case may be; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

          SECTION 4.06. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or other cause, may be filled for the unexpired portion of the term thereof in the manner prescribed in these Bylaws for regular appointments or elections to such office.

          SECTION 4.07. The President. The President of the Corporation shall be the chief executive officer of the Corporation and shall have, subject to the control of the Board, general and active supervision and management over the business of the Corporation and over its several officers, assistants, agents and employees. If there is no Chairman of the Board, or in the event of the Chairman of the Board's inability or refusal to act, the President shall perform the duties of the Chairman of the Board and when so acting, shall have all of the power of and be subject to all of the restrictions upon the Chairman of the Board.

          SECTION 4.08. The Vice Presidents. Each Vice President shall have such powers and perform such duties as the Board may from time to time prescribe. At the request of the President, or in case of the President's absence or inability to act upon the request of the Board, a Vice President shall perform the duties of the President and when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President.

          SECTION 4.09. The Secretary. The Secretary shall, if present, record the proceedings of all meetings of the Board, of the stockholders, and of all committees of which a secretary shall not have been appointed in one or more books provided for that purpose; he shall see that all notices are duly given in accordance with these Bylaws and as required by law; he shall be custodian of the seal of the Corporation and shall affix and attest the seal to all documents to be executed on behalf of the Corporation under its seal; and, in general, he shall perform all the duties incident to the office of Secretary and such other duties as may from time to time be assigned to him by the Board.

          SECTION 4.10. The Treasurer. The Treasurer shall have the general care and custody of the funds and securities of the Corporation, and shall deposit all such funds in the name of the Corporation in such banks, trust companies or other depositories as shall be selected by the Board. He shall receive, and give receipts for, moneys due and payable to the Corporation from any source whatsoever. He shall exercise general supervision over expenditures and disbursements made by officers, agents and employees of the Corporation and the preparation of such records and reports in connection therewith as may be necessary or desirable. He shall, in general, perform all other duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board.

          SECTION 4.11. Compensation. The compensation of the officers of the Corporation shall be fixed from time to time by the Board. None of such officers shall be prevented from receiving such compensation by reason of the fact that he is also a director of the Corporation. Nothing contained herein shall preclude any officer from serving the Corporation, or any subsidiary corporation, in any other capacity and receiving such compensation by reason of the fact that he is also a director of the Corporation. Nothing contained herein shall preclude any officer from serving the Corporation, or any subsidiary corporation, in any other capacity and receiving proper compensation therefor.

                                     ARTICLE V
            Contracts, Checks, Drafts, Bank Accounts, Corporate Records

          SECTION 5.01. Execution of Contracts. The Board, except as in these Bylaws otherwise provided, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances; and unless so authorized by the Board or by these Bylaws, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or in any amount.

          SECTION 5.02. Checks, Drafts, Etc. All checks, drafts or other orders for payment of money, notes or other evidence of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board. Each such officer, assistant, agent or attorney shall give such bond, if any, as the Board may require.

          SECTION 5.03. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board may select, or as may be selected by any officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation to whom such power shall have been delegated by the Board. For the purpose of deposit and for the purpose of collection for the account of the Corporation, the President, any Vice President or the Treasurer (or any other officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation who shall from time to time be determined by the Board) may endorse, assign and deliver checks, drafts and other orders for the payment of money which are payable to the order of the Corporation.

          SECTION 5.04. General and Special Bank Accounts. The Board may from time to time authorize the opening and keeping of general and special bank accounts with such banks, trust companies or other depositories as the Board may select or as may be selected by any officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation to whom such power shall have been delegated by the Board. The Board may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these Bylaws, as it may deem expedient.

          SECTION 5.05. Records and Reports. The Corporation shall keep adequate and correct books and records of account and shall keep minutes of the proceedings of its stockholders, Board and committees of the Board and shall keep at its principal executive office, or at the office of its transfer agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of shares held by each. Such minutes shall be kept in written form. Such other books and records shall be kept either in written form or in any other capable of being converted into written form.

          SECTION 5.06. Representations of Shares of Other Corporations. The Chairman of the Board, the President or any Vice President and the Secretary or Assistant Secretary of this Corporation are authorized to vote, represent and exercise on behalf of this Corporation all rights incident to any and all shares of any other Corporation or Corporations standing in the name of this Corporation. The authority herein granted to said officers to vote or represent on behalf of this Corporation any and all shares held by this Corporation in any other Corporation or Corporations may be exercised either by such officers in person or by any other person authorized so to do by proxy or power of attorney duly executed by said officers.

                                     ARTICLE VI
                             Shares and Their Transfer

          SECTION 6.01. Certificates for Stock. Every owner of stock of the Corporation shall be entitled to have a certificate or certificates, to be in such form as the Board shall prescribe, certifying the number and class of shares of the stock of the Corporation owned by him. The certificates representing shares of such stock shall be numbered in the order in which they shall be issued and shall be signed in the name of the Corporation by the President or a Vice President, and by the Secretary or an Assistant Secretary or by the Treasurer or an Assistant Treasurer. Any of or all of the signatures on the certificates may be a facsimile. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon, any such certificate, shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may nevertheless be issued by the Corporation with the same effect as though the person who signed such certificate, or whose facsimile signature shall have been placed thereupon, were such officer, transfer agent or registrar at the date of issue. A record shall be kept of the respective names of the persons, firms or corporations owning the stock represented by such certificates, the number and class of shares represented by such certificates, respectively, and the respective dates thereof, and in case of cancellation, the respective dates of cancellation. Every certificate surrendered to the Corporation for exchange or transfer shall be canceled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so canceled, except in cases provided for in Section 6.04.

          SECTION 6.02. Transfers of Stock. Transfers of shares of stock of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary, or with a transfer clerk or a transfer agent appointed as provided in Section 6.03, and upon surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation. Whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact shall be so expressed in the entry of transfer if, when the certificate or certificates shall be presented to the Corporation for transfer, both the transferor and the transferee request the Corporation to do so.

          SECTION 6.03. Regulations. The Board may make such rules and regulations as it may deem expedient, not inconsistent with these Bylaws, concerning the issue, transfer and registration of certificates for shares of the stock of the Corporation. It may appoint, or authorize any officer or officers to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates for stock to bear the signature or signatures of any of them.

          SECTION 6.04. Lost, Stolen, Destroyed, and Mutilated Certificates. In any case of loss, theft, destruction, or mutilation of any certificate of stock, another may be issued in its place upon proof of such loss, theft, destruction, or mutilation and upon the giving of a bond of indemnity to the Corporation in such form and in such sum as the Board may direct; provided, however, that a new certificate may be issued without requiring any bond when, in the judgment of the Board, it is proper so to do. The Board may in its discretion, before the issuance of such new certificate, require the owner of the lost, stolen, destroyed or mutilated certificate, or the legal representative of the owner to make an affidavit or affirmation setting forth such facts as to the loss, destruction or mutilation as it deems necessary.

          SECTION 6.05. Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any other change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. If in any case involving the determination of stockholders for any purpose other than notice of or voting at a meeting of stockholders or expressing consent to corporate action without a meeting the Board shall not fix such a record date, the record date for determining stockholders for such purpose shall be the close of business on the day on which the Board shall adopt the resolution relating thereto. A determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of such meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

                                    ARTICLE VII
                                  Indemnification

          SECTION 7.01. The Directors of the Corporation shall be protected from personal liability, through indemnification or otherwise, to the fullest extent permitted under or otherwise, to the fullest extent permitted under the General Corporation Law of the State of Delaware as from time to time in effect.

          1. A Director of the Corporation shall under no circumstances have any personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director except for those breaches and acts or omissions with respect to which the General Corporation Law of the State of Delaware, as from time to time amended, expressly provides that this provision shall not eliminate or limit such personal liability of Directors. Neither the modification or repeal of this paragraph 1 of Article NINTH nor any amendment to said General Corporation Law that does not have retroactive application shall limit the right of Directors hereunder to exculpation from personal liability for any act or omission prior to such amendment, modification or repeal.

          2. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "Proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgements, fines ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in paragraph(b) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred in this Bylaw shall be a contract right and shall include the right to be paid by the Corporation the expenses in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a Director or officer (and not in any other capacity in which service was or is rendered by such person while a Director or officer, including without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Director or officer, to repay all amounts so advanced if it shall ultimately be determined that such Director or officer is not entitled to be indemnified under this Bylaw or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of Directors and officers.

          3. If a claim under paragraph (a) of this Bylaw is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation, the claimant may at anytime thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of providing such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

          4. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Bylaw shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

          5. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another Corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

          SECTION 7.02. Actions, Etc., by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          SECTION 7.03. Determination of Right of Indemnification. Any indemnification under Section 7.01 or 7.02 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 7.01 and 7.02. Such determination shall be made (i) by the Board by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders.

          SECTION 7.04. Indemnification Against Expenses of Successful Party. Notwithstanding the other provisions of this Article, to the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 7.01 or 7.02, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys, fees) actually and reasonably incurred by him in connection therewith.

          SECTION 7.05. Prepaid Expenses. Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board deems appropriate.

          SECTION 7.06. Other Rights and Remedies. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          SECTION 7.07. Insurance. Upon resolution passed by the Board, the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.

          SECTION 7.08. Constituent Corporations. For the purposes of this Article, references to "the Corporation" include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation, so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.

          SECTION 7.09. Other Enterprises, Fines, and Serving at Corporation's Request. For purposes of this Article, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article.

                                    ARTICLE VIII
                                   Miscellaneous

          SECTION 8.01. Seal. The Board shall provide a corporate seal, which shall be in the form of a circle and shall bear the name of the Corporation and words and figures showing that the Corporation was incorporated in the State of Delaware and the year of incorporation.

          SECTION 8.02. Waiver of Notices. Whenever notice is required to be given by these Bylaws or the Certificate of Incorporation or by law, the person entitled to said notice may waive such notice in writing, either before or after the time stated therein, and such waiver shall be deemed equivalent to notice.

          SECTION 8.03. Amendments. These Bylaws, or any of them, may be altered, amended or repealed, and new Bylaws may be made, (i) by the Board, by vote of a majority of the number of directors then in office as directors, acting at any meeting of the Board, or (ii) by the stockholders, at any annual meeting of stockholders, without previous notice, or at any special meeting of stockholders, provided that notice of such proposed amendment, modification, repeal or adoption is given in the notice of special meeting. Any Bylaws made or altered by the stockholders may be altered or repealed by either the Board or the stockholders.

                               CERTIFICATE OF SECRETARY



          The undersigned, being the duly elected Secretary TTA Delaware, Inc., a Delaware corporation, hereby certifies that the Bylaws to which this Certificate is attached were duly adopted by the Board of Directors of said Corporation on _______________, 1997.



                                     --------------------------------------
                                     By:                , Secretary

                                      EXHIBIT E

                           ORIX GLOBAL COMMUNICATIONS, INC.

                                FINANCIAL STATEMENTS
                                 FOR THE PERIOD FROM
                              JUNE 26, 1996 (INCEPTION)
                                   TO MAY 31, 1997

                            INDEX TO FINANCIAL STATEMENTS






                                                                           PAGE

INDEPENDENT AUDITOR'S REPORT . . . . . . . . . . . . . . . . . . . . . . . .F-2

BALANCE SHEETS - May 31, 1997 and August 31, 1997 (unaudited). . . . . . . .F-3

STATEMENTS OF OPERATIONS - For the Period from June 26, 1996 (inception)
          to May 31, 1997 and For the Three Months Ended
          August 31, 1996 and 1997 (unaudited) . . . . . . . . . . . . . . .F-4

STATEMENT OF STOCKHOLDERS' EQUITY - For the Period from June 26, 1996
         (inception) to May 31, 1997 and For the Three Months Ended
         August 31, 1997 (unaudited) . . . . . . . . . . . . . . . . . . . .F-5

STATEMENTS OF CASH FLOW - For the Period from June 26, 1996 (inception)
          to May 31, 1997 and For the Three Months Ended
          August 31, 1996 and 1997 (unaudited) . . . . . . . . . . . . . . .F-6

NOTES TO FINANCIAL STATEMENTS. . . . . . . . . . . . . . . . . . . . . . . .F-7

                             INDEPENDENT AUDITOR'S REPORT



The Stockholders and Board of Directors
ORIX Global Communications, Inc.
Las Vegas, Nevada


We have audited the accompanying balance sheet of ORIX Global Communications, Inc. as of May 31, 1997, and the related statement of operations, stockholders' equity, and cash flows for the period from June 26, 1996 (inception) to May 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ORIX Global Communications, Inc. as of May 31, 1997, and the results of its operations and its cash flows for the period from June 26, 1996 (inception) to May 31, 1997, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, as of May 31, 1997 the Company has negative working capital of $266,441, and has suffered significant losses from operations that raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in
Note 3. The financial statements do not include any adjustments relating to the recoverability and classification of reported asset amounts or the amounts and classification of liabilities that might result from the outcome of this uncertainty.




HEIN + ASSOCIATES LLP
Certified Public Accountants



Orange, California
November 10, 1997

                           ORIX GLOBAL COMMUNICATIONS, INC.

                                    BALANCE SHEETS


                                                            MAY 31,   AUGUST 31,
                                                         ----------   ----------
                                                             1997       1997
                                                         ----------   ----------
                                                                    (undaudited)
                                        ASSETS
                                        ------

CURRENT ASSETS:
    Cash                                                 $    2,317  $     -
    Accounts receivable                                      38,167     40,673
    Loan receivable from related party                       47,200     33,700
    Advance to shareholder                                      -       24,000
    Equipment held for resale                                17,767        -
                                                         ----------  ---------
        Total current assets                                105,451     98,373

PROPERTY AND EQUIPMENT, net                                 498,687    719,816

DEPOSITS                                                     13,499     13,499
                                                         ----------  ---------

TOTAL ASSETS                                             $  617,637  $ 831,688
                                                         ----------  ---------
                                                         ----------  ---------

                         LIABILITIES AND STOCKHOLDERS' EQUITY
                         ------------------------------------

CURRENT LIABILITIES
    Bank overdraft                                       $      -    $   1,013
    Accounts payable                                        295,864    618,523
    Accrued liabilities                                      76,028        -
                                                         ----------  ---------
        Total current liabilities                           371,892    619,536

COMMITMENTS (Note 7)                                            -          -

STOCKHOLDERS' EQUITY:
    Common stock, no par value, 2,500 shares authorized,
    1,200 shares issued and outstanding                     479,330    509,330
    Accumulated deficit                                    (233,585)  (297,178)
                                                         ----------  ---------
        Total stockholders' equity                          245,745    212,152
                                                         ----------  ---------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY               $  617,637  $ 831,688
                                                         ----------  ---------
                                                         ----------  ---------



                SEE ACCOMPANYING NOTES TO THESE FINANCIAL STATEMENTS.

                           ORIX GLOBAL COMMUNICATIONS, INC.

                               STATEMENTS OF OPERATIONS


                                                  FOR THE PERIOD         FOR THE THREE MONTHS ENDED
                                                   FROM JUNE 26,                  AUGUST 31,
                                                  1996 (INCEPTION)      -----------------------------
                                                  TO MAY 31, 1997           1996              1997
                                                  ---------------       -----------     -------------
                                                                        (unaudited)        (unaudited)
REVENUES                                          $       882,702       $     -         $   1,104,054
                                                  ---------------       -----------     -------------

OPERATING EXPENSES:
 Cost of services                                         547,273             -               650,331
 Selling, general and administrative
   expenses                                               389,632             -               380,092
 Bad debt expense related to related party
   receivable                                             176,138             -               137,222
                                                  ---------------       -----------     -------------
     Total operating expenses                           1,113,043             -             1,167,648
                                                  ---------------       -----------     -------------

LOSS FROM OPERATIONS                                     (230,341)            -               (63,593)

INTEREST EXPENSE                                            3,244             -                 -
                                                  ---------------       -----------     -------------

NET LOSS                                          $      (233,585)      $     -         $     (63,593)
                                                  ---------------       -----------     -------------
                                                  ---------------       -----------     -------------

NET LOSS PER COMMON SHARE                         $       (194.65)      $     -         $      (52.99)
                                                  ---------------       -----------     -------------
                                                  ---------------       -----------     -------------








                SEE ACCOMPANYING NOTES TO THESE FINANCIAL STATEMENTS.

                           ORIX GLOBAL COMMUNICATIONS, INC.

                          STATEMENT OF STOCKHOLDERS' EQUITY
          FOR THE PERIOD FROM JUNE 26, 1996 (INCEPTION) TO MAY 31, 1997 AND
                FOR THE THREE MONTHS ENDED AUGUST 31, 1997 (UNAUDITED)




                                                                           COMMON STOCK                             TOTAL
                                                                     ------------------------    ACCUMULATED     STOCKHOLDERS'
                                                                      SHARES         AMOUNT        DEFICIT          EQUITY
                                                                     ---------     ----------    -----------     ------------
   Common stock issued                                                   1,000     $      100    $      -        $        100

   Issuance of stock for fixed assets contributed at historical
      cost                                                                 200        429,230           -             429,230
   Compensation contributed                                               -            50,000           -              50,000
   Net loss                                                               -              -          (233,585)        (233,585)
                                                                     ---------     ----------    -----------     ------------

 BALANCE, May 31, 1997                                                   1,200        479,330       (233,585)         245,745

   Compensation contributed (unaudited)                                   -            30,000           -              30,000
   Net loss (unaudited)                                                   -              -          (63,593)         (63,593)
                                                                     ---------     ----------    -----------     ------------

 BALANCE, August 31, 1997 (unaudited)                                    1,200     $  509,330    $  (297,178)    $    212,152
                                                                     ---------     ----------    -----------     ------------
                                                                     ---------     ----------    -----------     ------------






                SEE ACCOMPANYING NOTES TO THESE FINANCIAL STATEMENTS.

                           ORIX GLOBAL COMMUNICATIONS, INC.

                               STATEMENTS OF CASH FLOWS


                                                                              FOR THE PERIOD      FOR THE THREE MONTHS ENDED
                                                                               FROM JUNE 26,              AUGUST 31,
                                                                              1996 (INCEPTION)  -----------------------------
                                                                              TO MAY 31, 1997       1996            1997
                                                                              ---------------   -----------     -------------
                                                                                                (unaudited)     (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss                                                                     $   (233,585)     $     -         $     (63,593)
 Adjustments to reconcile net loss to net
   cash provided by operating activities:
   Depreciation and amortization                                                    26,284            -                33,577
   Compensation contributed                                                         50,000            -                30,000
   Write-off of related party receivable                                           233,125            -               137,257
   Changes in operating assets and
    liabilities:
      Accounts receivable                                                          (38,167)           -                (2,506)
      Due from related party                                                      (233,125)           -              (137,257)
      Equipment held for resale                                                    (17,767)           -                17,767
      Deposits                                                                     (13,499)           -                   -
      Accounts payable                                                             295,864            -               322,659
      Accrued liabilities                                                           76,028            -               (76,028)
                                                                              ------------      ----------      -------------
      Net adjustments                                                              378,743            -               325,469
                                                                              ------------      ----------      -------------
   Net cash provided by operating activities                                       145,158            -               261,876
                                                                              ------------      ----------      -------------

CASH FLOWS FROM INVESTING ACTIVITIES:
 Loan to related party                                                             (47,200)           -               (24,000)
 Repayment of loan to related party                                                    -              -                13,500
 Purchase of property and equipment                                                (95,741)           -              (254,706)
                                                                              ------------      ----------      -------------
   Net cash used in investing activities                                          (142,941)           -              (265,206)
                                                                              ------------      ----------      -------------

CASH FLOWS FROM FINANCING ACTIVITIES:
 Sale of common stock                                                                  100            -                   -
 Bank overdraft                                                                        -              -                 1,013
                                                                              ------------      ----------      -------------
   Net cash provided by financing activities                                           100            -                 1,013
                                                                              ------------      ----------      -------------

NET INCREASE (DECREASE) IN CASH                                                      2,317            -                (2,317)

CASH AND CASH EQUIVALENTS, beginning of
 period                                                                                -              -                 2,317
                                                                              ------------      ----------      -------------

CASH AND CASH EQUIVALENTS, end of
 period                                                                       $      2,317      $     -         $         -
                                                                              ------------      ----------      -------------
                                                                              ------------      ----------      -------------

SUPPLEMENTAL CASH FLOW INFORMATION:
 Cash payments for:
  Interest                                                                    $      3,244      $     -         $         -
                                                                              ------------      ----------      -------------
                                                                              ------------      ----------      -------------
  Income taxes                                                                $        -        $     -         $         -
                                                                              ------------      ----------      -------------
                                                                              ------------      ----------      -------------

 Non-cash investing and financing
  transactions:
    Issuance of 200 shares of common
      stock in exchange for equipment and furniture                           $    429,230      $    -          $         -
                                                                              ------------      ----------      -------------
                                                                              ------------      ----------      -------------




               SEE ACCOMPANYING NOTES TO THESE FINANCIAL STATEMENTS.

                           ORIX GLOBAL COMMUNICATIONS, INC.

                            NOTES TO FINANCIAL STATEMENTS
                (INFORMATION SUBSEQUENT TO MAY 31, 1997 IS UNAUDITED)

 1.  THE COMPANY:

     ORIX Global Communications, Inc. (the Company) was incorporated in the state of Nevada on June 26, 1996. The Company operates in the telecommunication industry where they provide line services for the transmitting of voice and data communications to Mexico and other parts of the world. The corporate offices are located in Las Vegas, Nevada.


2.   SIGNIFICANT ACCOUNTING POLICIES:

     STATEMENT OF CASH FLOWS - For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

     IMPAIRMENT OF LONG-LIVED ASSETS - In the event that facts and circumstances indicate that the cost of assets or other assets may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset would be compared to the asset's carrying amount to determine if a write-down to market value or discounted cash flow is required.

     PROPERTY AND EQUIPMENT - Property and equipment are stated at cost. Depreciation of equipment and furniture is calculated using the straight-line method over the estimated useful lives (ranging from 5 to 7 years) of the respective assets. The cost of normal maintenance and repairs is charged to operating expense as incurred. Material expenditures which increase the life of an asset are capitalized and depreciated over the estimated remaining useful life of the asset. The cost of fixed assets sold, or otherwise disposed of, and the related accumulated depreciation is removed from the accounts, and any gains or losses are reflected in current operations.

     EQUIPMENT HELD FOR RESALE - Equipment held for resale is carried at the lower of cost or market and represents equipment purchased by the Company for resale to its customers.

     INCOME TAXES - The Company accounts for income taxes under the liability method, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

     REVENUE RECOGNITION - Revenues are recognized upon use of lines by customers. The line usage is monitored and the customers are billed according to the minutes used. A contract is entered into establishing the price to be charged for the minutes used.

     LOSS PER SHARE - Loss per share for the Company is computed using the weighted average number of common shares outstanding during the period. Common stock equivalents have been excluded from the computation because their effect would be antidilutive.

     STOCK BASED COMPENSATION - In October 1995, the Financial Accounting Standards Board issued a new statement titled "Accounting for Stock-Based Compensation" (FAS 123) which the Company adopted upon incorporation. FAS 123 encourages, but does not require, companies to recognize compensation expense for grants of stock, stock options, and other equity instruments to employees based on fair value. Companies that do not adopt the fair value accounting rules must disclose the impact of adopting the new method in the notes to the financial statements. Transactions in equity instruments with non-employees for goods or services must be accounted for on the fair value method. The Company has elected not to adopt the fair value accounting prescribed by FAS 123 for employees, and will be subject only to the disclosure requirements prescribed by FAS 123.

     USE OF ESTIMATES - The preparation of the Company's financial statements in conformity with generally accepted accounting principles requires the Company's management to make estimates and assumptions that affect the amounts reported in these financial statements and accompanying notes. Actual results could differ from those estimates.

     The Company's financial statements are based upon a number of significant estimates, including the allowance for doubtful accounts, technological obsolescence of inventories and fixed assets, the estimated useful lives selected for property and equipment and the realizability of deferred tax assets. Due to the uncertainties inherent in the estimation process, it is at least reasonably possible that these estimates will be further revised in the near term and such revisions could be material.

     CONCENTRATIONS OF CREDIT RISK - Credit Risk represents the accounting loss that would be recognized at the reporting date if counterparties failed completely to perform as contracted. Concentrations of credit risk (whether on or off balance sheet) that arise from financial instruments exist for groups of customers or groups of counterparties when they have similar economic characteristics that would cause their ability to meet contractual obligations to be similarly effected by changes in economic characteristics that would cause their ability to meet contractual obligations to be similarly effected by changes in economic or other conditions. In accordance with FAS Statement No. 105, DISCLOSURE OF INFORMATION ABOUT FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK AND FINANCIAL INSTRUMENTS WITH CONCENTRATIONS OF CREDIT RISK, the credit risk amounts shown, in Note 9, do not take into account the value of any collateral or security.

     FAIR VALUE OF FINANCIAL INSTRUMENTS - The estimated fair values for financial instruments under FAS Statement No. 107, DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS, are determined at discrete points in time based on relevant market information. These estimates involve uncertainties and cannot be determined with precision. The estimated fair values of the Company's financial instruments, which includes all cash, accounts receivables, and accounts payable, approximates the carrying value in the financial statements at May 31, 1997.

     IMPACT OF RECENTLY ISSUED STANDARDS - The FASB has issued Statement of Financial Accounting Standards 128, "Earnings per Share" and Statement of Financial Accounting Standards 129 "Disclosure of Information About an Entity's Capital Structure." Statement 128 provides a different method of calculating earnings per share than is currently used in accordance with Accounting Principles Board Opinion 15 "Earnings per Share." Statement 128 provides for the calculation of "basic" and "diluted" earnings per share. Basic earnings per share includes no dilution and is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted reflects the potential dilution of securities that could share in the earnings of an entity, similar to fully diluted earnings per share. Statement 129 establishes standards for disclosing information about an entity's capital structure. Statements 128 and 129 are effective for financial statements issued for periods ending after December 15, 1997. Their implementation is not expected to have a material effect on the financial statements.

     Additionally, the FASB has issued Statement of Financial Accounting Standards 130, "Reporting Comprehensive Income" and Statement of Financial Accounting Standards 131 "Disclosures About Segments of an Enterprise and Related Information." Statement 130 establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, Statement 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that displays such information with the same prominence as other financial statements. Statement 131 supersedes Statement of Financial Accounting Standards 14 "Financial Reporting for Segments of a Business Enterprise." Statement 131 establishes standards on the way that public companies report financial information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements issued to the public. It also establishes standards for disclosures regarding products and services, geographic areas and major customers. Statement 131 defines operating segments as components of a company about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance.

     Statements 130 and 131 are effective for financial statements for periods beginning after December 15, 1997 and require comparative information for earlier years to be restated. Because of the recent issuance of these standards, management has been unable to fully evaluate the impact, if any, the standards may have on the future financial statement disclosures. Results of operations and financial position, however, will be unaffected by implementation of these standards.

     INTERIM FINANCIAL INFORMATION - The August 31, 1996 and 1997 financial statements have been prepared by the Company without audit. In the opinion of management, the accompanying unaudited financial statements contain all adjustments (consisting of only normal recurring accruals) necessary for a fair presentation of the Company's financial position as of August 31, 1997 and the results of its operations and cash flows for the three month periods ended August 31, 1996 and 1997. The results of operations for the three month periods ended August 31, 1996 and 1997 are not necessarily indicative of those that will be obtained for the entire fiscal year.


3.   BASIS OF PRESENTATION:

     The financial statements have been prepared on a going concern basis, which contemplates, among other things, the realization of assets and the satisfaction of liabilities in the normal course of business. However, there is substantial doubt about the Company's ability to continue as a going concern because of the magnitude of its loss for the period ended May 31, 1997. The Company's continued existence is dependent upon its ability to complete its merger with Touch Tone America, Inc., as described in Note 10, to raise substantial capital, to generate revenues and to significantly improve operations.

     Management is taking several actions to mitigate the above factors, including the attempt to complete the Touch Tone America, Inc. merger, the negotiation for and completion of a private placement of equity securities, and to increase revenues.

     Accordingly, the financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amount and classification of liabilities or any other adjustment that might be necessary should the Company be unable to continue as a going concern.


4.   LOAN RECEIVABLE:

     The Company has a loan receivable from a related party which is owned by 90% of the stockholders of ORIX. The amounts were used to help establish credit with the related party's largest vendor. Subsequent to year-end approximately $13,500 has been repaid.


5.   PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following:


                                               MAY 31, 1997   AUGUST 31, 1997
                                               ------------   ---------------
                                                                (unaudited)
          Electronic equipment                 $    171,631   $     378,323
          Computer hardware                         150,650         163,179
          Computer software                         130,152         158,232
          Office equipment and furniture             72,538          79,943
                                                -----------   -------------
                 Total property and equipment       524,971         779,677
          Less accumulated depreciation             (26,284)        (59,861)
                                                -----------   -------------
                 Property and equipment, net    $   498,687   $     719,816
                                                -----------   -------------
                                                -----------   -------------

     Depreciation expense for property and equipment charged to operations for the periods ended May 31, 1997 and August 31, 1997 was $26,284 and $33,577, respectively.


6.   INCOME TAXES:

     The tax effect of temporary differences that give rise to significant portions of the deferred tax assets and liabilities are presented below:

                                                            MAY 31, 1997
                                                            ------------
          Deferred tax assets (liabilities):
          Current
             Deferred revenue                               $     3,222
             Net operating loss carryforwards                    87,507
             Other                                                  272
                                                            -----------
                  Total current                                  91,001
          Long-term
            Depreciation                                        (10,725)
                                                            -----------
                  Total gross deferred tax assets                80,276
            Less valuation allowance                             80,276
                                                            -----------
                  Net deferred tax assets                   $       -
                                                            -----------
                                                            -----------

     The Company had net operating loss carryforwards of approximately $202,095 at May 31, 1997. The net operating carryforwards expire beginning in 2012.


7.   COMMITMENTS:

     The Company leases its facilities from a related party under a month-to-month operating lease. Rent expense amounted to $58,870 for the period ended May 31, 1997 and was based on the percentage of actual space used. The Company leases a vehicle under a non-cancelable operating leases which expires June, 2000. Rent expense for this lease amounted to $2,567 for the period ended May 31, 1997. The future annual minimum payments under the non-cancelable leases are as follows:


                         YEAR ENDED MAY 31,
                    ----------------------------
                              1998                $   15,402
                              1999                    15,402
                              2000                     1,283
                                                  ----------
                       Minimum lease payments     $   32,087
                                                  ----------
                                                  ----------



8.   RELATED PARTY:

     During the period ended May 31, 1997, the Company paid expenses for and received funds from an entity owned by a shareholder and president of the Company. A receivable totaling approximately $233,000 at May 31, 1997 was written-off as uncollectible at year-end. Common expenses of the Companies are allocated based upon actual usage.

9. SIGNIFICANT CONCENTRATIONS OF CREDIT RISK, MAJOR CUSTOMERS AND OTHER RISKS AND UNCERTAINTIES:

     During the period ended May 31, 1997, the Company had sales to its largest customer in the amount of $815,516 (92% of revenue). Accounts receivable from this customer totaled $38,167 as of May 31, 1997. The Company operates primarily in one industry: telecommunications. Financial instruments that subject the Company to credit risk consist primarily of accounts receivable.


10.  SUBSEQUENT EVENTS:

     On August 11, 1997, the Company entered into an Agreement and Plan of Reorganization with Touch Tone America, Inc., a California Corporation, ("Touch Tone"). Such agreement was subsequently amended on November 7, 1997. Touch Tone is to acquire all of the issued and outstanding shares of the Company in exchange for Touch Tone common stock which will represent approximately sixty-five percent of the resulting common stock of Touch Tone after the merger on a fully diluted basis.

                                      EXHIBIT F

                               TOUCH TONE AMERICA, INC.

                           PRO FORMA FINANCIAL INFORMATION


The following pro forma financial information is presented to reflect the purchase by Touch Tone America, Inc. ("TTA") of ORIX Global Communications, Inc. ("ORIX"). The purchase arises from an August 11, 1997 Agreement and Plan of Reorganization between the entities which was subsequently amended on November 7, 1997 and December 18, 1997. The transaction was consummated on
December 31, 1997, however, it is subject to approval by TTA shareholders.

For accounting purposes, the transaction will be accounted for as a reverse acquisition, whereby ORIX will acquire TTA. Due to the limited operations of TTA, no goodwill will be recognized as a result of the transaction. For accounting purposes, the TTA tangible assets and liabilities will be recorded at historical cost, which represents in management's opinion their fair market value. Additionally, the historical financial information of TTA does not take into account any adjustments that may be required as a result of TTA's wholly owned subsidiary, GetNet International, Inc. ("GetNet") Chapter 11 Bankruptcy filing on December 18, 1997.

The accompanying pro forma financial information includes:

     1. A Pro Forma Balance Sheet as of October 31, 1997, prepared as if the transaction occurred as of that date.

     2. A Pro Forma Statement of Operations for the year ended May 31, 1997, prepared as if the transaction occurred on June 1, 1996.

     3. A Pro Forma Statement of Operations for the five months ended October 31, 1997, prepared as if the transaction occurred on June 1, 1996.

The pro forma financial information was derived from the audited financial statements of TTA and ORIX as of May 31, 1997 and for the year then ended, as well as the October 31, 1997 unaudited financial statements of TTA and ORIX for the five months then ended.

The assumptions used in preparing the pro forma adjustments are described in the footnotes to the pro forma financial statements. However, due to the uncertainties inherent in the assumption process, it is at least reasonably possible that the assumptions might require further revision and that such revision could be material.

The pro forma financial information should be read in conjunction with the historical financial statements of TTA and ORIX which were used to prepare the pro forma financial information.

The pro forma financial information presented is not necessarily indicative of that which would have been attained had the transaction actually occurred at an earlier date nor do they present results to be obtained in the future.

                               TOUCH TONE AMERICA, INC.

                               PRO FORMA BALANCE SHEET
                                   OCTOBER 31, 1997
                                     (UNAUDITED)


                                                          HISTORICAL
                                              ----------------------------------
                                                                  ORIX GLOBAL
                                                TOUCH TONE       COMMUNICATIONS,             PRO FORMA         PRO FORMA
                                               AMERICA, INC.           INC.                 ADJUSTMENTS         COMBINED
                                              --------------     ---------------           --------------    --------------
                                                            ASSETS
CURRENT ASSETS:
   Cash                                       $         -         $        3,000           $    2,500,000    $    2,503,000
   Trade receivables, net                             70,000              80,000                     -              150,000
   Loan receivable                                      -                 34,000                     -               34,000
   Prepaid expenses                                   26,000                -                        -               26,000
   Other receivables                                    -                 41,000        (a)       (37,000)            4,000
                                              --------------     ---------------           --------------    --------------
         Total current assets                         96,000             158,000                2,463,000         2,717,000
                                              --------------     ---------------           --------------    --------------

PROPERTY AND EQUIPMENT, net                          878,000             759,000                     -            1,637,000

OTHER ASSETS:
   Intangibles, net                                  501,000                -           (b)      (501,000)             -
   Deposits                                           78,000              13,000                     -               91,000
                                              --------------     ---------------           --------------    --------------

TOTAL ASSETS                                  $    1,553,000     $       930,000           $    1,962,000    $    4,445,000
                                              --------------     ---------------           --------------    --------------
                                              --------------     ---------------           --------------    --------------


                                                    LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
   Accounts payable                           $      965,000     $       879,000           $         -       $    1,844,000
   Accrued liabilities                               483,000                -                        -              483,000
   Deferred revenues                                  58,000              25,000                     -               83,000
   Current portion of capital lease
     obligations                                      59,000                -                        -               59,000
   Due to ORIX                                        37,000                -           (a)       (37,000)             -
   Other liabilities                                 285,000                -                        -              285,000
                                              --------------     ---------------           --------------    --------------
         Total current liabilities                 1,887,000             904,000                  (37,000)        2,754,000
                                              --------------     ---------------           --------------    --------------

8% CONVERTIBLE DEBENTURE                                                                (d)     2,500,000         2,500,000

CAPITAL LEASE OBLIGATIONS                             47,000                -                        -               47,000
                                              --------------     - --------------           --------------    --------------

STOCKHOLDERS' EQUITY:
   Preferred stock                                      -                   -                        -                 -
   Common stock                                    8,437,000             529,000                     -            8,966,000
   Accumulated deficit                            (8,818,000)           (503,000)                (501,000)       (9,822,000)
                                              --------------     ---------------           --------------    --------------
         Total stockholders' equity
            (deficit)                               (381,000)             26,000                 (501,000)         (856,000)
                                              --------------     ---------------           --------------    --------------
TOTAL LIABILITIES AND
   STOCKHOLDERS' EQUITY (DEFICIT)             $    1,553,000     $       930,000           $    1,962,000    $     4,445,00
                                              --------------     ---------------           --------------    --------------
                                              --------------     ---------------           --------------    --------------


                               TOUCH TONE AMERICA, INC.

                          PRO FORMA STATEMENT OF OPERATIONS
                               YEAR ENDED MAY 31, 1997
                                     (UNAUDITED)



                                      HISTORICAL
                            --------------------------------
                                              ORIX GLOBAL
                             TOUCH TONE      COMMUNICATIONS,    PRO FORMA         PRO FORMA
                            AMERICA, INC.         INC.         ADJUSTMENTS         COMBINED
                            -------------    ---------------  -------------    ---------------

REVENUES                    $  1,992,000     $     883,000    $      -         $    2,875,000
                            -------------    ---------------  -------------    ---------------

OPERATING EXPENSES:
  Cost of services             1,990,000           547,000           -              2,537,000
  Selling, general and
    administrative             2,605,000           364,000           -              2,969,000
  Amortization,
    depreciation and             580,000            26,000    (c) (168,000)           438,000
    impairment

  Severance                      334,000             -               -                334,000
  Other                          375,000           176,000           -                551,000
                            -------------    ---------------  -------------    ---------------
                               5,884,000         1,113,000        (168,000)         6,829,000
                            -------------    ---------------  -------------    ---------------
LOSS FROM OPERATIONS          (3,892,000)         (230,000)        168,000         (3,954,000)
                            -------------    ---------------  -------------    ---------------

OTHER EXPENSES:

Interest expense                  84,000             3,000           -                 87,000
Absorbed merger and
acquisition costs                381,000             -               -                381,000
                            -------------    ---------------  -------------    ---------------
                                 465,000             3,000           -                468,000
                            -------------    ---------------  -------------    ---------------
NET LOSS                    $ (4,357,000)    $    (233,000)   $    168,000     $   (4,422,000)
                            -------------    ---------------  -------------    ---------------
                            -------------    ---------------  -------------    ---------------

NET LOSS PER SHARE                                                             $        (0.12)
                                                                               ---------------
                                                                               ---------------

WEIGHTED AVERAGE SHARES OUTSTANDING                                            (e) 37,056,099
                                                                               ---------------
                                                                               ---------------


                               TOUCH TONE AMERICA, INC.
                          PRO FORMA STATEMENT OF OPERATIONS
                          FIVE MONTHS ENDED OCTOBER 31, 1997
                                     (UNAUDITED)



                                                        HISTORICAL
                                             ----------------------------------
                                                                 ORIX GLOBAL
                                              TOUCH TONE        COMMUNICATIONS,          PRO FORMA               PRO FORMA
                                             AMERICA, INC.           INC.                ADJUSTMENTS             COMBINED
                                             -------------      ---------------         -------------         ---------------

REVENUES                                     $     611,000      $     1,845,000         $       -             $     2,456,000
                                             -------------      ---------------         -------------         ---------------

OPERATING EXPENSES:
Cost of services                                   845,000            1,221,000                 -                   2,066,000
Selling, general and
   administrative                                  792,000              660,000                 -                   1,452,000
Amortization, depreciation and
   impairment                                      155,000               82,000      (c)      (70,000)                167,000

Write off of related party
   receivable                                        -                  151,000                 -                     151,000
                                             -------------      ---------------         -------------         ---------------
                                                 1,792,000            2,114,000               (70,000)              3,836,000
                                             -------------      ---------------         -------------         ---------------
LOSS FROM OPERATIONS                            (1,181,000)            (269,000)               70,000              (1,380,000)
                                             -------------      ---------------         -------------         ---------------

OTHER INCOME (EXPENSES):
Interest income and other                           81,000                -                     -                      81,000

Interest (expense)                                  (9,000)               -                     -                      (9,000)
                                             -------------      ---------------         -------------         ---------------
                                                    72,000                -                     -                      72,000
                                             -------------      ---------------         -------------         ---------------
NET LOSS                                     $  (1,109,000)     $      (269,000)        $      70,000         $    (1,308,000)
                                             -------------      ---------------         -------------         ---------------
                                             -------------      ---------------         -------------         ---------------

NET LOSS PER SHARE                                                                                            $         (0.03)
                                                                                                              ---------------
                                                                                                              ---------------

WEIGHTED AVERAGE SHARES OUTSTANDING                                                                           (e)  37,820,980
                                                                                                              ---------------
                                                                                                              ---------------


                               TOUCH TONE AMERICA, INC.

                   NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS
                                     (UNAUDITED)


(a)  To eliminate intercompany advances.


(b) To reflect the reverse acquisition of TTA by ORIX and reflect only the tangible assets and liabilities of TTA at historical cost.

(c)  To remove amortization of GetNet goodwill.


(d) To reflect the issuance of a $2,500,000 convertible debenture for cash in conjunction with the closing of the TTA/ORIX merger.


(e)  To reflect the issuance of 33,732,980 shares of common stock to acquire
     ORIX.

                          CALIFORNIA GENERAL CORPORATION LAW

                           CHAPTER 13.  DISSENTERS' RIGHTS

1300 [SHORT FORM MERGER; PURCHASE OF SHARES AT FAIR MARKET VALUE; "DISSENTING SHARES" AND DISSENTING SHAREHOLDER].

     (a) If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision (e) OR (f) of Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split, reverse stock split, or share dividend which becomes effective thereafter.
     (b) As used in this chapter, "dissenting shares" means shares which come within all of the following descriptions:
     (1) Which were not immediately prior to the reorganization or short-form merger either (A) listed on any national securities exchange certified by the Commissioner of Corporations

1302 [DISSENTING SHARES, STAMPING OR ENDORSING]

     Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certified securities, the shareholder's certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase, upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares. (Last amended by Ch. 766, L. '86, eff. 1-1-87).

1303 [DISSENTING SHAREHOLDER ENTITLED TO AGREED PRICE WITH INTEREST; TIME OF PAYMENT].

     (a) If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgements from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

     (b) Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in case of certified securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement. (Last amended by Ch. 766, L. '86, eff. 1-1-87).

1304 [DISSENTERS ACTIONS; JOINDER; CONSOLIDATION; APPOINTMENT OF APPRAISERS]

     (a) If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.
     (b) Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.
     (c) On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.

1305 [APPRAISERS DUTY AND REPORT; COURT JUDGEMENT; PAYMENT; APPEAL; COSTS OF ACTION].

     (a) If the court appoints an appraiser or appraisers, they shall proceed forthwith to determine the fair market value per share. Within the time fixed by the court, the appraisers, or a majority of them, shall make and file a report in the office of the clerk of the court. Thereupon, on the motion of any party, the report shall be submitted to the court and considered on such evidence as the court considers relevant. If the court finds the report reasonable, the court may confirm it.
     (b) If a majority of the appraisers appointed fail to make and file a report within 10 days from the date of their appointment or within such further time as may be allowed by the court or the report is not confirmed by the court, the court shall determine the fair market value of the dissenting shares.
     (c) Subject to the provisions of Section 1306, judgment shall be rendered against the corporation for payment of an amount equal to the fair market value of each dissenting share multiplied by the number of dissenting shares which any dissenting shareholder who is a party, or who has intervened, is entitled to require the corporation to purchase, with interest thereon at the legal rate from the date on which judgment was entered.

     (d) Any such judgment shall be payable forthwith with respect to uncertificated securities and, with respect to certificated securities, only upon the endorsement and delivery to the corporation of the certificates for the shares described in the judgment. Any party may appeal from the judgment.
     (e) The costs of the action, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable, but, if the appraisal exceeds the price offered by the corporation, the corporation shall pay the costs (including in the discretion of the court attorneys' fees, fees of expert witnesses and interest at the legal rate on judgments from the date of compliance with Sections 1300, 1301 and 1302 if the value awarded by the court for the shares is more than 125 percent of the price offered by the corporation under subdivision (a) of Section
1301). (Last amended by Ch. 766 L. '86, eff. 1-1-87.)
     COMMENT: To encourage fair treatment of dissenters, prior law requires the corporation to pay the costs of an appraisal action if the appraisal amount exceeds the price offered by the corporation. This subdivision expands that policy to provide that in the event the appraisal is more than 125% of the price offered by the corporation the corporation MAY be required in the discretion of the court, to pay, in addition to the costs, attorneys' and other fees, as well as interest thereon.

1306 [DISSENTING SHAREHOLDERS: EFFECT OF PREVENTION OF PAYMENT OF FAIR MARKET VALUE].

     To the extent that the provisions of Chapter 5 prevent the payment to any holders of dissenting shares of their fair market value, they shall become creditors of the corporation for the amount thereof together with interest at the legal rate on judgments until the date of payment, but subordinate to all other creditors in any liquidation proceeding, such debt to be payable when permissible under the provisions of Chapter 5.
     SOURCE: NEW.
     COMMENT: Chapter 5 protects creditors of the corporation and certain classes of shareholders from distributions detrimental to their interests. This section extends the prohibitions of Chapter 5 to distributions resulting from corporate purchases of dissenting shares.
     If the purchase of dissenting shares is prohibited by Chapter 5, holders of dissenting shares so affected becomes creditors of the corporation until payment is permissible under those provisions. Given the nature of their creditor status, the holders of dissenting shares who are creditors of the corporation pursuant to this section are subordinate to all other creditors in the event of any liquidation proceedings.

1307 [DISSENTING SHARES, DISPOSITION OF DIVIDENDS].

     Cash dividends declared and paid by the corporation upon the dissenting shares after the date of approval of the reorganization by the outstanding shares (Section 152) and prior to payment for the shares by the corporation shall be credited against the total amount to be paid by the corporation therefor.

1308 [DISSENTING SHARES, RIGHTS AND PRIVILEGES]

     Except as expressly limited in this chapter, holders of dissenting shares continue to have all the rights and privileges incident to their shares, until the fair market value of their shares is agreed upon or determined. A dissenting shareholder may not withdraw a demand for payment unless the corporation consents thereto.

1309 [DISSENTING SHARES, LOSS OF STATUS]

     Dissenting shares lose their status as dissenting shares and the holders thereof cease to be dissenting shareholders and cease to be entitled to require the corporation to purchase their shares upon the happening of any of the following:
     (a) The corporation abandons the reorganization. Upon abandonment of the reorganization, the corporation shall pay on demand to any dissenting shareholder who has initiated proceedings in good faith under this chapter all necessary expenses incurred in such proceedings and reasonable Attorneys' fees.
     (b) The shares are transferred prior to their submission for endorsement in accordance with Section 1302 or are surrendered for conversion into shares of another class in accordance with the articles.
     (c) The dissenting shareholder and the corporation do not agree upon the status of the shares as dissenting shares or upon the purchase price of the shares, and neither files a complaint or intervenes in a pending action as provided in Section 1304, within six months after the date on which notice of the approval by the outstanding shares or notice pursuant to subdivision (i) of
Section 1110 was mailed to the shareholder.
     (d) The dissenting shareholder, with the consent of the corporation, withdraws the shareholder's demand for purchase of the dissenting shares.

1310 [SUSPENSION OF CERTAIN PROCEEDINGS WHILE LITIGATION IS PENDING].

     If litigation is instituted to test the sufficiency or regularity of the votes of the shareholders in authorizing a reorganization, any proceedings under Sections 1304 and 1305 shall be suspended until final determination of such litigation.

1311 [CHAPTER INAPPLICABLE TO CERTAIN CLASSES OF SHARES].

     This chapter, EXCEPT SECTION 1312, does not apply to classes of shares whose terms and provisions specifically set forth the amount to be paid in respect to such shares in the event of a reorganization or merger. (Last amended by Ch. 919, L. '88, eff. 1-1-89.)

1312 [VALIDITY OF REORGANIZATION OR SHORT FORM MERGER, ATTACK ON; SHAREHOLDERS' RIGHTS; BURDEN OF PROOF].

     (a) No shareholder of a corporation who has a right under this chapter to demand payment of cash for the shares held by the shareholder shall have any right at law or in equity to attack the validity of the reorganization or short-form merger, or to have the reorganization or short-form merger set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the reorganization have been legally voted in favor thereof; but any holder of shares of a class whose terms and provisions specifically set forth the amount to be paid in respect to them in the event of a reorganization or short-form merger is entitled to payment in accordance with those terms and provisions OR, IF THE PRINCIPAL TERMS OF THE REORGANIZATION ARE APPROVED PURSUANT TO SUBDIVISION (b) OF SECTION 1202, IS ENTITLED TO PAYMENT IN ACCORDANCE WITH THE TERMS AND PROVISIONS OF THE APPROVED REORGANIZATION.

     (b) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, subdivision (a) shall not apply to any shareholder of such party who has not demanded payment of cash for such shareholder's shares pursuant to this chapter; but if the shareholder institutes any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, the shareholder shall not thereafter have any right to demand payment of cash for the shareholder's shares pursuant to this chapter. The court in any action attacking the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded shall not restrain or enjoin the consummation of the transaction except upon 10 days, prior notice to the corporation and upon a determination by the court that clearly no other remedy will adequately protect the complaining shareholder or the class of shareholders of which such shareholder is a member.
     (c) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, in any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, (1) a party to a reorganization or short-form merger which controls another party to the reorganization or short-form merger shall have the burden of proving that the transaction is just and reasonable as to the shareholders of the controlled party, and (2) a person who controls two or more parties to a reorganization shall have the burden of proving that the transaction is just and reasonable as to the shareholders of any party so controlled. (Last amended by Ch. 919, L. '88, eff. 1-1-89.)

---------------------
Ch. 919, L. '88, eff. 1-1-89, added matter in italic